UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Weatherford International Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April —, 2012

You are cordially invited to join us at the 2012 Annual General Meeting of Shareholders of Weatherford International Ltd. to be held at 9:00 A.M. (Swiss time) on Wednesday, May 23, 2012, in Zurich, Switzerland. The Annual General Meeting will be held at the Dolder Grand Hotel located at Kurhausstrasse 65, 8032 Zurich, Switzerland.

The notice of meeting and proxy statement that follow this letter describe the business to be conducted at the Annual General Meeting.

Your vote is important. Whether or not you plan to attend the Annual General Meeting, we strongly encourage you to provide your proxy on the enclosed proxy card at your earliest convenience.

Thank you for your cooperation and support.

Sincerely,

Bernard J. Duroc-Danner

Chairman of the Board,

President and

Chief Executive Officer

Weatherford International Ltd.

Notice of Annual General Meeting of Shareholders

DATE AND TIME:	May 23, 2012, 9:00 A.M. (Swiss time)
PLACE:	The Dolder Grand Hotel
Kurhausstrasse 65
8032 Zurich, Switzerland

AGENDA ITEMS:

1.  Approve the 2011 Annual Report, the Consolidated Financial Statements for fiscal year 2011 and the Statutory Financial Statements of Weatherford International Ltd. (“Weatherford Switzerland”) for fiscal year 2011.

Recommendation of the Board of Directors: FOR

Your Board of Directors recommends that Shareholders approve the 2011 Annual Report, the consolidated financial statements for fiscal year 2011 and the statutory financial statements for fiscal year 2011.

2.  Discharge of the Board of Directors and executive officers from liability for the year ended December 31, 2011.

Recommendation of the Board of Directors: FOR

Your Board of Directors recommends that Shareholders discharge the members of the Board of Directors and the executive officers from liability for the year ended December 31, 2011.

3.  Elect directors.

Recommendation of the Board of Directors: FOR each nominee

Your Board of Directors recommends that Shareholders elect the following nominees as directors of the Company to hold office until the 2013 Annual General Meeting: Dr. Bernard J. Duroc-Danner, Dr. Samuel W. Bodman, III, Mr. Nicholas F. Brady, Mr. David J. Butters, Mr. William E. Macaulay, Mr. Robert K. Moses, Jr., Dr. Guillermo Ortiz, Sir Emyr Jones Parry and Mr. Robert A. Rayne.

4.  Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm and re-elect Ernst & Young Ltd, Zurich as Weatherford Switzerland’s statutory auditor.

Recommendation of the Board of Directors: FOR

Your Board of Directors recommends that Shareholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012 and re-elect Ernst & Young Ltd, Zurich as Weatherford Switzerland’s statutory auditor for the year ending December 31, 2012.

5.  Approve amendments to the Articles of Association to extend the Board’s authority to issue shares from the Company’s authorized share capital to May 23, 2014 and to increase issuable authorized capital to an amount equal to 50% of current stated capital.

Recommendation of the Board of Directors: FOR

Your Board of Directors recommends that Shareholders approve amendments to the Company’s Articles of Incorporation to extend the authorization of the Board of Directors to issue shares from the Company’s authorized share capital to May 23, 2014 and to increase issuable authorized capital to an amount equal to 382,386,611 shares, or CHF 443,568,468.76, which corresponds to 50% of current stated capital.

6.  Approve an amendment to the Company’s 2010 Omnibus Incentive Plan (the “Plan”) to increase the number of shares authorized for issuance under the Plan.

Recommendation of the Board of Directors: FOR

Your Board of Directors recommends that Shareholders approve an amendment of the Plan to increase the number of shares authorized for issuance under the Plan from 10,144,000 to 28,144,000 shares.

7. Adopt an advisory resolution approving the compensation of the named executive officers.

Recommendation of the Board of Directors: FOR

Your Board of Directors recommends that Shareholders adopt the advisory resolution regarding the compensation of the named executive officers contained in the attached proxy statement.

8.  Any other matters that may properly come before the meeting.

Organizational Matters

We have established the close of business on May 2, 2012 as the record date for determining the registered shareholders entitled to attend, vote or grant proxies to vote at the meeting or any adjournments or postponements of the meeting.

A copy of this proxy statement and enclosed proxy card are being sent to each shareholder registered in our share register as of March 30, 2012. Any additional shareholders who are registered in our share register on our record date of May 2, 2012 will receive a copy of these proxy materials after May 2, 2012.

Shareholders not registered in our share register as of May 2, 2012 will not be entitled to attend, vote or grant proxies to vote at the Annual General Meeting.

No shareholder will be entered in our share register as a shareholder with voting rights between the close of business on May 2, 2012 and the opening of business on the day following the Annual General Meeting. American Stock Transfer & Trust Company LLC, as transfer agent, maintains our share register and will, however, continue to register transfers of our registered shares in the share register in its capacity as transfer agent during this period.

All shareholders registered in our share register at the close of business on the record date of May 2, 2012 have the right to attend the Annual General Meeting and vote their shares. However, to ensure your representation at the Annual General Meeting, we request that you grant your proxy to vote on each of the proposals in this notice and any other matters that may properly come before the meeting to either (1) Mr. Joseph C. Henry or, failing him, Dr. Bernard J. Duroc-Danner or (2) Mr. Daniel Grunder, acting as independent proxy, by completing, signing, dating and returning the enclosed proxy card to arrive no later than May 23, 2012, whether or not you plan to attend.

If you are present at the Annual General Meeting, you may revoke your proxy and vote in person only if you (1) present yourself in person to our Secretary at the entrance of the meeting no later than one hour prior to the start of the Annual General Meeting, (2) declare your intent to revoke your proxy and cast your vote in person at the Annual General Meeting and (3) apply with the Secretary for the remittance of the necessary voting documentation upon presentation of documents evidencing your position as shareholder as of the May 2, 2012 record date.

Shares of holders who have timely submitted a properly executed proxy card by mail and specifically indicated their votes will be voted as indicated. If you properly give a proxy but do not indicate which proxy you wish to appoint, Mr. Joseph C. Henry or, failing him, Dr. Bernard J. Duroc-Danner will vote your shares in accordance with your instructions. If you properly give a proxy but do not indicate how you wish to vote (irrespective of which person to whom your proxy has been granted), your proxy will vote your shares in accordance with the proposals of our Board of Directors. If any other matters properly come before the Annual General Meeting, your proxy will have the discretion to vote on these matters in accordance with the proposal of the Board of Directors.

Most of our individual beneficial owners hold their shares through a brokerage account and therefore are not named in our share registry. Shareholders who hold their shares through a broker or other nominee (in “street name”) must vote their shares in the manner prescribed by their broker or other nominee. Shareholders who hold their shares in this manner and wish to vote in person at the meeting must obtain a valid proxy from the organization that holds their shares. This may be very difficult for an individual shareholder to do, so individual shareholders holding in street name are strongly encouraged to submit their proxy to their broker, who in turn will vote in accordance with their directions.

We may accept a proxy by any form of communication permitted by Swiss law and our Articles of Association (“Articles”).

Proxy Holders of Deposited Shares

Institutions subject to the Swiss Federal Law on Banks and Savings Banks as well as professional asset managers who hold proxies for beneficial owners who did not grant proxies to the persons named on the proxy card are kindly asked to inform Weatherford Switzerland of the number and par value of the registered shares they represent as soon as possible, but no later than 9:00 a.m. (Swiss time) on the day of the Annual General Meeting, at the admission office for the Annual General Meeting.

Annual Report, Consolidated Financial Statements

The 2011 Annual Report on Form 10-K and the audited consolidated financial statements of Weatherford International Ltd. for the year ended December 31, 2011 and accompanying auditors’ report have been filed with the U.S. Securities and Exchange Commission (which we refer to in this proxy statement as the SEC). Complete copies of these materials are available on our website at www.weatherford.com and will be made available for inspection by the shareholders of Weatherford International Ltd. at our principal executive offices in Switzerland, located at 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland, telephone number +41 22.816.1500, beginning May 2, 2012. Any record shareholder may obtain a copy of these documents free of charge by contacting our U.S. Investor Relations Department in writing at 2000 St. James Place, Houston, Texas 77056 or by telephone at +1 (713) 836-4000.

By Order of the Board of

Directors

Joseph C. Henry

Corporate Secretary

Geneva, Switzerland

April —, 2011

INFORMATION ABOUT THE MEETING AND VOTING	1
AGENDA ITEM 1	5
Approve the 2011 Annual Report, the Consolidated Financial Statements of the Company for Fiscal Year 2011 and the Statutory Financial Statements of Weatherford Switzerland for Fiscal Year 2011	5
AGENDA ITEM 2	5
Discharge of the Board of Directors and Executive Officers From Liability for the Year Ended December 31, 2011	5
AGENDA ITEM 3	6
Elect Directors	6
Committees and Meetings of the Board	9
Audit Committee Report	11
Board Compensation	12
Corporate Governance Matters	14
AGENDA ITEM 4	16
Ratify Independent Registered Public Accounting Firm and Re-Elect Statutory Auditor	16
AGENDA ITEM 5	18
Approve an Extension of the Board’s Authority to Issue Shares from Authorized Share Capital and An Increase in Issuable Authorized Capital	18
AGENDA ITEM 6	19
Approve an Amendment to the Weatherford International Ltd. 2010 Omnibus Incentive Plan to Increase Shares Authorized for Issuance	19
AGENDA ITEM 7	25
Adopt an Advisory Resolution Approving Executive Compensation	25
SHARE OWNERSHIP	26
Shares Owned by Directors and Executive Officers	26
Shares Owned by Certain Beneficial Holders	27
EXECUTIVE OFFICERS	28
Related Person Transactions	29
EXECUTIVE COMPENSATION	29
Compensation Discussion and Analysis (“CD&A”)	29
Summary Discussion	29
Compensation Governance	36
Components of our Executive Compensation Program	41
Compensation Committee Report	49
Compensation Committee Interlocks and Insider Participation	49
Summary Compensation Table	50
Grants of Plan-Based Awards in 2011	52
Potential Payments Upon Termination or Change of Control	53
Outstanding Equity Awards at December 31, 2011	58
Option Exercises And Restricted Shares\Units Vested in 2011	59
Pension Benefits	59
Nonqualified Deferred Compensation	60
Equity Compensation Plan Information	61
OTHER INFORMATION	62
Incorporation by Reference	62
Section 16(a) Beneficial Ownership Reporting Compliance	62
Proposals by Shareholders	62
Other Business	63
Householding	63
Additional Information Available	63

WEATHERFORD INTERNATIONAL LTD.

PROXY STATEMENT

INFORMATION ABOUT THE MEETING AND VOTING

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be Held on May 23, 2012: This proxy statement, our Annual Report on Form 10-K and our 2011 Annual Report are available at: http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16119.

Date and Time:	Wednesday, May 23, 2012, at 9:00 a.m. (Swiss time)

Place:	The Dolder Grand Hotel, Kurhausstrasse 65, 8032 Zurich, Switzerland

General:	In this proxy statement, “Weatherford,” the “Company,” “we,” “us” and “our” refer to Weatherford International Ltd., a Swiss corporation, and, prior to February 26, 2009, to Weatherford International Ltd., a Bermuda exempted company, which, as of that date, became an indirect, wholly owned subsidiary of Weatherford International Ltd., a Swiss joint-stock corporation.

This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about April •, 2011.

Our principal executive offices in Switzerland are located at 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland, and our telephone number there is +41.22.816.1500.

References to “$” in this proxy statement are references to United States dollars, and references to “CHF” are references to Swiss francs.

References to our “shares” or our “registered shares” in this proxy statement are references to our Registered Shares, par value CHF 1.16 per share.

Agenda:	At the Annual General Meeting, shareholders will be asked to vote on the following agenda items:

• Item 1: Approve the 2011 Annual Report, the Consolidated Financial Statements for fiscal year 2011 and the Statutory Financial Statements of Weatherford International Ltd. (“Weatherford Switzerland”) for fiscal year 2011.

• Item 2: Discharge the Board of Directors and executive officers from liability for the year ended December 31, 2011.

• Item 3: Elect directors.

• Item 4: Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm and re-elect Ernst & Young Ltd, Zurich as Weatherford Switzerland’s statutory auditor.

• Item 5: Approve amendments to the Company’s Articles of Association to extend the authorization of the Board of Directors to issue shares from authorized share capital to May 23, 2014 and to increase issuable authorized capital to an amount equal to 50% of current stated capital.

• Item 6: Approve an amendment to the Company’s 2010 Omnibus Incentive Plan (the “Plan”) to increase the number of shares authorized for issuance under the Plan.

• Item 7: Adopt an advisory resolution approving the compensation of the named executive officers.

• Any other matters that may properly come before the meeting.

Who Can Vote:	All shareholders registered in our share register at the close of business on the record date of May 2, 2012 have the right to attend the Annual General Meeting and vote their shares. Such shareholders are entitled to one vote per registered share at the Annual General Meeting.

Proxies Solicited By:	Your vote and proxy are being solicited by our Board of Directors in favor of (1) Mr. Joseph C. Henry or, failing him, Dr. Bernard J. Duroc-Danner or (2) Mr. Daniel Grunder, acting as independent proxy, for use at the Annual General Meeting. This proxy statement and enclosed proxy card are being sent on behalf of our Board of Directors to all shareholders beginning on or about April —, 2012.

How to Vote:	If you are a record shareholder, you may authorize the persons named on the proxy card to vote your shares according to your instructions by completing, signing, dating and returning the enclosed proxy card for arrival no later than May 21, 2012. See “Quorum/Voting” as to the effect of broker non-votes.

Shareholders who hold their shares through a broker or other nominee (in “street name”) must vote their shares in the manner prescribed by their broker or other nominee. Shareholders who hold their shares in this manner and wish to vote in person at the meeting must obtain a valid proxy from the organization that holds their shares.

Proxies:	A copy of this proxy statement and enclosed proxy card are being sent to each shareholder registered in our share register as of March 30, 2012. Any additional shareholders who are registered in our share register on our record date of May 2, 2012 will receive a copy of these proxy materials after May 2, 2012. Shareholders not registered in our share register as of May 2, 2012 will not be entitled to attend, vote or grant proxies to vote at the Annual General Meeting. No shareholder will be entered in our share register as a shareholder with voting rights between the close of business on May 2, 2012 and the opening of business on the day following the Annual General Meeting. American Stock Transfer & Trust Company LLC, as agent, which maintains our share register, will, however, continue to register transfers of our registered shares in the share register in its capacity as transfer agent during this period.

We request that you grant your proxy to vote on each of the proposals in this notice and any other matters that may properly come before the meeting to either (1) Mr. Joseph C. Henry or, failing him, Dr. Bernard J. Duroc-Danner or (2) Mr. Daniel Grunder, acting as independent proxy, by completing, signing, dating and returning the enclosed proxy card to arrive no later than May 21, 2012, whether or not you plan to attend.

Shares of holders who have timely submitted a properly executed proxy card by mail and specifically indicated their votes will be voted as indicated. If you properly give a proxy but do not indicate which proxy you wish to appoint, Mr. Joseph C. Henry or, failing him, Dr. Bernard J. Duroc-Danner will vote your shares in accordance with your instructions. If you properly give a proxy but do not indicate how you wish to vote (irrespective of which person to whom your proxy has been granted), your proxy will vote your shares in accordance with the proposals of our Board of Directors. If any other matters properly come before the Annual General Meeting, your proxy will have the discretion to vote on these matters in accordance with the proposal of the Board of Directors.

We may accept a proxy by any form of communication permitted by Swiss law and our Articles.

Revoking Your Proxy:	You may revoke your proxy by:

• writing to the Secretary at 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland for arrival by May 21, 2012;

• submitting a later-dated proxy via mail to arrive by May 21, 2012; or

• (1) presenting yourself in person to our Secretary at the entrance of the meeting no later than one hour prior to the start of the Annual General Meeting, (2) declaring your intent to revoke your proxy and cast your vote in person at the Annual General Meeting and (3) applying with the Secretary for the remittance of the necessary voting documentation upon presentation of documents evidencing your position as shareholder as of the record date of May 2, 2012.

You may not revoke a proxy simply by attending the Annual General Meeting. To revoke a proxy, you must take one of the actions described above.

Outstanding Shares:	As of March 30, 2012, there were 759,314,004 registered shares issued and entitled to vote. We do not expect the number of such shares to be materially different on the record date.

Quorum/Voting:	The presence in person or by proxy of at least one-third of the registered shares entitled to vote will form a quorum. Under Swiss law, treasury shares are not counted for purposes of determining whether a quorum is present and treasury shares are not entitled to vote. If you have properly given a proxy by mail, your shares will count toward the quorum, and the persons named on the proxy card will vote your shares as you have instructed. See “Proxies.”

Pursuant to Swiss law and our Articles, the following are counted for quorum purposes but are not included in the determination of the registered shares voting on the proposals: (1) registered shares represented at the Annual General Meeting for which votes are withdrawn or withheld on any matter; (2) registered shares that are represented by “broker non-votes” (i.e., registered shares held by brokers that are represented at the Annual General Meeting but with respect to which the broker is not empowered to vote on a particular proposal); and (3) registered shares for which the holder abstains from voting or submits blank or invalid ballots on any matter.

If you are a beneficial shareholder and your broker holds your shares in its name (in “street name”), the broker is permitted to vote your shares with respect to “routine” proposals, even if the broker does not receive voting instructions from you. However, your broker may not vote your shares with respect to “non-routine” proposals. Proxies submitted by brokers without instructions from customers for non-routine matters are referred to as “broker non-votes.” Under the rules of the New York Stock Exchange (“NYSE”), Proposals 3 (election of directors), 6 (approval of an amendment to the Plan) and 7 (approval of executive compensation advisory resolution) are non-routine proposals. Accordingly, if you hold your shares in “street name,” your broker will not be able to vote your shares in these matters unless your broker receives voting instructions from you.

Approval of each of the proposals to be presented at the Annual General Meeting, other than Proposal 5 (amendment of the Articles to extend Board authority to issue shares from authorized share capital and increase authorized share capital), requires the affirmative vote of a “relative majority” of the shareholders voting on the matter at the Annual General Meeting. A “relative majority” means a majority of the votes actually cast for or against the matter being determined, disregarding abstentions, “broker non-votes,” blank or invalid ballots and withdrawn votes.

Approval of Proposal 5 requires a qualified majority vote of at least two-thirds of the voting rights of the shareholders voting on the matter at the Annual General Meeting (which must also represent an absolute majority of the par value of the shares represented at the meeting).

Multiple Proxy Cards:	If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should complete and return each of the proxy cards to ensure that all of your shares are voted.

Cost of Proxy Solicitation:	We have retained Phoenix Advisory Services to solicit proxies from our shareholders at an estimated fee of $20,000, plus expenses. Some of our directors, officers and employees may solicit proxies personally, without any additional compensation, by telephone or mail. Proxy materials also will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names. All costs of proxy solicitation will be borne by the Company.

Questions:	You may call our proxy solicitor, Phoenix Advisory Services, at (877) 578-5038, or our U.S. Investor Relations Department at +1 (713) 836-4000 or email us at investor.relations@weatherford.com if you have any questions or need directions to be able to attend the meeting and vote in person.

PLEASE VOTE — YOUR VOTE IS IMPORTANT

AGENDA ITEM 1

APPROVE THE 2011 ANNUAL REPORT, THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR FISCAL YEAR 2011 AND THE STATUTORY FINANCIAL STATEMENTS OF WEATHERFORD SWITZERLAND

FOR FISCAL YEAR 2011

The Board of Directors recommends that you vote “for” this proposal.

This proposal is made to comply with Swiss corporate legal requirements. Under Swiss law, the Annual Report, annual consolidated financial statements and statutory financial statements must be submitted to the shareholders for approval at each annual general meeting.

At the 2012 Annual General Meeting, our shareholders will be asked to approve the 2011 Annual Report, the consolidated financial statements of the Company for the year ended December 31, 2011 and the statutory financial statements of the Company for the year ended December 31, 2011. On a standalone, unconsolidated basis, Weatherford Switzerland recorded a net loss of CHF 91,381 million for the year ended December 31, 2011. The balance sheet loss of CHF 193,444 million will be carried forward.

Our consolidated financial statements for the year ended December 31, 2011 and our statutory financial statements that are required under Swiss law are contained in our 2011 Annual Report, which was mailed to all of our shareholders with this proxy statement. These materials are also available on our website at www.weatherford.com and are available for physical inspection at our offices located at 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland. The 2011 Annual Report also contains, among others, information on our business and financial situation, information relating to corporate governance as required by the SIX Swiss Exchange directive on corporate governance, and the reports of Ernst & Young Ltd, Zurich, the Company’s auditors pursuant to the Swiss Code of Obligations, on the Company’s consolidated financial statements for fiscal year 2011 and statutory financial statements for fiscal year 2011.

The affirmative vote of a relative majority of the votes cast at the Annual General Meeting is required to approve this proposal. If you properly give a proxy but do not indicate how you wish to vote, the persons named on the proxy card will vote for the proposal. Abstentions, “broker non-votes,” blank or invalid ballots and withdrawals will not be counted as a vote for or against the proposal and therefore will not affect the result of the vote.

AGENDA ITEM 2

DISCHARGE OF THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS FROM LIABILITY FOR THE YEAR ENDED DECEMBER 31, 2011

The Board of Directors recommends that you vote “for” this proposal.

This proposal is made under Swiss corporate law and in accordance with Swiss custom and practice.

At the 2012 Annual General Meeting, our shareholders will be asked to discharge the members of the Board of Directors and executive officers from liability for acts or omissions during the year ended December 31, 2011.

As is customary for Swiss corporations and in accordance with article 698, para. 2, item 5 of the Swiss Code of Obligations, shareholders are requested to discharge the members of the Board of Directors and our executive officers from liability for the year ended December 31, 2011. If approved, the discharge binds the Company and all shareholders who voted in favor of the proposal (or who subsequently acquired our shares with knowledge that shareholders have approved a discharge) and is effective only with respect to facts that have been disclosed to the shareholders.

The affirmative vote of a relative majority of the votes cast at the Annual General Meeting is required to approve this proposal. If you properly give a proxy but do not indicate how you wish to vote, the persons named on the proxy card will vote for the proposal. Abstentions, “broker non-votes,” blank or invalid ballots and withdrawals will not be counted as a vote for or against the proposal. Members of the Board and executive officers are not entitled to vote on this proposal and therefore will not affect the result of the vote.

AGENDA ITEM 3

ELECT DIRECTORS

The Board of Directors recommends that you vote “for” each of these nominees for director.

The Company’s Board of Directors has nominated nine directors to be elected at the Annual General Meeting. Each director elected will hold office until the 2013 Annual General Meeting or until his successor is elected or his office is otherwise vacated.

The nominees for election as director and their ages as of March 31, 2012, are:

Name	Age	Director Since
Bernard J. Duroc-Danner	58	1988
Samuel W. Bodman, III	73	2010
Nicholas F. Brady	81	2004
David J. Butters	71	1984
William E. Macaulay	66	1998
Robert K. Moses, Jr.	71	1998
Guillermo Ortiz	63	2010
Emyr Jones Parry	64	2010
Robert A. Rayne	63	1987

If you properly submit a proxy but do not indicate how you wish to vote, the persons named on the proxy card will vote for all of the listed nominees for director. The nominees receiving the affirmative vote of a relative majority of the votes cast at the Annual General Meeting will be elected as directors. Abstentions, “broker non-votes,” blank or invalid ballots and withdrawals will not be counted as a vote for or against the proposal.

All of our nominees have consented to serve as directors. Our Board of Directors has no reason to believe that any of the nominees will be unable to act as a director.

Director Biographies

Bernard J. Duroc-Danner joined EVI, Inc., Weatherford’s predecessor company, at its inception in May 1987 and was directly responsible for the growth of EVI, Inc.’s oilfield service and equipment business. He has directed the growth of the Company since that time. He was elected EVI’s President and Chief Executive Officer in 1990. Subsequent to the merger of EVI, Inc. with Weatherford Enterra, Inc. on May 27, 1998, Dr. Duroc-Danner was elected as our Chairman of the Board. Dr. Duroc-Danner’s family has been in the oil business for two generations. He holds an M.B.A. and a Ph.D. in Economics from Wharton (University of Pennsylvania). Prior to the start-up of EVI, Dr. Duroc-Danner held positions at Arthur D. Little Inc. and Mobil Oil Inc. Dr. Duroc-Danner is a director of LMS Capital (an investment company). Dr. Duroc-Danner also serves on the National Petroleum Council and is a member of the Society of Petroleum Engineers. Dr. Duroc-Danner was the recipient of Ernst & Young’s 2008 Entrepreneur of the Year in Energy, Chemicals and Mining category. During the past five years, Dr. Duroc-Danner also was a director of Helix Energy Solutions Group, Inc., a marine contractor and operator of offshore oil and gas properties and production facilities, Parker Drilling Company, an offshore drilling company, Cal Dive International, Inc., a company engaged in subsea services in the Gulf of Mexico, Universal Compression Holdings, Inc., a natural gas compression service company, and Dresser, Inc., a provider of engineered equipment and services primarily for the energy industry. The Board has concluded that Dr. Duroc-Danner should be re-elected for an additional term because of his educational background, depth of knowledge of the oilfield service industry, domestically and internationally, and previous experience in successfully leading and expanding the Company’s business. As President and Chief Executive Officer, Dr. Duroc-Danner serves as an important link between senior management and the Board, and he brings to the Board an invaluable perspective in strategic planning for the future growth of the Company.

Samuel W. Bodman, III was the United States Secretary of Energy from January 2005 to January 2009, the Deputy Secretary of the Treasury from February 2004 to January 2005 and the Deputy Secretary of Commerce from June 2001 to February 2004. Prior to that time, Dr. Bodman was chairman, chief executive officer and a director of Cabot Corporation, a global producer of specialty chemicals and materials. Dr. Bodman is currently a director of Hess Corporation (an exploration and production company) and AES Corporation (a global power company), and also serves as a trustee of Cornell University and the Massachusetts Institute of Technology. During the past five years, Dr. Bodman also was a director of E.I. duPont de Nemours and Company (a science-based products and services company). Dr. Bodman received a B.S. in Chemical Engineering from Cornell University and Sc.D. from the Massachusetts Institute of Technology. The Board has concluded that Dr. Bodman should be re-elected for an additional term because he will bring to the Board extensive government, director and executive experience, as well as industry knowledge and a valuable global business perspective.

Nicholas F. Brady has been the Chairman of Darby Overseas Investments, Ltd., an investment firm, since 1994. Mr. Brady is Chairman of Franklin Templeton Investment Funds (an international investment management company), and a director of Hess Corporation (an exploration and production company) and Holowesko Partners Ltd. (investment management companies). Mr. Brady is a former Secretary of the United States Department of the Treasury (1988-1993), a former Chairman of the Board of Dillon Read & Co. Inc. (investment banking) (1970-1988) and a former Chairman of Purolator, Inc. (filtration products) (1971-1987). Mr. Brady also represented the state of New Jersey as a member of the United States Senate (1982). During the past five years, Mr. Brady also was a director of C2, Inc., a provider of third-party logistic services, Templeton Emerging Markets Investment Trust PLC and Templeton Capital Advisors Ltd., an investment management company, and director or trustee, as the case may be, of a number of investment companies in the Franklin Templeton Group of Funds. Mr. Brady holds a B.A. from Yale University and an M.B.A. from Harvard Business School. During his career in public and private sector service, Mr. Brady acquired financial, managerial and investment banking experience, international public policy knowledge and relationships in business and government. The Board has concluded that Mr. Brady should be re-elected for an additional term because his educational background and extensive experience in the public and private sectors are assets to the Board of Directors in carrying out its duties.

David J. Butters has been Chairman, President and Chief Executive Officer of Navigator Holdings, Ltd., an international shipping company the principle business of which is the transport of liquefied petroleum gas, since September 2008 and has been Chairman and President of Navigator Holdings since August 2006. From 1969 to September 2008, Mr. Butters was a Managing Director of Lehman Brothers Inc., an investment banking company. Mr. Butters is currently Chairman of the Board of Directors of GulfMark Offshore, Inc. (a provider of marine support and transportation services to companies involved in the exploration and production of oil and natural gas), and Chairman of the Board of Directors of ACOL Tankers Ltd. (an oil tanker company). During the past five years, Mr. Butters also was a director of Grant Prideco, Inc., a provider of drill pipe and other drill stem products, and TransMontaigne Inc., a refined petroleum products distribution and supply company. Mr. Butters holds a B.S. from Boston College and an M.B.A. from Columbia University Business School. The Board has concluded that Mr. Butters should be re-elected for an additional term because his education, background in finance and institutional knowledge of the Company provide the Board with a valuable perspective in making decisions and planning for the Company’s future.

William E. Macaulay is the Chairman and, since 1983, Chief Executive Officer of First Reserve Corporation, a private equity investment firm focused on the energy industry, where he is responsible for all aspects of the firm’s investment program and strategy, and the overall management of the firm. Mr. Macaulay served as a director of Weatherford Enterra from October 1995 to May 1998. He also serves as Chairman of the Board of Dresser-Rand Group, Inc., a supplier of compression and turbine equipment to the oil, gas, petrochemical and industrial process industries, and as a director of Glencore International plc, a multinational mining and commodities trading company headquartered in Baar, Switzerland. Previously, Mr. Macaulay served as Chairman of the Board of Foundation Coal Holdings, Inc., a coal company, and as a director of Dresser, Inc., a provider of equipment and services in global energy infrastructures, National Oilwell Varco, an international provider of drillings systems and associated services to the oil and gas exploration and production industry, and Pride International, a contract drilling and related services company. Mr. Macaulay holds a B.B.A. from City College of New York and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Macaulay also served as Director of Corporate Finance for Oppenheimer & Co., Inc., where he worked from 1972 to 1982. The Board has concluded that Mr. Macaulay should be re-elected for an additional term because his education, financial experience and extensive knowledge of the oilfield service industry are important assets to the Board in its decision-making process and in strategic planning.

Robert K. Moses, Jr. has been a private investor, principally in the oil and gas exploration and oilfield services business in Houston, Texas, for more than the past five years. He served as Chairman of the Board of Directors of Weatherford Enterra from May 1989 to December 1992 and as a director of Weatherford Enterra from December 1992 to May 1998. During the past five years, Mr. Moses also was a director of Grant Prideco, Inc. The Board has concluded that Mr. Moses should be re-elected for an additional term because his education, extensive knowledge of and experience in the oilfield service industry and institutional knowledge of one of Weatherford’s most significant legacy companies provide a unique perspective that is an asset to the Board in its decision making process.

Guillermo Ortiz served as Governor of the Bank of Mexico from 1998 until 2009, and as Chairman of the Board of the Bank for International Settlements (BIS) in 2009. He previously served as Secretary of Finance and Public Credit in Mexico, from 1994 to 1998. He was also Executive Director at the International Monetary Fund. Dr. Ortiz holds a B.A. in Economics from the National Autonomous University of Mexico and both a M.Sc. and a Ph.D. in Economics from Stanford University. Dr. Ortiz is a director of several international non-profit organizations and also is a director of MEXICHEM (a Mexican based international petrochemical company) and ASUR (an airport holding company also based in Mexico). The Board has concluded that Dr. Ortiz should be re-elected for an additional term because he will bring to the Board extensive finance experience, particularly relating to global economic matters and multinational financing.

Sir Emyr Jones Parry has been the President of the University of Aberystwyth, located in Wales, since 2008, Chairman of the All Wales Convention, a body established by the Welsh Assembly Government to review Wales’s constitutional arrangements, since 2007, Chairman of Redress, a human rights organization, and Chairman of the Corporate and Social Responsibility External Advisory Group of First Group plc, a transport operator, since 2008. Sir Emyr previously held numerous diplomatic positions, including UK Permanent Representative to the UN from 2003 to 2007 and UK Ambassador to NATO from 2001 to 2003, after specializing in European Union affairs including energy policy. Sir Emyr received a B.S. in Theoretical Physics from the University of Cardiff and a Ph.D. in Polymer Physics from the University of Cambridge. The Board has concluded that Sir Emyr should be re-elected for an additional term because he will bring to the Board a wealth of government relations experience and an important international perspective.

Robert A. Rayne has been a non-executive director of LMS Capital plc, an investment company listed on the London Stock Exchange, since February 2010, and was the Chairman of LMS Capital from February 2010 to January 2012. Mr. Rayne was the Chief Executive Officer and a director of LMS Capital from June 2006, when the investment business of London Merchant Securities plc was demerged and LMS Capital was formed to hold this business, until February 2010. Mr. Rayne was employed by London Merchant Securities from 1968 to June 2006 and served as its Chief Executive Director from May 2001 to June 2006. Mr. Rayne is also the Non-Executive Chairman of Derwent London plc, a Central London specialist property company into which London Merchant Securities was merged in February 2007. Mr. Rayne is a director of Chyron Corporation (a supplier of graphics hardware, software and other services to the media industry). Mr. Rayne is Vice Chairman and Presiding Director of the Company’s Board. As Presiding Director, Mr. Rayne leads the executive sessions of the non-management directors, which are held at least twice each year. Mr. Rayne has expertise in a wide range of sectors in addition to the oilfield service industry, including the real estate, media, consumer and technology industries. The Board has concluded that Mr. Rayne should be re-elected for an additional term because his education, financial expertise, chief executive and international perspectives and diversity of expertise are beneficial to the Board in carrying out its duties.

Robert Millard served as a director of the Company from 1989 to January 2012, when he resigned from the Board after determining that travel and other responsibilities prohibited him from continuing to serve effectively in the role of director. The Board wishes to thank and recognize Mr. Millard for his many years of service and his long-standing commitment and dedication to Weatherford.

Committees and Meetings of the Board

The Board of Directors has created the following standing committees:

•	Audit

•	Compensation

•	Corporate Governance and Nominating

Number of Meetings

During 2011, the Board of Directors met six times, the Audit Committee met 13 times, the Compensation Committee met five times, and the Corporate Governance and Nominating Committee met five times. All of the directors participated in at least 75% of all Board of Directors and respective committee meetings.

Audit Committee

Drs. Bodman and Ortiz and Messrs. Butters, Moses and Rayne (Chair) are the current members of the Audit Committee. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has adopted a written charter for the Audit Committee. The charter is available on our website at www.weatherford.com, by clicking on “About Weatherford,” then “Corporate Governance,” then “Committee Charters.” The primary functions of the Audit Committee are:

•	overseeing the integrity of our financial statements;

•	overseeing our compliance with legal and regulatory requirements;

•	overseeing our independent auditor’s qualifications and independence; and

•	overseeing the performance of our internal audit function and independent auditor.

All members of the Audit Committee are considered independent under the current rules of the NYSE and the SEC. The Board of Directors has determined that Mr. Rayne is an “audit committee financial expert” as defined by applicable SEC rules because of his extensive financial experience. For more information regarding Mr. Rayne’s experience, please see his biography on page 8 of this proxy statement.

Compensation Committee

The current members of the Compensation Committee are Drs. Bodman (Chair) and Ortiz and Messrs. Macaulay and Moses. The Board of Directors has adopted a written charter for the Compensation Committee. The charter is available on our website at www.weatherford.com, by clicking on “About Weatherford,” then “Corporate Governance,” then “Committee Charters.” The primary functions of the Compensation Committee are:

•	evaluating the performance and determining and approving the compensation of our executive officers;

•	making decisions regarding executive compensation, incentive compensation plans and equity-based plans; and

•	administering or having administered our incentive compensation plans and equity-based plans for executive officers and employees.

All members of the Compensation Committee satisfy the qualification standards of section 162(m) (“section 162(m)”) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and Section 16 of the Exchange Act. All members are considered independent under the current rules of the NYSE and the SEC.

Corporate Governance and Nominating Committee

Messrs. Brady, Butters (Chair) and Rayne and Sir Emyr are the current members of the Corporate Governance and Nominating Committee. Mr. Millard was a member of this committee in 2011 and until his resignation from the Board in January 2012. The Board of Directors has adopted a written charter for the

Corporate Governance and Nominating Committee. The charter is available on our website at www.weatherford.com, by clicking on “About Weatherford,” then “Corporate Governance,” then “Committee Charters.” The primary functions of the Corporate Governance and Nominating Committee are:

•	identifying individuals qualified to serve as Board members;

•	recommending to the Board the director nominees for the next Annual General Meeting of Shareholders;

•	reviewing and structuring our compensation policy regarding fees and equity compensation paid and granted to our directors;

•	developing and recommending to the Board the Corporate Governance Guidelines for the Company;

•	overseeing the Board in its annual review of the Board’s and management’s performance; and

•	recommending to the Board director nominees for each committee.

All members of the Corporate Governance and Nominating Committee are considered independent under the current rules of the NYSE and the SEC.

Audit Committee Report

April —, 2011

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2011.

We have discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and have discussed with the independent auditor the independent auditor’s independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Samuel W. Bodman, III

David J. Butters

Robert K. Moses, Jr.

Guillermo Ortiz

Robert A. Rayne, Chairman

Board Compensation

We use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the level of knowledge and experience that we require of members of our Board. Our Corporate Governance and Nominating Committee is responsible for reviewing and structuring our compensation policy regarding fees and compensation paid and granted to our directors.

Pearl Meyer & Partners (“PM&P”), a global human resources consulting firm, has been retained by the Corporate Governance and Nominating Committee as an independent compensation consultant to advise the committee on the appropriate compensation for the Board. PM&P annually assists the Corporate Governance and Nominating Committee by providing comparative market data on board compensation practices and programs based on an analysis of publicly available information on our peer group (see “Peer Group” in the Compensation Discussion and Analysis section in this proxy statement) and U.S. industry practices.

Directors’ Fees

The directors who are not employees of the Company are paid the following fees:

•	$5,000 for each Board meeting attended;

•	$2,000 for each committee meeting attended;

•	$60,000 as an annual retainer;

•	$20,000 as an additional annual retainer for the Audit Committee chair;

•	$10,000 as an additional annual retainer for each Audit Committee member;

•	$15,000 as an additional annual retainer for the Compensation Committee chair;

•	$10,000 as an additional annual retainer for the Corporate Governance and Nominating Committee chair; and

•	$20,000 as an additional annual retainer for the Presiding Director.

Annual retainers are paid quarterly. We do not compensate Dr. Duroc-Danner for his service on the Board.

Restricted Share Unit Awards

On September 14, 2011, we granted each of the non-employee directors a restricted share unit award of 12,000 restricted share units pursuant to the Plan. The awards vest in three equal annual installments, beginning on September 14, 2012, subject to earlier vesting in the event of the death or disability of the director or a change of control of the Company. The Corporate Governance and Nominating Committee believes that providing a majority of the overall Board compensation in our registered shares aligns the interests of our directors with those of our shareholders.

Non-Employee Director Deferred Compensation Plan (Suspended)

The Weatherford International Ltd. Non-Employee Director Deferred Compensation Plan was suspended effective December 31, 2008 because of changes in tax laws. While the plan is suspended, amounts are still payable to participants on the occurrence of triggering events under the plan.

Under this plan, before it was suspended, each non-employee director could defer up to 7.5% of any fees paid by us. The deferred fees were converted on a monthly basis into non-monetary units representing the number of our registered shares that could have been purchased with the deferred fees based on the average of the high and low price of our registered shares on the last day of the month in which the fees were deferred. If a non-employee director elected to defer at least 5% of his fees, we made an additional contribution to the director’s account equal to (1) 7.5% of the director’s fees plus (2) the amount of fees deferred by the director.

Prior to the suspension of this plan, each of our non-employee directors (other than Drs. Bodman and Ortiz and Sir Emyr, who are not participants in the plan) elected to defer 7.5% of the fees paid by us and to have his distribution paid on the first day of the calendar quarter coincident with or next following the date of his cessation of service with the Board. In any event, all benefits under the plan will be distributed no later than January 1, 2017. The amount of the distribution will be a number of registered shares equal to the number of units in the director’s account at the time of the distribution.

Non-Employee Director Retirement Plan (Discontinued)

After the merger of EVI, Inc. and Weatherford Enterra in June 1998, we discontinued this plan. Mr. Moses is the only current director who was fully vested and eligible to participate in this plan at the time of the plan’s discontinuance. Mr. Moses had over 10 years of credited service on the Board of Weatherford Enterra at the time the plan was discontinued, and his annual benefit amount upon his retirement will be $20,000 payable for 10 years, provided that in any event, benefits under this plan will be completely distributed no later than January 1, 2017.

Summary of Board Compensation for 2011

The following table sets forth the compensation paid to each of our non-employee directors for the year ended December 31, 2011. Dr. Duroc-Danner was an executive officer and director in 2011, and information about his compensation is listed in the Summary Compensation Table in this proxy statement.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)(2)	Total ($)
Samuel W. Bodman, III	150,750	194,760	345,510
Nicholas F. Brady	110,000	194,760	304,760
David J. Butters	171,000	194,760	365,760
William E. Macaulay	123,250	194,760	318,010
Robert B. Millard	105,000	194,760	299,760
Robert K. Moses, Jr.	148,000	194,760	342,760
Guillermo Ortiz	161,250	194,760	356,010
Emyr Jones Parry	108,000	194,760	302,760
Robert A. Rayne	164,000	194,760	358,760

(1)	Each non-employee director was awarded 12,000 restricted share units on September 14, 2011 at a grant date fair value of $194,760.
(2)	As of December 31, 2011, aggregate outstanding restricted share unit and option awards for each non-employee director were as follows:

Name	Aggregate Number of Restricted Shares/ Restricted Share Units	Aggregate Number of Shares Underlying Options
Samuel W. Bodman, III	18,766	0
Nicholas F. Brady	15,067	0
David J. Butters	15,067	302,400
William E. Macaulay	15,067	480,000
Robert B. Millard	15,067	240,000
Robert K. Moses, Jr.	15,067	0
Guillermo Ortiz	18,766	0
Emyr Jones Parry	18,766	0
Robert A. Rayne	15,067	480,000

Corporate Governance Matters

We are committed to adhering to sound principles of corporate governance. A copy of our Corporate Governance Principles is available on our website at www.weatherford.com, by clicking on “About Weatherford,” then “Corporate Governance,” then “Corporate Governance Policies.”

Director Independence

The Board of Directors has affirmatively determined that each person who was a director during the Company’s fiscal year ending December 31, 2011 and each current director is independent under the current rules of the NYSE and the SEC, other than Dr. Duroc-Danner, who is an employee. As contemplated by NYSE rules, the Board has adopted categorical standards to assist it in making independence determinations, which standards are available on our website at www.weatherford.com, by clicking on “About Weatherford,” then “Corporate Governance,” then “Corporate Governance Policies.” A relationship falls within the categorical standards if it:

•	is a type of relationship addressed in Section 303A.02(b) of the NYSE Listed Company Manual, but under those rules does not preclude a determination of independence; or

•	is in the ordinary course of business and does not exceed 2% of the consolidated gross revenues of the other person for the previous year.

The Board, however, considers and reviews all relationships with each director in making its independence determinations. None of the independent directors and nominees had relationships relevant to an independence determination that were outside the scope of the Board’s categorical standards. The relationships discussed under “Related Person Transactions” in this proxy statement did not exceed these standards and were determined by the Board not to be material.

Policies Regarding Related Person Transactions

Our policies regarding transactions between us or any of our affiliates and our directors, executive officers and other employees are set forth in writing in our Corporate Governance Principles and our Code of Business Conduct. These documents are available on our website at www.weatherford.com, by clicking on “About Weatherford,” then “Corporate Governance,” then “Corporate Governance Policies” or “Code of Business Conduct,” as applicable. If an actual or potential conflict of interest arises for any director, the director is required to notify the Board and is not allowed to participate in any discussions or voting on any transaction in which the actual or potential conflict of interest may arise. The Board of Directors approves any transactions with our Chief Executive Officer, and our Chief Executive Officer approves any transactions with any other officer.

Director Nominations

In obtaining the names of possible nominees, the Corporate Governance and Nominating Committee conducts its own inquiries and will receive suggestions from other directors, management, shareholders and other sources, and its process for evaluating nominees identified in unsolicited recommendations from shareholders is the same as its process for unsolicited recommendations from other sources. The Corporate Governance and Nominating Committee will consider nominees recommended by shareholders who submit their recommendations in writing to Chair, Corporate Governance and Nominating Committee, care of the Secretary, Weatherford International Ltd., 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland. Recommendations received before December 1st in any year will be considered for inclusion in the slate of director nominees to be presented at the Annual General Meeting in the following year. Unsolicited recommendations must contain the name, address and telephone number of the potential nominee, a statement regarding the potential nominee’s background, experience, expertise and qualifications, a signed statement confirming his or her willingness and ability to serve as a director and abide by our corporate governance policies and his or her availability for a personal interview with the Corporate Governance and Nominating Committee, and evidence that the person making the recommendation is a shareholder of Weatherford.

The Corporate Governance and Nominating Committee believes that nominees should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our shareholders. Directors should have a record of accomplishment in their chosen professional field and demonstrate sound business judgment. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively, including attendance at (in person) and participation in Board and Committee meetings, and should be committed to serve on the Board for an extended period of time. The Corporate Governance and Nominating Committee will consider whether and to what extent a nominee will bring diversity, whether in educational background, experience, expertise and/or regional knowledge, to the Board in determining whether a candidate will be an appropriate fit with, and an asset to, the Board of Directors.

Rule 14a-8 under the Exchange Act addresses when a shareholder may submit a proposal for inclusion of a nominee for director in our proxy materials. Shareholders who do not comply with Rule 14a-8 but who wish to have a nominee considered by our shareholders at the Annual General Meeting must comply with the deadlines and procedures set forth in our Articles. Please see “Proposals by Shareholders” in this proxy statement for more information.

Communication with Board Members

Any shareholder or other interested party that desires to communicate with the Board of Directors or any of its specific members, including the Presiding Director or the non-management directors as a group, should send their communication to the Secretary, Weatherford International Ltd., 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland. All such communications will be forwarded to the appropriate members of the Board.

Leadership Structure

The Board has determined that the most effective leadership structure for the Company is to combine the role of Chief Executive Officer and Chairman. The Board believes that by serving both as Chief Executive Officer and Chairman, Dr. Duroc-Danner brings multiple perspectives to the Board and also is best informed to lead the Board because of his role in the management of the Company’s business and strategic direction.

The Board has appointed Mr. Rayne as Presiding Director to preside over executive sessions of non-management directors. The Board believes it is in the best interest of the Company’s shareholders to have a Presiding Director who has the authority to call executive sessions as a counterbalance to the Company’s combined roles of Chief Executive Officer and Chairman. The Board believes executive sessions provide the Board with the ability to independently evaluate management, openly discuss strategic and other business issues involving the Company and ensure that the Company is upholding high standards of corporate governance. For information on how to communicate with our Presiding Director and other non-management members of the Board of Directors, please see “Communication with Board Members.”

Executive Sessions

Executive sessions of non-management directors are held after each regularly scheduled Board meeting and at such additional times as may be needed. In 2011, the non-management directors held four executive sessions.

Director Attendance at Annual General Meeting

All directors are expected to attend the Annual General Meeting. All of our directors other than Messrs. Brady and Millard attended our 2011 General Meeting.

Code of Conduct

We have adopted a Code of Business Conduct that applies to our directors, officers and employees. We also have adopted a Supplemental Code of Conduct that applies to our President and Chief Executive Officer and our Chief Financial Officer. These documents are available on our website at www.weatherford.com, by clicking on “About Weatherford,” then “Corporate Governance,” then “Code of Business Conduct” or “Supplemental Code of Conduct,” as applicable. We intend to post amendments to and waivers of our Code of Business Conduct (to the extent applicable to our President and Chief Executive Officer and our Chief Financial Officer) and to the Supplemental Code of Conduct at this location on our website.

Risk Management Oversight

The Audit Committee is responsible for the oversight of risk management for the Company. As part of their oversight function, the Audit Committee discusses and implements guidelines and policies concerning financial and compliance risk assessment and risk management, including the process by which major financial risk exposure is monitored and mitigated, and works with members of management to assess and monitor risks facing the Company’s business and operations, as well as the effectiveness of the Company’s guidelines and policies for managing and assessing financial and compliance risk. The Audit Committee meets and discusses, as appropriate, issues regarding the Company’s risk management policies and procedures directly with those individuals responsible for day-to-day risk management in the Company’s internal audit and compliance departments.

In addition, our other Board committees also have roles in risk management oversight. As more fully described in the Compensation Discussion and Analysis section of this proxy statement, the Compensation Committee annually reviews our executive compensation program to ensure that it is structured in a manner that will not encourage excessive risk-taking.

The Corporate Governance and Nominating Committee periodically provides oversight with respect to risks associated with our corporate governance policies and practices and, as appropriate, meets with members of the Company’s compliance department to discuss risk management issues with respect to corporate governance, including our Code of Business Conduct. The Corporate Governance and Nominating Committee also oversees and reviews, on an annual basis, an evaluation of the Board, each of our Board committees and management. As part of that evaluation, the Corporate Governance and Nominating Committee assesses whether our risk management policies and procedures are effectively implemented in a manner that appropriately monitors and manages risk.

AGENDA ITEM 4

RATIFY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND RE-ELECT STATUTORY AUDITOR

The Board of Directors recommends that you vote “for” this proposal.

At the 2012 Annual General Meeting, our shareholders will be asked to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012 and re-elect Ernst & Young Ltd, Zurich as Weatherford’s Swiss statutory auditor for the year ending December 31, 2012.

The affirmative vote of a relative majority of the votes cast at the Annual General Meeting is required to approve this proposal. If you properly give a proxy but do not indicate how you wish to vote, the persons named on the proxy card will vote for the proposal. Abstentions, blank or invalid ballots and withdrawals will not be counted as a vote for or against the proposal and therefore will not affect the result of the vote.

Representatives of Ernst & Young LLP and Ernst & Young Ltd, Zurich will be present at the Annual General Meeting to respond to any appropriate shareholder questions and will be given an opportunity to make a statement if they so desire.

Fees Paid to Ernst & Young

The following table presents fees for professional audit services rendered by Ernst & Young LLP (referred to as “EYLLP” in the table below) and Ernst & Young Ltd., Zurich (referred to as “EYLtd.” in the table below) for the audit of the Company’s annual consolidated financial statements and statutory financial statements for the years ended December 31, 2011 and 2010, and fees billed for other services rendered by Ernst & Young LLP during those periods. All fees were approved by the Audit Committee pursuant to its pre-approval policy.

	2011		2010
	EYLLP	EYLtd	EYLLP.	EYLtd.
Audit fees(1)	$13,713,000	$589,000	$7,877,000	$473,000
Audit-related fees(2)	288,000	—	215,000	—
Tax fees(3)	290,000	—	530,000	—
All other fees(4)	33,000	—	31,000	—

Total	$14,324,000	$589,000	$8,653,000	$473,000

(1)	Audit fees consist of professional services rendered for the audit of the Company’s annual financial statements, the audit of the effectiveness of the Company’s internal controls over financial reporting and the reviews of the Company’s quarterly financial statements. This category also includes fees for issuance of comfort letters, consents, assistance with and review of documents filed with the SEC, statutory audit fees, work done by tax professionals in connection with the audit and quarterly reviews and accounting consultations and research work necessary to comply with the standards of the Public Company Accounting Oversight Board (United States). Fees are presented in the period to which they relate versus the period in which they were billed.

(2)	Audit-related fees include consultations concerning financial accounting and reporting matters not required by statute or regulation as well as fees for employee benefit plan audits.

(3)	Tax fees consist of non-U.S. tax compliance, planning and U.S./non-U.S. tax-related consultation.

(4)	Other services performed include certain other advisory services and do not include any fees for financial information systems design and implementation.

Audit Committee Pre-approval Policy

The Audit Committee has established a pre-approval policy for all audit services to be provided by an outside audit firm, including the independent auditor, and permissible non-audit services provided by the independent auditor.

There are two types of pre-approval. “General” pre-approval is based on pre-determined types of services and amounts. Under the policy, pre-approved service categories are provided for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the scope of what has been pre-approved. The Audit Committee reviews a listing of “General” services provided on a quarterly basis. “Specific” pre-approval is required for certain types of services or if a service is expected to exceed the limits set out in the “General” pre-approval. “Specific” pre-approval must be obtained through direct communications with the Audit Committee or the Chairman of the Audit Committee, to whom the Audit Committee has delegated pre-approval authority. The Chairman must report any pre-approved decisions to the Audit Committee at its next scheduled meeting.

AGENDA ITEM 5

APPROVE AN EXTENSION OF THE BOARD’S AUTHORITY TO ISSUE SHARES FROM AUTHORIZED SHARE CAPITAL AND AN INCREASE IN ISSUABLE AUTHORIZED CAPITAL

The Board of Directors recommends that you vote “for” this proposal.

At the 2012 Annual General Meeting, our shareholders will be asked to approve amendments to Article 5 of the Company’s Articles of Association to (a) extend the Board’s authority to issue shares out of the Company’s authorized share capital until May 23, 2014 (two years from the date of the 2012 Annual General Meeting) and (b) increase the amount of issuable authorized capital from 374,569,639 shares, or CHF 434,500,781.24, to an amount equal to 382,386,611 shares, or CHF 443,568,468.76, which corresponds to 50% of current stated capital. This proposal will allow the Company to retain the flexibility to issue shares for acquisitions, financing or other business purposes consistent with Swiss law. The Company does not currently have plans to use its authorized but unissued share capital.

Under Swiss law, the authority of the Board of Directors to issue shares out of authorized share capital is limited to a maximum period of two years. The current authorization stated in Article 5 of the Articles of Association expires on June 23, 2012. The extension of the Board’s authority to approve issuances of shares from authorized share capital will allow the Board to issue shares for business purposes consistent with Swiss law. If the Board’s current authorization were not extended, the Company would be required to hold a shareholder meeting each time it wishes to issue shares from authorized share capital, which could involve significant expense and potentially detrimental delay.

The Board of Directors may issue shares out of authorized capital up to the amount specified in the Articles of Association, which amount may not exceed 50% of the Company’s stated capital as reflected in the Register of Commerce. The Articles of Association currently authorize the Board to issue shares from authorized capital up to a maximum amount of 374,569,639 shares, or CHF 434,500,781.24. The Company’s current stated capital, as reflected in the Register of Commerce, is CHF 887,136,937.52, and the Board of Directors proposes to increase issuable authorized capital to an amount equal to 382,386,611 shares, or CHF 443,568,468.76 (which is 50% of current stated capital).

In accordance with the Company’s Articles of Association, the Board of Directors may determine the conditions for the exercise of the preferential subscription rights and the allotment of preferential subscription rights that have not been exercised. The Board of Directors may allow the preferential subscription rights that have not been exercised to expire, or it may place such rights or shares, the preferential subscription rights of which have not been exercised, at market conditions or use them otherwise in the interest of the Company. The Board of Directors is authorized to withdraw or limit the preferential subscription rights of the shareholders as specified in Article 5.3 of the Company’s Articles of Association.

The proposed amendments to Article 5 of the Articles of Association are included in Annex A to this proxy statement.

The affirmative vote of two-thirds of the votes and the absolute majority of the par value of the shares represented at the Annual General Meeting is required to approve this proposal. If you properly give a proxy but do not indicate how you wish to vote, the persons named on the proxy card will vote for the proposal. Abstentions, “broker non-votes,” blank or invalid ballots and withdrawals will be counted as a vote against the proposal.

AGENDA ITEM 6

APPROVE AN AMENDMENT TO THE WEATHERFORD INTERNATIONAL LTD. 2010 OMNIBUS INCENTIVE

PLAN TO INCREASE SHARES AUTHORIZED FOR ISSUANCE

The Board of Directors recommends that you vote “for” this proposal.

This proposal will enable the Company to continue to recruit and retain executives and management through equity-based compensation.

You are being asked to consider and vote on a proposal to approve an amendment to the Plan to increase the number of shares available for grants of awards under the Plan from 10,144,000 shares to 28,144,000 shares. The affirmative vote of a relative majority of the votes cast at the Annual General Meeting is required to approve this proposal. If you properly give a proxy but do not indicate how you wish to vote, the persons named on the proxy card will vote for the proposal. Abstentions, “broker non-votes,” blank or invalid ballots and withdrawals will not be counted as a vote for or against the proposal.

Since our inception, we have recognized the importance of aligning the interests of our employees and directors with those of our shareholders. The Plan reflects this philosophy by providing those persons who have substantial responsibility for our management and growth with additional performance incentives and an opportunity to obtain or increase their proprietary interest in Weatherford, thereby encouraging them to continue in their employment or affiliation with us.

As of March 26, 2012, a total of 2,190,363 shares were available for issuance under the Plan. If the proposed amendment to the Plan is approved, an additional 18,000,000 shares will be available for future awards under the Plan. We believe that the proposed increase in the number of shares authorized for future grants under the Plan is necessary to provide Weatherford with the flexibility to continue to attract and retain highly qualified employees and directors.

The closing price of our shares as reported on the NYSE on April 3, 2012 was $15.10.

Following is a summary of the material terms of the Plan, as proposed to be amended, and of certain tax effects of participation in the Plan. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Plan, and the proposed amendment. The Plan and proposed amendment are attached hereto as Annex B. To the extent that there is a conflict between this summary and the Plan, the terms of the Plan will govern.

General Terms

The aggregate number of shares available for grant under the Plan, as proposed to be amended, will be 28,144,000 million. Each share that is subject to an award counts as one share against the aggregate number. The maximum number of shares subject to an option or share appreciation rights (“SARs”) that may be granted under the Plan to an employee of Weatherford or any of its affiliates during any fiscal year is two million.

Generally, if an award granted under the Plan is forfeited or cancelled for any reason without the payment of consideration, the shares allocable to the forfeited or cancelled portion of the award are added back to the aggregate available for grant under the Plan and may again be subject to an award granted under the Plan. If shares are delivered or tendered to Weatherford for repurchase to satisfy the exercise price of any option award, those shares will not be added back to the aggregate number of shares available for grant under the Plan. If any shares are withheld from issuance to satisfy tax obligations associated with any award, those shares will count against the aggregate number of shares available for grant under the Plan.

The Compensation Committee (or other committee of the Board of Directors, as provided in the Plan) (“the Committee”) will administer the Plan. Any employee, non-employee director or other individual service providers (including consultants) of Weatherford or one of its affiliates is eligible for awards under the Plan. The Plan provides for awards of options, SARs, restricted shares, restricted share units, performance share awards, performance unit awards, other share-based awards and cash-based awards. An executive officer who, at the time of any grant of an award, is considered to be a “named executive officer” under the Exchange Act, may only be granted options, SARs, performance share awards, performance unit awards and cash-based awards.

We currently have over 60,000 employees and eight non-employee directors. Any discretionary awards to non-employee directors must be approved by the Committee. The Committee may from time to time authorize our chief executive officer to grant awards to employees who are not, or prospective employees who will not be, executive officers or directors of the Company.

The Board of Directors may amend the terms of the Plan at any time, subject to the shareholder approval requirements of the NYSE and other rules and regulations applicable to Weatherford.

Awards granted under the Plan are generally non-transferable by the holder other than by will or under the laws of descent and distribution, and awards are generally exercisable during the holder’s lifetime only by the holder.

In case of certain corporate acquisitions by Weatherford, awards may be granted under the Plan in substitution for share options or other awards held by employees or other service providers of other entities who are about to become employees or other service providers of Weatherford or its affiliates. The terms and conditions of such substitute awards may vary from the terms and conditions set forth in the Plan to such extent as the Committee may deem appropriate to conform to the provisions of the award for which the substitution is being granted.

The Committee may establish certain performance goals applicable to certain awards, including performance share awards and performance unit awards granted under the Plan.

The Plan will continue indefinitely until it is terminated pursuant to its terms.

Performance Share Awards and Performance Unit Awards

The Committee determines the material terms of performance awards, including the amount of the award, any vesting or transferability restrictions, and the performance period over which the performance goal of such award will be measured, subject to the terms of the Plan. The maximum number of shares that may be granted as subject to a performance share award or performance unit award denominated in shares is two million shares per fiscal year for any holder. The maximum amount payable to any holder in respect of a performance unit award that is not denominated in shares with respect to any fiscal year in the performance period is $25 million per fiscal year.

The Committee may, in its sole discretion, grant performance share awards and performance unit awards that are either intended to qualify as “performance-based compensation,” within the meaning of Section 162(m) of the Code, or are not intended to so qualify. To the extent that a performance share award or performance unit award is intended to qualify as “performance-based compensation,” within the meaning of Section 162(m) of the Code, such award must be based on the attainment of one or more performance goals. A performance goal must be objective such that a third party having knowledge of the relevant facts could, at the end of the measurement period, determine whether the goal has been met in fact. Such a performance goal may be based on one or more business criteria that apply to the holder and may include business criteria for one or more business units of Weatherford, or Weatherford and one or more of its affiliates. The performance goal will be established by the Committee in its sole discretion based on measurements using one or more of the following business criteria: revenue, cost of sales, direct costs, gross margin, selling and general expense, operating income, EBITDA (earnings before interest, taxes, depreciation and amortization), depreciation, amortization, interest expense, EBT (earnings before taxes), net income, net income from continuing operations, earnings per share, cash, accounts receivable, inventory, total current assets, fixed assets (gross or net), goodwill, intangibles, total long-term assets, accounts payable, total current liabilities, debt, net debt (debt less cash), long-term liabilities, shareholders equity, total shareholder return, operating working capital (accounts receivable plus inventory less accounts payable), working capital (total current assets less total current liabilities), operating cash flow, total cash flow, capital expenditures, share price, market share, shares outstanding, market capitalization, or number of employees. The performance goal established by the Committee may also be based on a return or rates of return using any of the foregoing criteria and including a return or rates of return based on revenue, earnings, capital, invested capital, cash, cash flow, assets, net assets, equity or a combination or ratio therefrom. The criteria selected by the Committee may be used to calculate a ratio or may be used as a cumulative or an absolute measure or as a measure of comparative performance relative to a peer group of companies, an index, budget, prior period, or combination thereof, or other standard selected by the Committee. Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The criteria selected by the Committee will be calculated in accordance with (i) amounts reflected in Weatherford’s financial statements, (ii) U.S. generally accepted accounting principles or (iii) any other methodology established by the Committee prior to the Performance Goal Establishment Date (as defined below). Performance goals may be determined by including or excluding, in the Committee’s discretion (as determined prior to the Performance Goal Establishment Date), items that are determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of a segment of a business, or related to a change in accounting principal, in each case, based on applicable accounting rules, or consistent with Weatherford’s accounting policies and practices in effect on the date the performance goal is established. Prior to the payment of any compensation based on the achievement of performance goals, the Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied.

Performance share awards and performance unit awards that are not intended to be “performance-based compensation,” within the meaning of Section 162(m) of the Code, may be based on other quantifiable business criteria.

All performance share awards and performance unit awards are generally subject to a minimum performance period of not less than one year, except for performance share awards and performance unit awards made in lieu of salary, cash bonuses or a non-employee director’s annual compensation. The Committee may also accelerate the vesting of performance share awards and performance unit awards in certain circumstances.

Performance unit awards are payable in cash or shares, or a combination of cash and shares, as specified in the applicable award agreement. Any payment under a performance unit award will be made either (i) by a date that is no later than two and one-half months after the end of the fiscal year in which the performance unit award payment is no longer subject to a “substantial risk of forfeiture” (as that term is defined in the Plan) or (ii) at a time that is permissible under Section 409A of the Code.

Each holder of a performance share award will have all the rights of a shareholder with respect to the shares issued to the holder pursuant to the award during any period in which such issued shares are subject to forfeiture (including the right of Weatherford to repurchase such shares) and restrictions on transfer. These rights include the right to vote such shares. Holders of performance unit awards do not have any rights of a shareholder.

Any performance goal for a particular performance share award or performance unit award must be established by the Committee prior to the earlier of (i) 90 days after the commencement of the period of service to which such performance goal relates or (ii) the lapse of 25% of the period of service (the “Performance Goal Establishment Date”). In any event, the performance goal must be established while the outcome is substantially uncertain.

Other terms and conditions applicable to performance awards may be determined by the Committee at the time of grant.

Restricted Shares

The Committee may grant restricted shares to any eligible persons selected by it. The amount of an award of restricted shares, and any vesting or transferability provisions relating to such an award, are determined by the Committee in its sole discretion, subject to the terms of the Plan. Restricted share awards are generally subject to a minimum vesting period of not less than three years, except for restricted share awards made in lieu of salary, cash bonuses or a non-employee director’s annual compensation. The Committee may also accelerate the vesting of restricted share awards in certain circumstances.

Each recipient of a restricted share award will have the rights of a shareholder of Weatherford with respect to the restricted shares included in the restricted share award during any period of restriction established for the restricted share award. Dividends paid with respect to restricted shares (other than dividends paid by means of shares or rights to acquire shares) will be paid to the holder of restricted shares currently. Dividends paid in shares or rights to acquire shares will be added to and become a part of the holder’s restricted shares.

Restricted Share Unit Awards

The Committee determines the material terms of restricted share unit awards, including the vesting schedule (subject to the terms of the Plan) and any transferability restrictions or other conditions applicable to the award. Restricted share unit awards are generally subject to a minimum vesting period of not less than three years, except for restricted share unit awards made in lieu of salary, cash bonuses or a non-employee director’s annual compensation. The Committee may also accelerate the vesting of restricted share unit awards in certain circumstances.

A restricted share unit award is similar in nature to a restricted share award except that in the case of a restricted share unit, no shares are actually issued or transferred to the holder until a later date as specified in the applicable award agreement. As a result, a recipient of a restricted share unit award will not have the rights of a shareholder of Weatherford until such date as the shares are issued or transferred to the recipient. Each restricted share unit will have a value equal to the fair market value of a share.

Payment under a restricted share unit award will be made in either cash and/or shares, as specified in the applicable award agreement. Any payment under a restricted share unit award will be made either (i) by a date that is no later than two and one-half months after the end of the fiscal year in which the restricted share unit is no longer subject to a “substantial risk of forfeiture” (as that term is defined in the Plan) or (ii) at a time that is permissible under Section 409A of the Code.

In its discretion, the Committee may specify that the holder of a restricted share unit award is entitled to the payment of dividend equivalents under the award. Other terms and conditions applicable to restricted share units may be determined by the Committee at the time of grant.

Options

For options granted under the Plan, the Committee will specify the option price, size and term (which cannot exceed 10 years), and will further determine the option’s vesting schedule and any exercise restrictions. Other terms and conditions applicable to options may be determined by the Committee at the time of grant.

The exercise price for options may be paid (i) by cash, certified check, bank draft or money order, (ii) by means of a cashless exercise through a registered broker-dealer (subject to certain pre-approval requirements), or (iii) in any other form of payment that is acceptable to the Committee. The Committee may permit a holder to pay the option price and any applicable tax withholding by authorizing a third-party broker to sell all or a portion of the shares acquired upon exercise of the option and remit to Weatherford a sufficient portion of the sale proceeds to pay the option price and applicable tax withholding.

All options granted under the Plan are granted with an exercise price equal to or greater than the fair market value of the shares at the time the option is granted. Options may be granted either as incentive stock options (“ISOs”) or non-qualified stock options. The principal difference between ISOs and non-qualified stock options is their tax treatment. See “Federal Income Tax Consequences” below.

The Plan prohibits any repricing of options after their grant, other than in connection with a share split, payment of a share dividend or certain other corporate transactions.

No options have been granted under the Plan since its inception in 2010.

SARs

Subject to the terms and conditions of the Plan, a SAR provides its holder with the right to receive an amount equal to the excess of (i) the fair market value of one share of Weatherford on the date of exercise of the SAR over (ii) the grant price of the SAR. All SARs granted under the Plan must have a grant price equal to or greater than the fair market value of the shares at the time the SAR is granted.

The Committee may determine the term of any SAR, so long as the term does not exceed 10 years. With respect to exercise of a SAR, the Committee, in its sole discretion, may also impose whatever terms and conditions it deems advisable, including any vesting or transferability provisions. The Committee will also determine the extent to which any holder of a SAR will have the right to exercise the SAR following such holder’s termination of employment or other severance of service with Weatherford.

Upon the exercise of a SAR, a holder will be entitled to receive payment in an amount determined by multiplying (i) the excess of the fair market value of a share on the date of exercise over the grant price of the SAR by (ii) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, this payment may be in cash, in shares of equivalent value, in some combination thereof, or in any other form that may be approved by the Committee.

Other Share-Based Awards

The Committee may also grant other types of equity-based or equity-related awards not otherwise described by the terms and provisions of the Plan in such amounts, and subject to such terms and conditions, as the Committee shall determine. These awards may involve the issuance or transfer of shares to holders, or payment in cash or otherwise of amounts based on the value of our shares, and may include awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. Other share-based awards granted under the Plan are generally subject to a minimum vesting period of not less than three years, except for such other share-based awards made in lieu of salary, cash bonuses or a non-employee director’s annual compensation. The Committee may also accelerate the vesting of such other share-based awards in certain circumstances.

Each other share-based award will be expressed in terms of our shares or units based on shares, as determined by the Committee. Other terms and conditions applicable to other share-based awards may be determined by the Committee at the time of grant.

Cash-Based Awards

The Committee may grant cash-based awards in such amounts and upon such terms as the Committee may determine. Any payment with respect to a cash-based award will be made in cash. The maximum amount payable to any holder in respect of any cash-based award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, when aggregated with such holder’s performance unit awards that are not denominated in shares, if any, with respect to any fiscal year in the performance period, is $25 million per fiscal year. The Committee also may establish performance goals relating to cash-based awards based on the business criteria that apply to performance goals for performance share awards and performance unit awards. If the Committee decides to establish performance goals, the cash-based awards that will be paid out to the holder will depend on the extent to which the performance goals are met.

The Committee will determine the extent to which a holder’s rights under a cash-based award will be affected by the holder’s termination of employment or other severance from service with Weatherford. Other terms and conditions applicable to cash-based awards may be determined by the Committee at the time of grant.

Effects of Certain Transactions and Change of Control

The Plan provides that appropriate substitutions and adjustments shall be made by the Committee, in its sole discretion, to any outstanding award in case of any change in our issued and outstanding shares by reason of any share dividend or split, reverse split, recapitalization, reorganization, reincorporation, redomestication, merger, amalgamation, consolidation, plan or scheme of arrangement, exchange offer, business combination or similar transaction of Weatherford, or exchange of shares or other corporate exchange, or any distribution to shareholders of shares (including share dividends) other than regular cash dividends, or any transaction similar to the foregoing. For any award granted under the Plan, the Committee may specify the effect of a Change of Control (as defined in the Plan) of Weatherford with respect to that award.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of awards pursuant to the Plan under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the Plan, nor does it address state, local, or non-U.S. taxes. The Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Options, SARs, Performance Unit Awards, Restricted Share Unit Awards and Other Share-Based Awards.    A participant generally is not required to recognize income on the grant of an option, SAR, restricted share unit award, performance unit award or other share-based award. Instead, ordinary income generally is required to be recognized on the date the option (see ISO discussion below) or SAR is exercised, or in the case of restricted share unit awards, performance unit awards or other share-based awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the award when the award vests. In general, the amount of ordinary income required to be recognized is: (a) in the case of an option, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price; (b) in the case of a SAR, the fair market value of any shares or cash received upon exercise; and (c) in the case of restricted share unit awards, performance unit awards or other share-based awards, the amount of cash and/or the fair market value of any shares received in respect thereof.

ISOs.    When a participant is granted an ISO, or when the participant exercises the ISO, the participant will generally not recognize taxable income (except for purposes of alternative minimum tax).

If the participant holds the shares for at least two years from the date of grant, and one year from the date of exercise, then any gain or loss will be treated as long-term capital gain or loss. If, however, the shares are disposed of during this period, the option will be treated as a non-qualified stock option, and the participant will recognize ordinary income equal to the lesser of the fair market value of the shares on the exercise date minus the exercise price or the amount realized on disposition minus the exercise price. Any gain in excess of the ordinary income portion will be taxable as long-term or short-term capital gain.

Cash-Based Awards.    Upon payment of a cash-based award, a participant is required to recognize ordinary income in the amount of the award.

Restricted Shares and Performance Share Awards.    Unless a participant who receives an award of restricted shares or an award of performance shares makes an election under Section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the award of restricted shares or performance shares. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares or performance shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient. If a participant makes a Section 83(b) election within 30 days of the date of transfer of the restricted shares or performance shares, the participant will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the participant paid, if any, for the shares.

Gain or Loss on Sale or Exchange of Shares.    In general, gain or loss from the sale or exchange of shares granted or awarded under the Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Deductibility by Weatherford.    To the extent that a participant recognizes ordinary income in the circumstances described above, Weatherford or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code (see “Performance Based Compensation” and “Parachute Payments” below).

Performance Based Compensation.    In general, under Section 162(m) of the Code, remuneration paid by a public corporation to certain “covered employees” is not deductible to the extent it exceeds $1 million for any year. Taxable payments or benefits under the Plan may be subject to this deduction limit. However, under Section 162(m), qualifying performance-based compensation, including income from share options, SARs and other performance-based awards that are made under shareholder-approved plans and that meet certain other requirements, are generally exempt from the deduction limitation. The Plan has been designed so that the Committee in its discretion may grant qualifying exempt performance-based compensation under the Plan in the form of options, SARs, performance share awards, performance unit awards, and cash-based awards.

Parachute Payments.    Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of options and benefits paid under other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the corporation.

Withholding.    Awards under the Plan may be subject to tax withholding. When an award results in income subject to withholding, Weatherford may require the participant to remit the withholding amount to Weatherford or cause our shares to be withheld from issuance or sold in order to satisfy the tax withholding obligations.

Section 409A.    Section 409A of the Code applies to compensation plans providing deferred compensation to employees, directors and consultants, and potentially could apply to the different awards available under the Plan. Generally, to the extent that deferrals of these awards fail to meet certain requirements under Section 409A of the Code, such awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of Section 409A of the Code are satisfied. It is the intent of Weatherford that awards under the Plan will be structured and administered in a manner that either complies with or is exempt from the requirements of Section 409A of the Code.

New Plan Benefits

As of the date of this proxy statement, no awards have been made with respect to the additional shares proposed to be approved for future grants of awards under the Plan. Future benefits under the Plan are not yet determinable. Any grants of awards under the Plan, and the terms and conditions of those awards, will be made in the discretion of the Committee.

AGENDA ITEM 7

ADOPT AN ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION

The Board of Directors recommends that you vote “for” this proposal.

This proposal is included pursuant to Section 14A of the Exchange Act, which allows shareholders the opportunity to vote on an advisory (non-binding) resolution approving the compensation of our named executive officers as disclosed in this proxy statement.

At the 2011 Annual General Meeting, our shareholders were asked to cast an advisory (non-binding) vote on how frequently they wished the Company to conduct future advisory votes on named executive officer compensation. The Board recommended, and the shareholders voted, to conduct advisory votes on an annual basis.

We are requesting that our shareholders adopt the following advisory resolution, commonly referred to as a “say-on-pay” resolution, on the compensation of our named executive officers as disclosed in this proxy statement:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation section of the Proxy Statement for the Company’s 2012 Annual General Meeting of Shareholders, which includes the Compensation Discussion and Analysis, the Summary Compensation Table and other compensation tables and accompanying narrative.

We have designed our executive compensation program to achieve the following objectives:

•	Attract, retain and motivate individuals of outstanding ability in key executive positions by providing exceptional compensation opportunities when superior performance is achieved;

•	Drive and reward strong business performance to create long-term value for our shareholders by designing programs that link performance with compensation; and

•	Promote sustainable value creation by employing performance metrics and time horizons that encourage our executives to focus on both the short-term and long-term performance of the Company.

We believe that our executive compensation program is effective in achieving these objectives. We also believe that a thorough understanding of our executive compensation program is important to investors. We urge you to carefully review the Compensation Discussion and Analysis section in this proxy statement, as well as the Summary Compensation Table, other compensation tables and related narrative discussion, for more information regarding the compensation of our named executive officers.

The vote on this proposal is an advisory vote, meaning that it is non-binding on the Company, the Board of Directors and the Compensation Committee. The results of the vote on this proposal will, however, be considered by the Board and the Compensation Committee when making future executive compensation decisions.

The affirmative vote of a relative majority of the votes cast at the Annual General Meeting is required to approve this proposal. If you properly give a proxy but do not indicate how you wish to vote, the persons named on the proxy card will vote for the proposal. Abstentions, “broker non-votes,” blank or invalid ballots and withdrawals will not be counted as a vote for or against this proposal and therefore will not affect the result of the vote.

SHARE OWNERSHIP

SHARES OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

This table shows the number and percentage of common shares beneficially owned by each of our directors, each of the current and former executive officers named in the Summary Compensation Table that appears under “Executive Compensation” in this proxy statement and all of our directors and current executive officers as a group. Share ownership information of our directors and current executive officers is as of April 1, 2012. Each person has sole voting and investment power for the shares shown below, unless otherwise noted.

	Amount and Nature of Shares Beneficially Owned
Name	Number of Shares Owned	Right to Acquire (1)	Total Shares Beneficially Owned	Percent of Outstanding Shares
Bernard J. Duroc-Danner	1,944,768	6,982,153	8,926,921	1
Samuel W. Bodman, III	66,000	0	66,000	*
Nicholas F. Brady	884,569	5,679	890,248	*
David J. Butters(2)	241,493	365,231	606,724	*
William E. Macaulay(3)	1,021,237	490,710	1,511,947	*
Robert K. Moses, Jr.(4)	571,769	11,441	583,210	*
Guillermo Ortiz	9,600	0	9,600	*
Emyr Jones Parry	11,600	0	11,600	*
Robert A. Rayne(5)	165,621	501,767	667,388	*
Peter T. Fontana	264,240	15,478	279,718	*
Nicholas W. Gee	16,944	0	16,944	*
William B. Jacobson	105,760	0	105,760	*
All directors and officers as a group (15 persons)	5,517,694	8,437,268	13,954,962	2
Andrew P. Becnel (former executive officer)	425,976	1,260,711	1,686,687	*
Carel W. J. Hoyer (former executive officer)	0	0	0	*

*	Less than 1%.

(1)	Includes registered shares that can be acquired through stock options exercisable through, and restricted share units (and in the case of Mr. Becnel, performance share units) that vest on or before, May 31, 2012. Also includes registered shares that can be acquired as a result of distributions pursuant to our Non-Employee Director Deferred Compensation Plan, our Executive Deferred Compensation Stock Ownership Plan or our Foreign Executive Deferred Compensation Stock Plan, as applicable, based on the number of units allocated to each participant’s account as of April 1, 2012. In the case of Dr. Duroc-Danner and Mr. Becnel, also includes notional share units representing the right to receive registered shares under the SERP. See “Retirement Plans — Frozen Nonqualified Executive Retirement Plan” in the Compensation Discussion and Analysis section in this proxy statement.

(2)	Includes 55,088 shares held by Mr. Butters’ wife, over which he has no voting or dispositive power and as to which he disclaims beneficial ownership.

(3)	Includes 26,472 shares held by Mr. Macaulay’s wife and 15,504 shares held in the name of or in trust for Mr. Macaulay’s adult daughters, over which he has no voting or dispositive power and as to all of which he disclaims beneficial ownership.

(4)	500,000 shares are pledged to a bank.

(5)	Excludes 2,050,000 shares beneficially owned by LMS Capital, of which Mr. Rayne serves as Chairman and non-executive director, and affiliates of LMS Capital. Mr. Rayne disclaims beneficial ownership of all of the shares beneficially owned by LMS Capital.

SHARES OWNED BY CERTAIN BENEFICIAL HOLDERS

This table shows information for each person known by us to beneficially own 5% or more of our outstanding registered shares as of December 31, 2011 as contained in filings made by the shareholder with the SEC.

Name and Address of Beneficial Owner	Number of Shares		Percent of Outstanding Shares
Invesco Ltd. 1555 Peachtree Street NE Atlanta, Georgia 30309	42,677,728	(1)	5.7
ClearBridge Advisors, LLC 620 8th Avenue New York, New York 10018	39,275,629	(2)	5.2

(1)	Subsidiaries of the beneficial owner have sole voting power over 41,675,943 shares and sole dispositive power over all shares. The beneficial owner does not have shared voting or dispositive power over any of the shares.

(2)	The beneficial owner has sole voting power over 34,447,627 shares and sole dispositive power over all shares. The beneficial owner does not have shared voting or dispositive power over any of the shares.

EXECUTIVE OFFICERS

The following persons are our executive officers and their ages as of April 1, 2012. (Dr. Duroc-Danner’s biography is on page 6.) None of the executive officers or directors have any family relationships with each other.

Name	Age	Position
Bernard J. Duroc-Danner	58	Chairman of the Board, President and Chief Executive Officer
John H. Briscoe	54	Senior Vice President and Chief Financial Officer
Peter T. Fontana	65	Senior Vice President and Chief Operating Officer
Nicholas W. Gee	49	Senior Vice President — Formation Evaluation and Well Construction
Joseph C. Henry	41	Senior Vice President, Co-General Counsel and Corporate Secretary
William B. Jacobson	43	Senior Vice President, Co-General Counsel and Chief Compliance Officer
Dharmesh B. Mehta	46	Senior Vice President — Completion and Production Systems

John H. Briscoe joined the Company in August 2011 as Vice President and Chief Accounting Officer and was appointed Senior Vice President and Chief Financial Officer in March 2012. From 2005 to August 2011, Mr. Briscoe was in senior management at Transocean Ltd., and was Vice President and Controller from October 2007 to August 2011. Prior to joining Transocean, Mr. Briscoe held senior accounting positions with Ferrellgas Inc. and Dresser Industries Inc. Mr. Briscoe also has seven years of public accounting experience with the firms of KPMG and Ernst & Young. Mr. Briscoe is a certified public accountant and holds a BBA from the University of Texas.

Peter T. Fontana was appointed Senior Vice President and Chief Operating Officer in December 2010, and was Senior Vice President — Western Hemisphere from July 2009 to December 2010. Mr. Fontana joined the Company in January 2005 as Director Project Management and later that same year was appointed Vice President for the Latin America Region where he served until July 2009. Mr. Fontana has an MBA from Southern Methodist University, and, prior to joining the Company, he held leadership positions with Baker Hughes, Forasol/Foramer and The Western Company of North America.

Nicholas W. Gee was appointed Senior Vice President — Formation Evaluation and Well Construction in October 2011. Mr. Gee rejoined Weatherford in April 2009 as Vice President Investor Relations and served as Vice President – Completion and Production from May 2010 to February 2011 and Vice President – Reservoir and Formation Evaluation from February 2011 to October 2011 Between June 2004 and April 2009 he pursued investment opportunities in the oil and gas exploration and production sector and provided technology and business strategy advice internationally to large and small oil and gas operating and service companies. Between 2000 and 2004, Mr. Gee was a vice president of our completions group. Prior to that time, he was in management with Global Marine Drilling Company in the North Sea. Mr. Gee began his career as a petroleum engineer with BP working in oil and gas exploration and production and has over 25 years experience in the oil and gas exploration and production business. He graduated with a 1st class honors degree in Chemical Engineering from the University of Birmingham, and holds an MBA with distinction from Warwick Business School.

Joseph C. Henry was appointed Vice President — Legal in June 2009, Vice President and Co-General Counsel in December 2009 and Senior Vice President in March 2012. He joined the company in 2003 and became Associate General Counsel in 2006. Prior to joining us, Mr. Henry was an attorney with an international law firm in Houston from 1995 to 2001 and served as in-house counsel with other energy companies from 2001 to 2003. Mr. Henry holds a bachelor’s degree from the University of Houston and a Juris Doctor from the University of Texas School of Law.

William B. Jacobson joined the Company in March 2009 and was appointed Vice President and Chief Compliance Officer in June 2009, Co-General Counsel in December 2009 and Senior Vice President in March 2012. During the past five years, Mr. Jacobson also served as a federal prosecutor for the Fraud Section of the U.S. Department of Justice’s Criminal Division, where he served in various positions, including as Assistant Chief for FCPA Enforcement, and was in private practice. Mr. Jacobson holds a Bachelor of Arts from Tufts University and a Juris Doctor from Georgetown University Law Center.

Dharmesh B. Mehta was appointed Senior Vice President – Completion and Production Systems in October 2011. Mr. Mehta joined the Company in 2001 and served as Vice President, Product Optimization from 2001 to 2009, Vice President of Artificial Lift from 2009 to April 2011 and Vice President, Production Systems from April 2011 to October 2011. Prior to joining the Company, Mr. Mehta had 10 years of experience in the software and oil and gas industries. Mr. Mehta holds a bachelor’s degree from the University of Houston and a master’s degree from the University of Wisconsin.

RELATED PERSON TRANSACTIONS

We lease our London office space from Central London Commercial Estates Limited, which is affiliated with Derwent London, of which one of our directors, Mr. Robert Rayne is the Non-executive Chairman. Mr. Rayne was not personally involved in the negotiation of the lease transaction and receives no personal benefit from this transaction. The lease transaction was reviewed by the Corporate Governance and Nominating Committee of our Board of Directors and approved by our Board of Directors, with Mr. Rayne abstaining from voting on the matter. In their review, our Corporate Governance and Nominating Committee considered among other factors a report from an independent real estate brokerage firm with expertise in the relevant market analyzing lease alternatives to conclude that the transactions were, taken as a whole, at least as fair to us as would have been obtained on an arms-length basis from a non-affiliated party. In 2011, we paid the lessor approximately £230,000 ($367,193 based on exchange rates as of March 28, 2012).

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Our CD&A begins with a summary, followed by a discussion of our compensation governance practices, including our compensation philosophy and specific policies, then moves to a more detailed analysis of the elements of our executive compensation program.

Summary Discussion

Fiscal 2011 Highlights

Fiscal 2011 was a year of operational successes for Weatherford. Some of the Company’s more significant achievements include:

•	Record worldwide revenues of $13 billion; a 27% increase over 2010

•	Revenues increased steadily in 2011, with fourth quarter record revenues on an annualized basis of $14.8 billion

•	Pre-tax income increased 273% over 2010

•	Improvements in working capital metrics

•	Improvements in capital efficiencies

FAQs

The following discussion and analysis begins with questions that we believe shareholders likely would want answers to. The analysis then continues in greater detail on the following pages.

Which individuals are covered by this CD&A?

This CD&A covers the compensation of our named executive officers (“NEOs”), who are:

•	Dr. Bernard J. Duroc-Danner, Chairman, President and Chief Executive Officer

•	Mr. Peter T. Fontana, Senior Vice President and Chief Operating Officer

•	Mr. Nicholas W. Gee, Senior Vice President, Formation Evaluation and Well Construction

•	Mr. William B. Jacobson, Senior Vice President, Chief Compliance Officer and Co-General Counsel

We also address historical compensation with respect to Mr. Andrew P. Becnel, who left the Company effective March 31, 2012 but was Senior Vice President and Chief Financial Officer throughout 2011 and is therefore an NEO for 2011, and Mr. Carel W.J. Hoyer, who left the Company in 2011 but is considered an NEO under SEC regulations.

How did shareholders respond to your say-on-pay vote last year?

For our first advisory vote to approve the compensation of our 2010 NEOs taken at our May 2011 annual meeting of shareholders, our shareholders voted 44% in favor and 56% against.

How did you respond to the say-on-pay vote?

We recognized that not all of our shareholders believed that our officers were being compensated in a manner that best brought value to our company, and we undertook to discontinue or alter perceived negative pay practices and to improve our disclosure and shareholder communications.

In response to the negative say-on-pay vote, we initiated contact with and met with many of our larger shareholders to discuss their concerns about our compensation program. We also have taken action to ensure that going forward our NEOs will be compensated in a manner that is fair and appropriate both to them and to our shareholders. We have analyzed Dr. Duroc-Danner’s compensation package with special attention, as we understand that our shareholders particularly need to see and understand the alignment of our Chief Executive Officer’s compensation with specific performance metrics that are tied to increasing shareholder value.

The following chart outlines the primary concerns that were raised with respect to our NEO compensation program last year and how we are addressing those concerns.

Expressed Concern	How We Addressed the Concern
Discretionary Cash Award Payments

In February 2011, following the departure of four key executives in 2010, we awarded certain discretionary cash payments for retention of key executives despite the Company having not achieved bonus thresholds set at the beginning of 2010.

We understand that many of our shareholders did not agree with our rationale for these payments, and many shareholders voted against our say-on-pay proposal based largely on these discretionary retention payments. We believe this was a primary reason for our negative say-on-pay vote in 2011, and we have discontinued that practice.

When the Company did not achieve threshold EPS targets for 2011, we did not award discretionary cash payments to executives in 2012. For 2011 and 2012, our annual cash incentive awards are formulaic, non-discretionary awards that pay out based on how well we achieve pre-determined financial and operational objectives.

See “Components of our Executive Compensation Program—Annual Incentive Compensation” beginning on page 42.

Expressed Concern	How We Addressed the Concern

Contractually Guaranteed Bonus

In awarding the cash payments described above in February 2011, we considered that Mr. Jacobson was contractually entitled to a bonus of $500,000 for 2010. We understand that guaranteed bonuses are not performance-based compensation and that they may be perceived as poor pay practices if they are used in lieu of performance pay. Such bonuses are not part of our executive compensation program, and we did not pay a contractually guaranteed bonus with respect to 2011.

In this unique circumstance, to recruit Mr. Jacobson to join the Company in 2009, a contractual recruitment and retention bonus was included in his compensation package, which guaranteed a minimum cash bonus with respect to fiscal years 2010 and 2011. Mr. Jacobson received a cash payment of $500,000 in February 2011 with respect to 2010. However, as the 2011 incentive thresholds were not achieved, in early 2012 the Committee declined to award him a bonus with respect to 2011. His contract does not provide for any further guaranteed bonuses, and all future bonuses will be strictly performance-based.

We did not enter into or amend any executive employment contract in 2011 that included guaranteed bonus provisions, and we do not intend to do so in the future.

See “Components of our Executive Compensation Program — Annual Incentive Compensation” beginning on page 42.

Modified Single-Trigger Change of Control and Tax Gross-Ups

We removed Section 280G and 409A tax gross-ups from all but one of our executive employment agreements in 2010. We believe the remaining agreement was a significant contributing factor in our negative say-on-pay vote in 2011. That agreement has been terminated, and we no longer provide excise tax gross-ups to our executives.

Before 2010, our standard executive employment agreements included provisions that had come to be viewed as poor pay practices, including tax gross-up provisions. In 2010, we modified our form of executive employment agreement, as disclosed in last year’s proxy statement, to bring the agreements more in line with contemporary pay practices, including among other things removing these tax gross-ups.

Doing so, among other actions we undertook to improve our pay practices, triggered the severance provisions of our executive officers under their contracts at the time. Most of these executives elected to resign and receive their severance under their old agreements. Our Chief Executive Officer voluntarily forfeited the more favorable provisions of his old agreement in favor of the modified version without tax gross-ups.

With respect to our Chief Financial Officer at the time, Mr. Becnel, we entered into an agreement in 2010 that grandfathered certain rights he then had under his previous contract, subject to a three-year sunset. This 2010 agreement preserved the severance he otherwise would have received had he left in 2010, which will be paid in 2012 in connection with his departure from the Company. This agreement also retained tax gross-ups. Our shareholders found objection with this 2010 agreement, which was expressed in the 2011 say-on-pay vote.

Modified single-trigger employment agreements and Section 280G and Section 409A gross-ups are not the norm for our executive compensation packages and are not included in employment agreements with any of our current NEOs. This agreement with Mr. Becnel, which was the only executive contract containing these provisions, was terminated in March 2012.

We did not enter into or amend any executive employment contract in 2011 that includes single-trigger severance or Section 280G or Section 409A tax gross-ups, and we do not intend to do so in the future.

See “Employment Agreements” beginning on page 48.

Expressed Concern	How We Addressed the Concern

No Clawback Policy Disclosed	The Company has adopted and disclosed a clawback policy with respect to executive compensation. See “Clawback Policy” beginning on page 38.

Supplemental Executive Retirement Plan (“SERP”)

Historically, we maintained supplemental executive retirement plans. No new participants have been admitted to the plans since 2006. These historical plans were defined-benefit plans with no link to performance. The original plan was frozen in 2008 and the successor plan was frozen in 2010 when we determined that having a significant element of compensation not tied to performance was no longer desirable. In conjunction with the modification in 2010, no additional benefits accrued other than de minimis interest accruals on cash balances. The modification of this plan was one factor in several executives resigning from the Company in 2010. We believe the SERP and our disclosure of these events may have caused some shareholders to vote against our say-on-pay proposal.

We have modified our disclosure to clarify that our modifications of the SERP have converted a non-performance-based compensation element into a performance-based compensation element. In 2010, we allowed the remaining plan participants to convert their fully vested cash balances into share-denominated balances so that the ultimate value of the plan is linked to share price performance. Our CEO at that time voluntarily converted 100% of his fully vested cash balance, which was based on more than 20 years of service, into an equity balance of 4.4 million shares, which he will receive on his eventual departure from the Company.

Following the recent departure of Mr. Becnel, the only remaining participant in the SERP is our CEO. Although he is fully vested in his SERP benefit, the value of his ultimate payment benefit under the SERP depends entirely on share price performance, as it will be paid in a fixed number of shares. No additional benefits accrue under the SERP.

Short-term Incentive Goals

See “Retirement Plans — Frozen Nonqualified Executive Retirement Plan” beginning on page 47.

For 2010 and 2011, we used earnings-per-share as the sole metric for our annual cash incentive. Some shareholders expressed concern about using a single metric and suggested metrics covering profitability and capital efficiency should be considered.

For 2012, we adopted multiple metrics to determine the short-term incentive payouts that include goals based on profitability, capital efficiency and safety. The goals require meaningful improvements over 2011 performance to achieve payout.

See “Components of our Executive Compensation Program — Annual Incentive Compensation” beginning on page 38.

Pay for Performance

In 2012, we made the following decisions to further reinforce the link between our CEO’s pay and company performance:

CEO Base Salary: Did not increase in 2012, 2011, or 2010.

CEO and NEO short-term incentive: 100% formulaic, non-discretionary, with multiple metrics and rigorous performance goals.

CEO Long-term Incentive: 100% at-risk, performance-based units; targeted value at the peer company 50th percentile. The performance share units vest based on:

• Total Shareholder Return performance vs. peer group; and

• Achieving a minimum 10% (target 15%) annual appreciation in share price.

Can you demonstrate historical alignment between your CEO pay and performance?

Yes, quantitatively, using realized historical results.

Some observers analyze pay-for-performance by comparing historical company performance to the grant-date accounting value of an award, or what is often called “opportunity pay”. While we agree that opportunity pay is a relevant consideration, and as mentioned above we target this value for long-term incentives to be near the mid-point of our peer group, we believe the accurate measure of a pay-performance alignment is realized pay, or value actually received. Opportunity pay does not consider the extent to which a pay element may be at-risk or, in other words, subject to loss for lack of performance. Further, opportunity pay is by its nature forward-looking, while performance metrics are historical.

The alignment of pay and performance in our compensation structure can be demonstrated quantitatively by comparing the three-year realized total compensation of the CEOs in our peer group with the three-year total shareholder return of our peer group. The following chart shows that clear alignment.

This chart should be read in conjunction with our summary compensation table on page 50, which is presented in accordance with the SEC regulations for that table and does not present realized pay. For discussion of the elements of compensation as presented in the summary compensation table and those that are included in realized compensation, see “Pay for Performance Outcomes: Realized Compensation Analysis” beginning on page 37.

Source: Longnecker & Associates research.

(a)	3-Year Realized Total Compensation is the sum of base salary paid, cash incentives paid, all other compensation paid (perquisites included), and the vest-date value of equity awards vested for the three years ended December 31, 2011.

(b)	3-Year Total Shareholder Return is the percentage increase in shareholder value for the three years ended December 31, 2011, adjusted for cash dividends paid.

What portion of your CEO’s long-term equity awards are performance-based?

All of them — 100%. Our CEO did not receive any time-based long-term equity awards in 2010, 2011 or 2012. Our CEO’s long-term equity awards are entirely performance-based, meaning that his ultimate payout in these awards is entirely contingent on how well we return value to our shareholders through share price appreciation, measured as Total Shareholder Return or “TSR”. When we do not achieve our TSR thresholds, our CEO’s long-term equity awards do not vest, and the realized value of those awards is zero. When we have strong shareholder returns, our CEO’s compensation may increase significantly. Awarding all performance-based long-term equity awards is unusual in our industry, and we believe it demonstrates our strong commitment to a pay-for-performance compensation structure.

What portion of your CEO’s total opportunity pay is performance-based?

71% for 2009-2011. In deriving this figure, we consider our CEO’s total opportunity pay to include salary, annual incentive, long-term equity and other (including perquisites and expatriate benefits), as set forth in our summary compensation table on page 50. We do not include in this calculation the increase in actuarial value of an historic pension plan shown in that table, because that figure is based on pension plan accounting and is not indicative of any change in compensation that the CEO has or may ultimately realize. Further, the true value of that pension plan is based entirely on our share price, so we view that as performance-based. See “Retirement Plans — Frozen Nonqualified Executive Retirement Plan” beginning on page 47 and “Pay for Performance Outcomes: Realized Compensation Analysis” beginning on page 37. For purposes of this calculation, we consider equity awards to be performance-based and other amounts, including discretionary bonuses, to be non-performance-based.

What are the elements of your executive compensation package, and which of them are at-risk or performance-based?

Our compensation programs are designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals and the achievement of increased TSR, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The following table summarizes the objective of each element of our NEOs’ compensation package, the key features of those elements and the extent to which the element is performance-based. This table should be read in conjunction with our summary compensation table on page 50 and the more detailed discussion under “Components of our Executive Compensation Program” beginning on page 41.

Compensation Element	Objective	Key Features	Performance/ At-risk?

Base Salary	To provide a base level of income.	Reviewed annually and subject to upward adjustment based on market factors, experience, individual performance and leadership.	No.

Annual Cash Incentive	To motivate and reward executives’ contributions to the achievement of annual, predetermined financial and operational objectives.	Compensation Committee establishes performance measures that incentivize performance relevant to meeting financial, operational and safety goals that will ultimately drive shareholder value.	Yes — pays out only based on achievement of pre-set, measurable goals; may not pay out.

Performance Share Units (Long-Term Equity Awards)	To correlate realized pay with increases in shareholder value on absolute terms and relative to industry peers over a long-term period.	In periods of low shareholder return, executives realize little or no value. In periods of high shareholder return, executives may realize substantial value. Metrics include (1) TSR relative to the performance of a predetermined peer group, and (2) share price appreciation at a minimum of 10% annualized, with a superior goal of 20% annualized. Measured over three-year period to encourage a long-term focus.	Yes — pays out only based on increased shareholder value and performance vs. peers; may not vest depending upon total shareholder return performance.

Compensation Element	Objective	Key Features	Performance/ At-risk?

Restricted Share Units (Long-Term Equity Awards)	To incentivize management (excluding the CEO) to contribute to long-term increases in shareholder value. To retain executives in the hypercompetitive energy market.	Provides “skin in the game.” A portion of NEOs’ (other than CEO’s) compensation is paid in equity, and value is realized based on future share price. Provides a straight-line, direct correlation of realized pay to increase in shareholder value.	Yes — value increases or decreases in correlation to share price.

Severance	To provide a measure of financial security in the event an executive’s employment is terminated without cause. To encourage retention and ensure continued dedication by executive officers.	Severance benefits are provided pursuant to the executive officers’ employment agreements.	No, except does not apply in termination for cause or voluntary termination without good reason.

Retirement Plans	To provide retirement savings in tax —efficient manner.	Executive participate in pension plans such as 401(k) plans that are generally available to all employees, including matching contributions.	No.

Frozen Pension Plan	To link ultimate, career-long wealth building to shareholder value.	We formerly maintained a SERP. The vested, fixed balance of the CEO’s primary pension benefit is denominated in shares, such that the benefit value is linked directly to share value in a 1:1 correlation. This Plan was frozen in 2010, and no further contributions have been made to any employees.	Yes — Value is based on share price and increases or decreases in correlation to share price.

Perquisites	The Company provides limited perquisites to executives to assist executives in carrying out their duties and increasing productivity.	Perquisites provided to executives include club membership dues and an auto allowance. Perquisites are industry standard, including in many cases for non-executive employees.	No.

Expatriate Benefits	To assist in absorbing part of the additional burden of an overseas assignment.	As a multi-national industry, ex-pat benefits — including housing and schooling assistance and tax normalization — are industry standard. Tax benefits provided to executives are less than those provided to non-executive expatriates.	No.

We encourage you to read this CD&A for a detailed discussion and analysis of our executive compensation programs, including information about the fiscal 2011 and 2012 compensation of the NEOs.

Compensation Governance

The Committee strives to implement best compensation practices in the manner most appropriate to our Company’s circumstances and goals. We highlight the following compensation governance matters for shareholder consideration.

•	The Company has engaged with shareholders in response to last year’s negative say-on-pay vote, and has addressed the primary concerns that led to that negative result.

•

The Committee did not award discretionary bonus payments in 2012 after the Company did not achieve its 2011 annual incentive goal, and the Committee has adopted a formulaic, multi-goal annual incentive program for 2012.

•	The Company maintains a standard form of executive employment agreement for all of our executives, which does not provide Section 280G or Section 409A tax gross-ups or guaranteed bonuses.

•	The Company adopted an Executive Compensation Clawback Policy, as described below.

•	The Committee implemented share ownership guidelines, requiring executive officers to hold equity equivalent to certain multiples of their base salary.

•

The Committee has engaged an independent compensation consultant that does not provide any services to management and that had no prior relationship with management prior to the engagement as well as independent legal counsel that does not provide any services to the Company or management.

•	The Committee uses tally sheets prepared by its compensation consultant that provide information as to all compensation that is potentially available to our NEOs.

Oversight of our Executive Compensation Practices

Our executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee currently consists of four directors, Samuel W. Bodman, III (Chair), William E. Macaulay, Robert K. Moses, Jr. and Guillermo Ortiz. At all times in 2011, all of the persons serving on the Committee were independent, as defined by the standards of the NYSE, and satisfied the qualification standards of section 162(m) of the Code and Section 16 of the Exchange Act.

The Committee is responsible for, among other functions, reviewing and approving the total compensation for our NEOs consistent with the objectives and philosophy described below.

Compensation Philosophy and Objectives

The Committee follows a “pay for performance” philosophy in our executive compensation structure. The Committee’s objective is to provide compensation to our executive officers at a level and in a manner that maximizes shareholder value.

The Committee believes that our executive compensation program should reward enhanced financial performance of the Company and maximize shareholder value by aligning the short-term and long-term interests of our executive officers with those of our shareholders. Our Company’s programs are intended to:

•	Attract, retain and motivate individuals of outstanding ability in key executive positions;

•	Drive and reward strong business performance to create superior value for our shareholders;

•	Pay for performance;

•	Ensure that performance-based compensation does not encourage excessive risk taking; and

•	Encourage our executives to focus on both the short-term and long-term performance goals of the Company.

Our executive compensation also is intended to be market competitive. For 2011, the Committee approved base salary, annual performance compensation and long-term incentive compensation (together, the “total direct compensation”) for each NEO that was intended to be competitive with our peer group. However, in setting the compensation of our NEOs, the Committee also takes into consideration historical and individual circumstances, including tenure and experience, individual performance, anticipated future contributions, retention factors, including apparent career alternatives for each individual, and the availability of comparable data for certain positions.

The Committee believes that a majority of executive compensation should be “at risk” — that is, the ultimate, realized value of the compensation is tied to the Company’s financial and equity performance. During periods when our financial performance meets or exceeds established objectives, we believe that NEOs should be rewarded well under our incentive compensation programs for their efforts in achieving our goals. Likewise, when our performance does not meet the established goals, incentive compensation may be reduced or eliminated.

Incentive compensation is designed to balance short-term annual results and long-term multi-year success of the Company. Short-term awards primarily are payable in cash, while long-term awards are equity-based awards.

Pay for Performance Outcomes: Realized Compensation Analysis

Our executive compensation program design is intended to be competitive and to link executive compensation outcomes with performance. To ensure that our pay-for-performance philosophy translates into real outcomes, in early 2012 the Company engaged Longnecker & Associates (“L&A”), an independent executive compensation consulting firm with particular experience in the energy industry, to test that linkage. L&A looked at (a) realized compensation, or the value of the compensation actually received, by our CEO for the years 2009-2011; (b) realized compensation of the CEOs of our peer group, calculated on the same basis using data disclosed in their 2009-2011 proxy statements and (c) the TSR for us and our peers over the 2009-2011 period. The primary purpose of this review was to determine if Weatherford’s performance and our CEO’s compensation are aligned with companies in our peer group.

The Committee determined that this analysis, the results of which are graphically presented on page 33 above, demonstrates that for the period measured, the correlation between performance and CEO realized compensation is in line with our peers.

Realized compensation is different than compensation as disclosed in the summary compensation table on page 50. Among other things, the summary compensation table analysis, the format of which is standardized across all companies by SEC regulation, values long-term equity grants at the date of grant based on a presumed or predicted future value. A realized compensation analysis, on the other hand, measures the value of long-term compensation that is earned rather than the value at the time of grant. The following chart explains how we analyzed various elements of compensation under the two methods of analysis. We encourage you to consider our analysis in light of the summary compensation table on page 50 and the subsequent tables.

Element of Compensation	Summary Compensation Table Value	Realized Compensation Value
Base Salary	Salary	Salary
Annual Incentive	Bonus	Bonus
Stock Options	Valued at grant date in accordance with accounting rules for purposes of equity based compensation expense using actuarial predictions of future outcomes as modeled through Black-Scholes.	In-the-money value of options granted during the period measured (vested or unvested), calculated at the share price at the end of the period measured less the exercise price.
Restricted Shares	Shares valued at grant date.	Value of restricted shares granted during the period measured (vested or unvested), calculated at the share price at the end of the period measured.

Element of Compensation	Summary Compensation Table Value	Realized Compensation Value
Performance Shares	Valued at grant date in accordance with accounting rules for purposes of equity based compensation expense using actuarial predictions of future outcomes as modeled through Monte Carlo Simulation.	Value of the performance shares earned and vested during the period measured, calculated on the basis of the stock price at vesting.
Actuarial Value of Change in Pension Benefit	Valued in accordance with accounting rules for purposes of pension plan expense using actuarial amortizations.	Excluded, as amounts are not comparable and do not correlate with increases in value received or to be received.
Other (perquisites, expatriate benefits, etc.)	Net cost paid or reimbursed.	Net cost paid or reimbursed.

The column of the summary compensation table entitled “Change in Actuarial Value of Pension Benefit and Nonqualified Deferred Compensation Earnings” was excluded from this analysis because this element cannot accurately be compared across peers. Further, the pension value presented in the summary compensation table, pursuant to SEC regulations, is based on the Company’s non-cash amortized financial expense, which does not present the value realized by the executive and does not correlate with the pension value the executive may realize in the future.

The pension value presented in this column of the summary compensation table relates to our frozen SERP. The Company is required to amortize an actuarial benefit under this plan and include a non-cash accounting expense for that amortization in our financial statements. See our summary compensation table on page 50, “Pension Benefits” beginning on page 59 and “Retirement Plans — Frozen Nonqualified Executive Retirement Plan” beginning on page 47.

Notwithstanding that this element is excluded from our realized compensation analysis, we believe this component of compensation — our frozen plan, as amended — is pay-for-performance oriented, because the value outcomes of this element are tied directly to share price performance. Our CEO’s vested value in this pension plan is denominated entirely in Weatherford shares, such that there is a direct, 1:1 correlation between changes in shareholder value and changes in the value of his pension. For example, for 2011, the change in the accounting value presented in the summary compensation table is shown as $2.2 million, but the economic value of his pension declined from December 31, 2010 to December 31, 2011 by $35.9 million, or 35.8%, corresponding to a 35.8% decline in our share price for the same period.

Clawback Policy

We adopted the Weatherford International Executive Compensation Clawback Policy setting out the terms under which we may seek to recover incentive compensation from our officers under certain circumstances. The purpose of the policy is to enable the Committee to recoup performance-based compensation that is paid but it is subsequently determined not to have been earned because financial results are restated, including if the Committee determines that an officer has engaged in fraud, willful misconduct or gross negligence that causes or contributes to a restatement of our financial statements. The Committee intends to revisit and revise the policy as necessary following publication of final SEC rules implementing the clawback requirements of the Dodd-Frank Act.

Mandatory Minimum Share Ownership Guidelines

The Committee believes that it is important to align the interests of management with the interests of our shareholders. In furtherance of this philosophy, the Company has adopted the following mandatory minimum share ownership guidelines. Share ownership includes shares owned directly as well as equity-based awards not yet fully vested, deferred compensation plans and retirements plans (including our 401(k) plan and suspended plans). The minimum guidelines are based on a multiple of base salary or, in the case of directors, annual cash retainer. The guidelines are as follows:

Chief Executive Officer	6x
Other executives	3x
Directors with one or more full years of service	5x

The Committee has reviewed the share ownership of our executive officers and directors and determined that they meet or exceed these share ownership guidelines.

Committee Processes and Activities

The Committee meets at least quarterly to consider our executive compensation programs and matters that relate to executive compensation. The Committee receives regular reports on compensation information and analysis prepared by our compensation consultant, the financial performance of the Company and the performance of each executive officer to determine the appropriate level and combination of salary and incentive compensation for NEOs. The procedures used to establish the total compensation levels for all NEOs are the same; however, there is variability in the levels of compensation paid among our NEOs, as the Committee may consider historical and individual circumstances, including tenure and experience, individual performance, anticipated future contributions, retention factors, including apparent career alternatives for each individual, and the availability of comparable data for certain positions.

The Committee annually reviews the compensation structure of our NEOs. Following the annual review, the Committee adjusts base salaries where appropriate, determines the metrics and goals for annual performance compensation and determines the forms and amounts of long-term incentive awards. In making those determinations, the Committee relies on input from our consultant, but also solicits input and recommendations from our CEO as to appropriate forms and amounts of compensation for the NEOs other than himself, including recommendations as to potential metrics and targets for our annual incentive plan. While the Committee considers the CEO’s recommendations as it deems appropriate, it retains ultimate decision-making authority to determine compensation of all NEOs, including the CEO.

The Committee reviews the Company’s compensation philosophies on an ongoing basis in an effort to ensure that executive compensation appropriately reflects corporate and individual performance and yields awards that are reflective of the individual’s contribution to the achievement of our goals.

Risk Analysis of our Compensation Programs

The Committee reviews our compensation plans and policies to ensure that they do not encourage unnecessary risk taking and instead encourage behaviors that support sustainable value creation. In 2011, the Committee, with the assistance of its consultants, reviewed the Company’s compensation policies and practices for executive officers, and determined that our compensation programs are not reasonably likely to have a material adverse effect on the Company. The following factors in particular reduce the likelihood of excessive risk-taking:

•	The program design provides a balanced mix of cash and equity, annual and long-term incentives, fixed and variable pay, and performance metrics;

•	Maximum payout levels for bonuses are capped;

•	The Committee has downward discretion over incentive program payouts;

•	Executive officers are subject to share ownership guidelines;

•	Compliance and ethical behaviors are integral factors considered in all performance assessments; and

•	The Company has adopted a “clawback” policy.

Compensation Consultants and Independence

As set forth in its charter, which can be found on our website, the Committee has the authority to retain and terminate compensation consultants to provide advice to the Committee. The Committee retained Pearl Meyer & Partners (“PM&P”) during the 2011 fiscal year to provide information, analyses and advice regarding executive compensation. The Committee determined that PM&P is an independent consultant, and PM&P performs no services for the Company other than those related to executive and non-employee director compensation.

The Committee met with PM&P three times during 2011 to review their market reports, discuss executive compensation trends and issues, as well as to determine performance-based long-term incentive awards. These reports also formed the basis for the executive base salaries and annual incentive levels for 2012.

Our management communicates with PM&P and provides data to PM&P regarding our executive officers, but does not direct PM&P’s activities. PM&P has not performed or provided compensation services in the past to our management (other than providing the Company with various industry surveys that were not customized for the Company).

The Committee also has the authority under its charter to retain and terminate independent legal counsel in connection with compensation matters. The Committee has engaged Simpson, Thacher & Bartlett LLP as its independent counsel. This firm provides no other services to the Company, and the Committee has determined that they are independent of management. The Committee regularly consults with their counsel regarding compensation and related legal and disclosure matters.

At the end of 2011 and beginning of 2012, the Company engaged L&A to develop recommendations for the 2012 NEO compensation structure to satisfy the competing demands of: maximizing shareholder value, retaining key executives in a hypercompetitive energy market, satisfying shareholder concerns with respect to prior compensation practices, and be competitive and reasonable. L&A worked with PM&P to provide recommendations to the Committee in 2012. L&A also assisted with preparing the realized compensation analysis described above.

Market Analysis and Peer Group

When considering our compensation practices and levels, the Committee reviews the compensation practices and levels of a peer group of similarly-sized publicly-traded energy service and exploration and production companies to determine market levels. The Committee periodically reviews the composition of our peer group to ensure that the companies in the group are relevant for comparative purposes and have executive positions with responsibilities similar to ours and that compete with us for executive talent. The Committee and PM&P review data for potential peers relating to enterprise value, revenue and market capitalization. Based on these factors and directly comparable business lines, the Committee determined that the following companies would comprise our peer group for 2011, and these companies were used in early 2012 to establish executive compensation for 2012:

• Baker Hughes • Cameron • Halliburton • Nabors	• National Oilwell Varco • Noble • Schlumberger • Transocean

The Committee also reviews comparisons to a focused peer group comprised of Schlumberger, Halliburton and Baker Hughes (the “TSR Peer Group”). While each member of the larger peer group is in the broader energy and drilling industries, the members of the TSR Peer Group are Weatherford’s most direct competitors and are the companies with whom the Company competes most frequently for executive and management talent and whose business cycles most closely match Weatherford’s. The Committee uses the TSR Peer Group to compare and set performance targets related to awards of our performance share units. See “Components of our Executive Compensation Program — Long-Term Incentive Compensation – Forms of Long-term Incentives.”

Section 162(m) of the Internal Revenue Code

The Committee considers the tax impact of our executive compensation programs. Code Section 162(m), as interpreted by IRS Notice 2007-49, imposes a $1 million limitation on the deductibility of certain compensation paid to certain officers. As a multi-national Swiss company, the significant majority of our executive compensation is not a U.S. tax expense, so Section 162(m) is not a concern for the Company. The Committee may take into account the potential application of Section 162(m) on incentive compensation awards and other compensation decisions, and it may approve compensation that will not meet these requirements in order to ensure competitive levels of compensation for our executive officers.

Components of our Executive Compensation Program

Below is a detailed discussion and analysis of each component of our executive compensation for 2011 and 2012.

Base Salary

Base salary provides a fixed level of compensation to the executive, representative of his skills, responsibilities and experience. Base salaries for our executive officers are reviewed annually. Proposed increases to base salaries are reviewed by our Committee following recommendations from Dr. Duroc-Danner (other than for his own base salary). The Committee does not rely on predetermined formulas or criteria when evaluating executive base salaries, but does consider comparable market data provided by PM&P.

Dr. Duroc-Danner’s salary has not increased in over three years. In 2010, Dr. Duroc-Danner’s salary remained at his 2009 level but was converted to Swiss francs in connection with his relocation to Switzerland. Based on data compiled by PM&P, Dr. Duroc-Danner’s base salary exceeded the market 75th percentile for our peer group, but was slightly above the market 50th percentile for the TSR Peer Group. The Committee believes his salary is appropriate in light of his unique experience and in-depth understanding of our industry — having lead the Company for 25 years — and considering alternative career opportunities that could be available to him. For 2012, Dr. Duroc-Danner’s salary again did not increase.

Mr. Becnel’s salary was between the 50th and 75th percentile for our peer group. His salary increased 6% from 2010 to 2011. His salary did not increase in 2012. He left the company effective March 31, 2012.

Mr. Fontana’s salary increased 42% in 2011 from 2010, primarily due to his promotion from Vice President — Western Hemisphere to Senior Vice President and Chief Operating Officer, and the currency was changed from United States dollars to euros. It was between the 50th and 75th percentiles for his position among our peers. His salary increased 15% from 2011 to 2012 and the currency of his salary was changed from euros to pounds sterling. In setting his salary, the Committee considered his decades of experience, the significant operational improvements the Company has experienced under his leadership and his importance to the Company’s future success.

Mr. Gee became an NEO in 2011. His salary is slightly below the 50th percentile of our peer group. He received a 10% salary increase from 2011 to 2012 as a market adjustment and considering our 2011 operational performance.

Mr. Jacobson’s base salary was determined in arms-length negotiations between him and the Company when he joined the Company as a non-executive in 2009 and is fixed by contract. It exceeds the market 90th percentile for comparable positions in our peer group. The Committee believes his salary is reasonable in light of his special expertise in compliance and the Company’s unique needs in that field. His salary has not increased since he joined the Company in 2009, and it remains at the same level for 2012.

The table below shows the annual base salaries of the NEOs currently serving the Company effective after adjustments for the applicable year. Where adjustments were made during the year, these annualized amounts may be higher than the actual amount paid for the entire year. See the summary compensation table on page 50 for the actual amounts paid.

Executive	2010 Salary	2011 Salary	2012 Salary
Dr. Duroc-Danner	CHF 1,760,000	CHF 1,760,000	CHF 1,760,000
Mr. Becnel(a)	CHF 759,000	CHF 803,000	CHF 803,000
Mr. Fontana	$600,000	€637,500	£616,000
Mr. Gee	£285,000	£350,000	£385,000
Mr. Jacobson	$1,000,000	$1,000,000	$1,000,000

(a)	Mr. Becnel left the Company effective March 31, 2012.

Annual Incentive Compensation

Our annual incentive compensation is generally structured to deliver cash payouts in line with market multiples when performance targets are achieved or exceeded. The Committee establishes the terms of any awards under our Non-Equity Incentive Compensation Plan (the “ICP”), including the financial metrics and goals for each award, within 90 days of the start of each fiscal year.

The performance metrics generally are absolute targets (as distinguished from the performance metrics in our long-term incentive programs, which include measurements of our performance relative to the performance of our peers). For each award under the ICP, the Committee establishes goals at three levels: threshold, target and superior. Target represents a strong but achievable level of performance. Superior represents an extraordinary level of performance that will substantially increase shareholder value. Threshold is the entry-level of performance under the ICP, established so that smaller awards will be earned for satisfactory performance short of target.

The Committee establishes potential award payments as a percentage of the executive’s annual base salary as in effect at the end of the plan year, with a percentage determined for achievement of threshold, target or superior level. The Committee determines award payments by comparing our consolidated financial results for the relevant year with the goals, comparing the relevant metric used for that year (for example, earnings per share). If our financial results fall between the threshold and target goal levels or between the target and superior goal levels, the award payment will be determined by linear interpolation to derive the percentage of salary.

2011 Annual Incentive Results

For 2011, the Committee established a financial target of $1.24 earnings per share under our ICP. The threshold under the plan was $1.00 EPS, with the maximum set at $1.48 EPS. As the Company did not achieve these targets, no bonuses were paid to NEOs under the ICP, nor were any discretionary bonuses paid in the spring of 2012.

2012 Annual Incentive Goals

For 2012, based in part on shareholder feedback, we adopted multiple metrics to determine the short-term incentive payouts that include goals based on profitability, capital efficiency and safety. The goals require significant gains over 2011 performance in order to achieve a payout. The specific metrics and goals, and the portion of the annual incentive dependent on each, are set forth in the following table, together with the performance under that metric for 2011.

($ in thousands)

Objective	Profitability	Capital Efficiency	Safety
Performance Metric	Operating Income(a)	Operating Income ÷ (Net Debt + Shareholder Equity)	Lost-Time Incident Rate	Preventable Vehicle Incident Rate
Metric Weight	45%	45%	5%	5%
2012 Superior	$2,970	15.5%	0.21	1.10
2012 Target	$2,495	13.5%	0.23	1.16
2012 Threshold	$2,220	12.5%	0.25	1.29
2011 Historical	$1,907	11.4%	0.25	1.29

(a)   Operating Income is regional operating income before corporate, R&D and items.

The Committee believes that these metrics are appropriate representations of and incentives towards the relevant objectives of profitability, capital efficiency and safety, and that the weighting assigned to each is appropriate.

The potential payouts under the 2012 annual bonus structure, expressed as a percentage of salary based on achievement of various levels, is shown in the table below. We determined these percentages to be within market ranges based on market data from our peer group and industry. For performance between these goals, the percentage of salary would be determined by linear interpolation. For each metric, the percentage of salary determined by performance would be multiplied by the weighting percentage for the metric shown above to determine the payout on that metric.

	Threshold	Target	Superior
Dr. Duroc-Danner	60%	120%	240%
Mr. Fontana	50%	100%	200%
Mr. Gee	45%	90%	180%
Mr. Jacobson	37.5%	75%	150%

Award payments are made after the public release of our year-end financial results for the applicable year and after determination of the award payments by the Committee. No award payment is made until the calculation of the payment award is approved by the Committee. Plan awards earned for a year generally are paid in February of the following year. Awards are paid in cash in the currency in which the recipient ordinarily is paid.

The Committee may determine that modifying the ICP, the goals or the potential award payments would provide more appropriate incentives for executives. The Committee reserves the right in its sole discretion to adjust the financial goals or award amounts under the ICP to reflect (1) the impact of acquisitions, (2) changes in our industry, (3) changes in macro-economic factors or conditions impacting the Company, (4) changes in market compensation practices and other circumstances, (5) changes in applicable laws, regulations or accounting practices, or (6) other matters that were not anticipated when the financial goals for the plan year were determined. The Committee also retains the discretion to make alternative bonus calculations or to make retention awards or other awards based on alternative or non-financial performance criteria.

February 2011 Cash Awards

In February 2011, although the Company did not achieve its 2010 annual incentive performance metrics, the Committee made discretionary cash awards to the NEOs based on considerations it deemed reasonable at the time, particularly for retention purposes. This type of discretionary cash award is not a normal and recurring element of our compensation package.

When the Company did not achieve threshold EPS targets for 2011, we did not award discretionary cash payments to executives in 2012. For 2011 and 2012, our annual cash incentive awards are formulaic, non-discretionary awards that pay out based on how well we achieve pre-determined financial and operational objectives.

The awards paid in February 2011 follow. These amounts are shown in our summary compensation table on page 50 as 2011 compensation because they were paid in 2011. However, they do not relate to 2011 results as they were awarded before any 2011 results were available.

Executive	Award
Dr. Duroc-Danner	CHF 1,430,000
Mr. Becnel	CHF 500,000
Mr. Fontana	$824,940
Mr. Gee	£250,000
Mr. Jacobson	$500,000

The bonus paid to Mr. Jacobson was the minimum to which he was contractually entitled for 2010. We understand that guaranteed bonuses are not performance-based compensation and that they may be perceived as poor pay practices when they are used in lieu of performance pay. Such bonuses are not normal for Weatherford executives. In this unique circumstance, to recruit Mr. Jacobson to join the Company in 2009, a contractual recruitment and retention bonus was included in his compensation package, which guaranteed a minimum cash bonus for 2010 and 2011. The bonus was to be paid in future years to encourage retention. Mr. Jacobson received a cash payment of $500,000 in February 2011 with respect to 2010. However, as the 2011 incentive thresholds were not achieved, the Committee declined to award him a bonus with respect to 2011. His contract does not provide for any further guaranteed bonuses, and all future bonuses will be strictly performance-based.

We did not enter into or amend any executive employment contract in 2011 that included guaranteed bonus provisions, and we do not intend to do so in the future.

Long-Term Equity Incentive Compensation

Long-term equity incentives are designed to motivate management to achieve long-term performance of the Company and serve to link a significant portion of compensation to shareholder returns. In March 2010, the Committee approved the 2010 Omnibus Incentive Plan (which was approved by our shareholders at our Annual

General Meeting on June 23, 2010), under which the Company may issue awards of long-term equity compensation from time to time consistent with the objectives and philosophy of our compensation programs. We generally grant long-term equity awards annually in February or March to incentivize future performance.

Determination of Aggregate Value of Awards

In determining the total value of long-term incentive awards to be granted to each NEOs, the Committee determines the award value as a percentage of salary in accordance with market data and considering, without giving particular weight to any specific factor, the position of the officer (both in terms of function and responsibilities), tenure, anticipated future contributions and the long-term incentive compensation of similarly situated executives in our peer group. As long-term incentives are incentives for future performance, historical performance is not a significant factor in determining the initial value of awards. In determining the number of restricted or performance share units to award, the Committee looks to the closing share price as of the date of grant.

Forms of Long-term Incentives

Long-term incentive awards provide our NEOs with a benefit that increases only when the value of our shares increases, which aligns their interests with increasing shareholder value. Long-term incentives are equity-based and may include: (1) options, (2) restricted share units or (3) performance share units. In determining the form or forms of award grants, the Committee considers, among other factors, the seniority of the officer and the ability of the officer to impact our success, as well as the appropriateness of a particular security to the individual executive’s financial circumstance.

Options allow our NEOs to be in parity with our shareholders, as NEOs benefit only to the extent of appreciation of the Company’s shares over time. The Committee did not grant any options to our NEOs in 2011 or 2012.

Restricted share units also motivate our NEOs to strive for share price appreciation, as they are granted at the closing price on the date of grant, and the executive realizes value only when the units vest and the underlying shares are delivered. Restricted share units generally vest in equal annual installments over a period of three years. Upon vesting, the holder of restricted share units receives one registered share for each unit that vested. Holders of restricted share units do not have voting rights or dividend participation rights until the underlying shares are delivered to them.

Performance share units have the highest possible return and also the highest risk of the various forms of awards available to the Committee to grant. Performance share units also provide an even stronger correlation to shareholder value, as they vest, if at all, into a number of shares depending on achievement of specified performance targets.

Grants in 2011

In 2011, the Committee granted 100% of the long-term incentive awards to our CEO in the form of performance share units. The Committee granted the other NEOs 50% of their awards in performance share units and 50% in restricted share units. In determining to grant other NEOs a different equity mix, the Committee noted that the Company was alone among its peers in providing all long-term compensation solely in performance share units. Further, the Committee considered that a grant of entirely performance share units may not be the most effective incentive for all NEOs, depending on such factors as the executive’s career tenure, personal wealth, level of responsibility within the Company, job function, and retention concerns.

In February 2011, the Committee awarded performance share units to our NEOs as follows: Dr. Duroc-Danner 310,427 units, Mr. Becnel 50,906 units, Mr. Fontana 113,064 units, Mr. Gee 35,870 units and Mr. Jacobson 28,281 units.

The 2011 performance share units have a single three-year performance period (2011-2013 combined). The performance share units will be settled in registered shares issued under our 2010 Omnibus Incentive Plan, with the actual number of shares to be issued based on a multiple of each executive’s targeted number of performance share units. The multiplier will be determined on the basis of our TSR relative to the TSR of each company in our TSR Peer Group, such that the actual number of shares issued could be 2.25x the number of units for extraordinary performance or could be zero for below-threshold performance. The follow table shows the applicable multiples based on TSR ranking.

TSR Rank	Performance Multiplier
First	2.25x
Second	1.25x
Third	0.50x
Fourth	0.00x

As described above, the Committee decided for 2011 to grant half of the total long-term incentive to NEOs (other than our CEO) in restricted share units. Restricted share unit grants were made as follows: Mr. Becnel 50,906 units, Mr. Fontana 113,064 units, Mr. Gee 35,870 units and Mr. Jacobson 28,281 units.

Grants in 2012

In 2012, the Committee again determined to grant 100% of the long-term incentive awards to our CEO in the form of performance share units and 50% of awards to other NEOs in performance share units and 50% in restricted share units, except that the Committee determined to grant 65% of Mr. Jacobson’s award in restricted units due to his unique role at the Company and considering that the Committee declined to pay his contractual cash bonus with respect to 2011.

On March 23, 2012, the Committee awarded performance share units to our NEOs as follows: Dr. Duroc-Danner 481,058 units, Mr. Fontana 200,421 units, Mr. Gee 92,604 units and Mr. Jacobson 50,812 units and restricted share units as follows: Mr. Fontana 200,421 units, Mr. Gee 92,604 units and Mr. Jacobson 92,905 units. One-half of the performance share units are identical to the 2011 performance share units described above, except that the measurement period is 2012-2014. The other half use the same measurement period (2012-2014), but the performance multiplier is based on our absolute increase in share price, measured as compound annual growth rate (“CAGR”). The following table shows the number of shares each unit will vest into based on our three-year CAGR:

CAGR	Performance Multiplier
20%+	2.0x
15%	1.0x
10%	0.5x
<10%	0.0x

CAGR between 10% and 15% or between 15% and 25% would be interpolated (i.e., CAGR of 18% would yield a multiplier of 1.6x).

Other Share Grants

Due to the Company’s suspension of the Executive Deferred Compensation Stock Ownership Plan (“EDC”) in 2008 (see “Retirement Plans — Suspended Deferred Compensation Plan” below), and in order to continue to encourage equity ownership as well as to compensate participants for the loss of this benefit, we grant participants in this plan, including our NEOs and approximately 40 other non-executive senior management and key employees, quarterly grants of shares. Grants are made in an amount to approximate the benefits participants would have received had we not suspended the plan, which grants have a market value equal to 15% of the cumulative base salary and bonus paid to the participant during the prior quarterly period (see “Retirement Plans — Suspended Deferred Compensation Plan” below). To the extent a participant was fully vested in the EDC, these alternative grants are fully vested on grant. New participants are given a vesting schedule that approximates the vesting schedule under the EDC before it was suspended. The table entitled “Grants of Plan-based Awards in 2011” on page 52 reflects these grants to our NEOs, and these grants are included in the summary compensation table on page 50.

Perquisites

The Company provides our NEOs with perquisites and other personal benefits that we believe are reasonable and consistent with the practices of our peer group. Perquisites made available to our NEOs include an annual car allowance or the use of a company car, payment of club dues and payment of life insurance premiums. The amounts of these perquisites are shown in the summary compensation table on page 50 and the related footnotes.

Expatriate Benefits

For those of our NEOs who are assigned to an international location outside their home country, the Company also provides reasonable and customary expatriate benefits, including relocation expenses, housing allowance and educational expenses for dependent children. The types and values of perquisites for each NEO are shown in the summary compensation table and notes to that table on page 50.

Dr. Duroc-Danner has declined to accept a housing allowance or educational expenses in connection with his relocation to Switzerland.

The Company also provides officers who are on international assignment a benefit designed to absorb part of the additional tax burden resulting from their assignment. We believe these benefits are standard in our industry and generally apply to non-management expatriate employees as well. We believe the level of tax benefit provided is reasonable and not excessive. Further, we believe the cost to the Company of providing this benefit is reasonable in light of the benefits the Company receives in having its officers assigned internationally.

Our CEO is, and during 2011 our CFO was, assigned to our Swiss headquarters. The level of tax benefit provided to our officers assigned to our Swiss headquarters is significantly less than the benefit Weatherford provides to non-executive employees on international assignment.

We use a “hypothetical tax” model, in which the Company deducts a fixed amount from the executive’s cash and equity income and then pays taxes on behalf of the executive in his home country and country of assignment. Many companies use a “tax equalization” method, in which the expatriate’s taxes are calculated based on what they would be in his or her home country if he or she were not on an international assignment, and the Company reimburses the expatriate for all taxes above that amount.

For our officers assigned to Switzerland, we deduct a 35% hypothetical tax. The effective result is that these officers pay a 35% flat tax on every dollar of income with no deductions and no exemptions. This results in a higher tax payment by the executive than they would pay in their home country absent the international assignment, so the tax benefit we provide is less than the full tax equalization method employed by many companies in our industry.

Retirement Plans

Frozen Nonqualified Executive Retirement Plan

Historically, we maintained supplemental executive retirement plans. No new participants have been admitted to the plans since 2006. The original plan was frozen in 2008, and the successor plan was frozen in 2010, following which no additional benefits have accrued to the participants, other than de minimis interest accruals on cash balances.

The only remaining participant in the plan is Dr. Duroc-Danner. In April 2010, we amended the plan to allow participants to make a one-time, irreversible election to convert their fully vested cash balances into a share-denominated balance. In May 2010, Dr. Duroc-Danner elected to convert approximately $71 million of his frozen accrued benefit into approximately 4.4 million notional share units, and Mr. Becnel, who was a participant at the time, elected to convert approximately $4.5 million of his frozen accrued benefit into approximately 283,000 notional share units. He retained a cash balance of approximately $4.5 million, which accrues interest at a five-year LIBOR. Mr. Becnel’s SERP benefit will be paid to him in 2012 in connection with his departure effective March 31, 2012.

Suspended Deferred Compensation Plan

We historically maintained the EDC for our executive officers and certain senior managers and key employees. We suspended the EDC effective as of December 31, 2008 because of uncertainties concerning the application of Section 457A of the Code. So long as the suspension is in effect and unless and until the Board of Directors determines otherwise, no new participants may join the plan, participants will not be able to make compensation deferrals to the plan, and we will not make any credits under the plan of behalf of participants. So long as the plan remains suspended, amounts will still be payable to participants upon the occurrence of triggering events under the plan.

All amounts under the EDC will be distributed no later than January 1, 2017. Generally, distributions will be made in registered shares. The amount of the distribution will be a number of registered shares equal to the number of units credited to the participant’s account at the time of the distribution. Shares sufficient to cover all participant accounts are maintained in a trust.

The values of the benefits in the EDC and the change in the value of those benefits is set forth under the heading “Nonqualified Deferred Compensation” on page 60.

Other Generally Available Benefits

Our NEOs are eligible for additional Company-wide benefits on the same basis as other full-time employees. These include a 401(k) plan or other pension plan depending on their jurisdiction, as well as health, medical and welfare programs.

Employment Agreements

Executive Employment Agreements

All of our current NEOs have entered into the same form of employment agreement (the “Executive Employment Agreement”). Under the terms of the Executive Employment Agreement, if the Company terminates an executive’s employment for any reason other than cause, if the executive terminates his employment for good reason or if the employment is terminated as a result of the executive’s death or disability, the executive will be entitled to receive (i) an amount equal to three multiplied by the sum of the annual base salary received by the executive as of the date of termination plus the annual bonus that would be payable in the current fiscal year, and (ii) any accrued salary or bonus (pro-rated to the date of termination). In addition, under these circumstances, all dental and health benefits and all other welfare benefits will be maintained for three years after termination provided the executive makes his required contribution. We are required to pay legal fees and expenses incurred by the executive in any disputes regarding the Executive Employment Agreement, so long as the executive undertakes to reimburse the Company for such amounts paid if the executive is determined to have acted in bad faith in connection with the dispute.

Benefits potentially payable to our NEOs under the Executive Employment Agreement are described in greater detail under “Potential Payments upon Termination or Change of Control” beginning on page 53.

Termination of Employment

Mr. Becnel’s employment with us terminated effective March 31, 2012. He will receive severance payments pursuant to his employment agreement. Mr. Hoyer’s employment with us terminated effective October 14, 2011. He received severance payments pursuant to his employment agreement. See “Potential Payments Upon Termination or Change of Control — Payments to Former Executive Officers” beginning on page 55.

Severance Benefits

In 2010 the Committee undertook a review of our compensation program and practices and determined, among other things, that the levels of severance benefits then available could be curtailed while still remaining competitive in the marketplace. The Committee, relying on its independent advisors and counsel, realigned those benefits in 2010 to be more limited and substantively more in line with market benefits for our industry.

The Committee has determined that offering severance benefits (which may be payable in the event of a qualifying termination of employment prior to or following a change of control) is beneficial in recruiting and retaining executives and also encourages the retention of our officers during the pendency of a potential change of control transaction or other organizational changes within the Company. Our severance benefits and protections are intended to provide for the payment of severance benefits to the executive officers in the event their employment with the Company is involuntarily terminated without cause (including in case of death or disability) or they resign for good reason and to encourage the executive officers to continue employment in the event of a potential “change of control.” The Committee believes that these benefits serve to enhance shareholder value and align our officers’ interests with those of our shareholders. While the Executive Employment Agreement provides for severance benefits, the benefits provided by these agreements are generally more limited compared to prior agreements.

The severance benefits under the Executive Employment Agreement are not augmented by a change of control and are “double-trigger” arrangements.

The potential payments that each of our NEOs would have received if a termination of employment had occurred on December 31, 2011 are set forth under the section entitled “Potential Payments Upon Termination or Change of Control” beginning on page 53.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Samuel W. Bodman, III (Chair)

William E. Macaulay

Robert K. Moses, Jr.

Guillermo Ortiz

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee’s current members are Drs. Bodman (Chair) and Ortiz and Messrs. Macaulay and Moses, all of whom are independent, non-employee directors. None of the current Compensation Committee members has served as an officer or employee of the Company.

SUMMARY COMPENSATION TABLE

This table shows the total compensation paid for the years ended December 31, 2011, 2010 and 2009 to our NEOs. Information is not provided for 2009 for Messrs. Hoyer and Jacobson and for 2009 and 2010 for Mr. Gee, because they were not NEOs for those years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(f)	Change in Actuarial Value of Pension Benefit and Nonqualified Deferred Compensation Earnings ($)(g)	All Other Compensation ($)(h)	Total ($)
Bernard J. Duroc-Danner	2011	1,992,275	1,535,818	9,890,504	2,205,191	1,693,433	17,317,221
Chairman of the Board,	2010	1,693,323	0	6,376,159	4,630,747	593,775	13,294,004
President and Chief Executive Officer(a)	2009	1,640,000	1,750,000	9,992,148	12,814,051	41,391	26,237,590

Andrew P. Becnel	2011	902,182	525,591	2,985,804	1,852,246	918,292	7,184,115
Senior Vice President and	2010	729,045	0	2,044,804	540,316	1,297,945	4,612,110
Chief Financial Officer(b)	2009	709,970	525,000	3,340,939	3,326,433	490,083	8,392,425

Peter T. Fontana	2011	895,135	824,940	6,496,518	0	583,882	8,800,475
Senior Vice President and	2010	583,762	0	84,076	0	491,129	1,158,967
Chief Operating Officer(c)	2009	443,540	300,000	1,746,106	0	204,583	2,694,229

Nicholas W. Gee	2011	548,093	402,339	2,110,149	0	197,367	3,257,948
Senior Vice President —Formation Evaluation and Well Construction(d)

William B. Jacobson	2011	1,000,000	0	1,783,222	0	13,606	2,796,828
Senior Vice President, Co-	2010	1,000,000	500,000	925,808	0	12,684	2,438,492
General Counsel and Chief Compliance Officer

Carel W. J. Hoyer	2011	434,098	402,339	1,984,687	0	7,289,234	10,110,358
Former Executive Officer(e)	2010	388,979	0	1,359,388	0	427,618	2,175,985

(a)	Dr. Duroc-Danner’s salary for 2010 and 2011 was CHF 1,760,000. The change in value reflected above relates to changes in the USD-CHF exchange rate. Amount shown above represents the monthly CHF salary translated to USD at the rate on the date of payment.

(b)	Mr. Becnel’s 2010 and 2011 salary was denominated and paid in CHF. Amount shown above represents the monthly CHF salary translated to USD at the average exchange rate for each applicable month of the year. Mr. Becnel left the Company in March 2012.

(c)	Mr. Fontana’s 2011 salary was denominated and paid in Euro. Amount shown above represents the monthly Euro salary translated to USD at the average exchange rate for each applicable month of the year.

(d)	Mr. Gee’s salary is denominated and paid in GBP. Amount shown above represents the monthly GBP salary translated to USD at the average exchange rate for each applicable month of the year.

(e)	Mr. Hoyer’s salary was denominated and paid in GBP. Employment with the Company terminated effective October 14, 2011.

(f)	Assumptions used in the calculation of these amounts are included in footnote 13 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(g)

This increase in actuarial value does not reflect additional compensation paid, but rather reflects an increase in the year-over-year present value of the actuarial benefit. This increase in actuarial value is presented as required by SEC regulations. No additional benefits accrued under the executive retirement plans for Dr. Duroc-Danner or Mr. Becnel in 2011 other than imputed interest of $81,024 for Mr. Becnel. For information on the retirement plans and the freezing of these plans, see “Retirement Plans — Frozen Nonqualified Executive Retirement Plan” in the Compensation Discussion and Analysis section of this proxy statement. The present values of this benefit were determined using the projected unit credit actuarial cost method. Material assumptions used in the valuations include a discount rate of 2.5% and mortality rates from the 1994 Group Annuity Mortality, Male and Female. The present value numbers do not reflect the actual value of the eventual payment of these benefits. See “Pension Benefits” below.

(h)	All Other Compensation for 2011 consists of the following:

						Expatriate
	Company Contributions to Deferred Compensation Plan ($)	Car/Car Allowance ($)	Club Membership Dues ($)	Matching Contributions under 401(k) and Other Contribution Plans ($)(1)	Life Insurance Premiums ($)	Relocation Pay and Geographic Differential ($)	Housing, Schooling and Other($)	Tax Equalization ($)(2)	Termination Pay ($)(3)
Duroc-Danner	—	8,167	5,324	44,519	3,866	697,297	17,823	916,437	—
Becnel	—	20,358	—	22,804	3,721	315,764	479,932	75,713	—
Fontana	—	—	2,176	41,103	1,962	238,492	272,139	28,010	—
Gee	—	12,126	619	52,180	6,520	22,527	103,395	—	—
Jacobson	—	—	—	9,800	3,806	—	—	—	—
Hoyer	134,967	9,623	—	18,405	1,390	238,754	120,837	3,572,950	3,192,308

(1)	Dr. Duroc-Danner is, and Mr. Becnel was, a participant in the Weatherford International Ltd. Swiss Pension Plan. Mr. Fontana is, and Mr. Hoyer was, a participant in the Global Retirement Savings Plan. Mr. Gee is a participant in the Weatherford Group Pension Plan. Mr. Jacobson is a participant in the U.S. 401(k) plan. Amounts shown represent Company contributions to those plans.

(2)	Expatriate Tax Equalization represents the difference between cash taxes paid on behalf of the executive during the year and amounts withheld from the executive’s compensation for taxes during the year. Taxes paid by the company to a taxing authority in 2011 with respect to taxes on income earned in previous years are shown in 2011. For Mr. Hoyer, the amount above also includes amounts accrued in connection with his severance benefits.

(3)	For details of termination pay, see “Potential Payments Upon Termination or Change of Control —Payments to Former Executive Officers” in this proxy statement.

GRANTS OF PLAN-BASED AWARDS IN 2011

The following table provides information regarding plan-based awards granted in 2011 to the NEOs.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of	Grant Date Fair
Name	Grant Date	Threshold ($)	Target ($)	Superior ($)	Threshold (#)	Target (#)	Maximum (#)	Restricted Shares/Units(#)	Value of Share Awards($)(3)
Bernard J. Duroc-Danner	Jan 3							3,066	69,568
	Feb 15				155,214	388,034	698,461		9,464,919
	Feb 15	724,029	2,172,086	4,344,173
	Apr 1							11,229	258,828
	July 1							3,043	57,239
	Oct 3							3,486	39,950
Andrew P. Becnel	Jan 3							1,323	30,018
	Feb 15				25,453	63,633	114,539		1,552,124
	Feb 15							50,906	1,264,505
	Feb 15	247,754	743,261	1,486,521
	Apr 1							4,132	95,243
	Jul 1							1,375	25,864
	Oct 3							1,575	18,050
Peter T. Fontana	Jan 3							1,215	27,568
	Feb 15				56.532	141,330	254,394		3,447,321
	Feb 15							113,064	2,808,510
	Feb 15	258,153	774,459	1,548,918
	Apr 1							6,693	154,274
	Jul 1							1,983	37,300
	Oct 3							1,880	21,545
Nicholas W. Gee	Jan 3							862	19,559
	Feb 15				17,935	44,838	80,708		1,093,676
	Feb 15							35,870	891,011
	Feb 15	168,262	504,785	1,009,570
	Apr 1							1,344	30,979
	Jul 1							1,084	20,390
	Jul 1							2,176	40,931
	Oct 3							1,187	13,603
William B. Jacobson	Jan 3							1,917	43,496
	Feb 15				14,141	35,351	63,632		862,288
	Feb 15							28,281	702,500
	Feb 15	500,000	750,000	1,500,000
	Apr 1							4,954	114,190
	Jul 1							1,902	35,777
	Oct 3							2,179	24,971
Carel W. J. Hoyer	Feb 15				17,935	44,838	80,708		1,093,676
	Feb 15							35,870	891,011
	Feb 15	168,262	504,785	1,009,570

(1)	Represents potential payments for the year ended December 31, 2011 under the terms of the Weatherford International Ltd. Non-Equity Incentive Compensation Plan. No payments were made for 2011 under this plan. See “Components of our Executive Compensation Program — Annual Incentive Compensation” in the Compensation Discussion and Analysis section of this proxy statement for more information.

(2)	The amounts shown represent the aggregate threshold, target and maximum payment levels with respect to the grants of performance share units in 2011. The number of shares shown in the “Threshold” column reflects the lowest possible payout (other than zero), representing 50% of the number of performance share units granted. If performance is below the threshold, no shares are paid. The number of shares shown in the “Target” column reflects a payout of 125% of the number of performance share units granted. The number of shares shown in the “Maximum” column reflects the highest possible payout of 225% of the number of performance share units granted.

(3)	The grant date fair value of each of the awards was based on the Company’s closing stock price on the date of the grant or, when applicable, a calculated fair value derived using a Monte Carlo valuation model.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following summarizes the potential payments upon termination or change of control to our NEOs as of December 31, 2011 (excluding Mr. Hoyer, who was no longer employed by the Company on that date). The potential payments described in this section assume the triggering event occurred on December 31, 2011.

Executive Employment Agreements

Under the terms of the Executive Employment Agreements with Dr. Duroc-Danner and Messrs. Fontana, Gee and Jacobson, if their employment is terminated, whether as a result of death, “disability,” “good reason,” “cause” or otherwise (each term as defined in the Executive Employment Agreements), the NEO (or his estate) will generally be entitled to receive the following compensation:

•	any unpaid salary and accrued vacation earned through the date of termination of employment (the “Earned Unpaid Salary”);

•

all benefits to which the executive is entitled or vested (or becomes entitled or vested as a result of termination) under the terms of all employee benefit and compensation plans, agreements, arrangements, programs, policies, practices, contracts or agreements in which the executive was a participant at the time of termination (the “Benefits Payment”);

•	an amount equal to the target bonus amount that would be payable in the year of termination (pro-rated to the date of termination) (the “Bonus”);

•

an amount equal to the sum of the base salary at the time of termination added to the Bonus, multiplied by three in the event of a termination by us other than for cause or by the executive for good reason (other than non-renewal, as defined below) and multiplied by one in the case of a termination due to death, disability or for a termination for good reason due to the Company’s non-renewal of the agreement (the “Salary and Bonus Payment”);

•

any benefits payable under our retirement plans as of the date of termination (the “Retirement Plan Payment”). For more information regarding our retirement plans, see the “Pension Benefits” section in this proxy statement and “Retirement Plans” in the Compensation Discussion and Analysis section in this proxy statement;

•

all dental and health benefits under any plans that are provided to the NEO and his or her family prior to termination would be maintained after termination for a period of three years or such longer period as the plans may require, provided the NEO makes his required contribution and that such benefits are secondary to any benefits offered by another employer (the “Healthcare Benefit”); and

•

up to a maximum of $35,000 for outplacement services for the NEO, the provider of which would be selected and paid directly by us (the “Outplacement Benefit”) for a period not extending beyond the last day of the second taxable year following the taxable year in which the NEO’s termination occurs.

Under the Executive Employment Agreements, we will make required payments (other than the pro-rata bonus payment for the year of termination, which will be paid at the time bonus payments for that year would normally be paid) within 30 days after the date of the participant’s section 409A separation from service with the Company. However, if the participant is a section 409A specified employee, these payments will be made on the date that is six months following date of such separation from service with such payments (along with the Retirement Plan Payment) bearing interest at the prime rate per annum as of the date of termination.

The Executive Employment Agreements provide that if the employee is a participant in our now frozen retirement plan, he will be entitled to a “gross up payment” that is limited solely to the payments of penalties, excise or other taxes incurred by them pursuant to Section 457A of the Code with respect to accrued benefits under our retirement plans. The Company does not believe that Section 457A would impose any such penalties, excise or other taxes. The Executive Employment Agreements expressly exclude gross-ups previously provided under those retirement plans. The Executive Employment Agreements do not provide for any other type of “gross up payments.”

Under the Executive Employment Agreements:

(i) “cause” is defined as the willful and continued failure to substantially perform the executive’s duties with the Company (other than failure resulting from incapacity due to mental or physical illness or anticipated failure after the executive has provided a notice to termination for good reason) after written demand is made by the Board of Directors, or the willful engagement in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

(ii) “disability” is defined as the absence of the executive from his duties on a substantial basis for 120 calendar days as a result of incapacity due to mental or physical illness. If we determine that the executive is disabled, the NEO has 30 days from the date of our notice to the executive of intent to terminate employment by reason of disability to return to full-time performance of his duties. The executive may terminate his employment for disability if a physician selected by the executive determines that a disability has occurred.

(iii) “good reason” generally means the occurrence of any of the following:

•

the assignment to the executive of any position, authorities, duties or responsibilities that are materially inconsistent with the executive’s position, authorities, duties or responsibilities as provided in the Executive Employment Agreement or any other action that results in a material diminution of the executive’s position, authorities, duties or responsibilities;

•	a relocation of the executive;

•	a material breach by the Company of the Executive Employment Agreement;

•	the Company’s giving of notice that the Executive Employment Agreement term will not be extended (“non-renewal”); or

•	the failure by the Company to require any successor to perform the Executive Employment Agreement between the executive and the Company.

Following a change of control or other transaction in which our registered shares cease to be publicly traded, “good reason” also will be deemed to exist if the executive is assigned to any position, authority, duties or responsibilities that are not at the ultimate parent company of the surviving entity.

(iv) “change of control” is generally deemed to occur if:

•	any person acquires 20% or more of our registered shares;

•	at least two-thirds of the members of the current Board of Directors cease to be directors other than in specified circumstances;

•

upon the consummation of a merger or similar transaction other than (1) a transaction in which the shareholders beneficially owning the registered shares outstanding immediately prior to the transaction represent at least two-thirds of the voting power immediately after the transaction, (2) a transaction in which no person owns 20% or more of the outstanding registered shares or voting power of the surviving entity, and (3) a transaction in which at least two-thirds of the members of the surviving entity are current members of the Board of Directors at the time the transaction was approved; or

•

approval or adoption by the Board of Directors or our shareholders of a plan or proposal which could result directly or indirectly in the liquidation, transfer, sale or other disposal of all or substantially all of the Company’s assets or a dissolution of the Company.

The Executive Employment Agreements contain a confidentiality provision. In no event, however, will an asserted violation of the confidentiality provision constitute a basis for deferring or withholding any amounts otherwise payable to the NEO under the Executive Employment Agreement.

Similarly, the Executive Employment Agreements contain non-competition and non-solicitation provisions which are generally applicable for one year from when the NEO ceases to be employed. The non-competition restrictions do not apply if the NEO terminates employment for any reason within one year following a change of control. Additionally, if the NEO voluntarily terminates employment other than for good reason, the non-competition restrictions shall apply only if (i) the Company notifies the NEO of its intent to enforce the non-competition provisions within 15 days following the NEO’s separation from service and (ii) the Company pays the NEO a lump sum amount equal to the sum of (x) the annual base salary received by the NEO as of the date of termination and (y) the NEO’s target annual bonus for the fiscal year during which the termination occurs.

We are required to pay legal fees and expenses incurred by the named executive officers in any disputes regarding each person’s employment agreement, so long as the executive undertakes to reimburse the Company for such amounts paid if the executive is determined to have acted in bad faith in connection with the dispute.

Becnel Employment Agreement

Under the terms of Mr. Becnel’s employment agreement, following his departure effective March 31, 2012, he will receive the following compensation:

•	his salary through March 31, 2012;

•	a lump sum amount of $7,251,348 (the “Becnel Lump Sum”);

•	the Retirement Plan Payment (including his vested benefits under the SERP); and

•	healthcare and other welfare benefits for a period of three years following termination.

In addition, certain equity grants vested on his termination, resulting in an aggregate issuance of approximately 132,000 shares.

Pursuant to Section 409A, Mr. Becnel’s severance will not be paid until September 30, 2012. Cash amounts will bear interest from his departure 5% per annum. We also will continue to pay certain expatriate benefits (housing and schooling) for a transition period of three months, and his severance will be subject to our expatriate hypothetical tax (i.e., he will pay a flat tax of 35% on his severance, and the Company will pay additional taxes, if any). Under his agreement, the Company is required to pay, on a grossed-up basis, any additional tax or excise tax, interest and penalties imposed under sections 409A, 457A and/or 4999 attributable to any payments or distributions made to Mr. Becnel by the Company under the agreement and under any other plans or other agreements with the Company.

Additionally, the agreement contains a confidentiality provision substantially similar to the provision contained in the other Executive Employment Agreements. Also, the Company is required to pay legal fees and expenses incurred by Mr. Becnel in any disputes regarding his employment agreement, so long as he undertakes to reimburse the Company for such amounts paid if he is determined to have acted in bad faith in connection with the dispute.

Retirement Eligibility

Mr. Fontana is 65 years of age and is eligible for retirement under our standard policy. None of the other current NEOs are currently eligible for retirement under our plans and policies. However, as of December 31, 2011, each participant is fully vested in his benefit accrued under the retirement plan. For additional information regarding our retirement plans, see “Retirement Plans” in the Compensation Discussion and Analysis section and the “Pension Benefits” section in this proxy statement.

Payments to Former Executive Officers

In October 2011, Mr. Hoyer received a cash payment of $3,192,308 pursuant to his employment agreement in connection with the termination of his employment. The payment was made in British pounds and was net of a 25% hypothetical tax deduction, as Mr. Hoyer was a Canadian expatriate in the U.K. at the time of his termination. The amount consisted of annual base salary plus bonus, multiplied by three, and accrued vacation. In addition, Mr. Hoyer received vested equity awards valued at $847,929. He also received a distribution of previously earned and vested shares valued at $350,094 under our deferred compensation plan. See the table under “Nonqualified Deferred Compensation” and footnotes to that table for more information regarding the distribution. Mr. Hoyer is also entitled to receive a healthcare benefit valued at $10,008. Healthcare coverage will continue for three years following his termination and will be paid directly by the Company. Further, the Company will also pay directly all tax amounts owed as a result of the above mentioned severance benefits.

Previously Earned and Fully Vested Deferred Compensation

On termination of an NEO for any reason, the NEOs would be entitled to distribution of previously earned and fully vested deferred compensation, which is distributable in Company shares, cash or other investments pursuant to the applicable plan.

Accordingly, previously earned and fully vested deferred compensation would become distributable under our EDC and SERP, which is distributable in Company shares. The following table sets forth the dollar value as of December 31, 2011 of such previously earned and fully vested deferred compensation.

Name	$ Value of Shares to be Distributed
Bernard J. Duroc-Danner	70,030,455
Peter T. Fontana	80,198
Nicholas W. Gee	—
William B. Jacobson	—

Termination for Good Reason, by Us After a Change of Control or by Us Other Than for Cause

The following table describes cash payments that would have been payable under the Executive Employment Agreements with respect to our current NEOs if an NEO’s employment had been terminated for good reason (other than as a result of non-renewal of the employment agreement), by the Company after a change of control (a “double-trigger”) or by the Company other than for cause, in each case assuming the termination had occurred December 31, 2011. Amounts payable as a result of termination upon death, disability or termination by the executive for good reason as a result of non-renewal are set forth in additional detail below under “Termination Upon Death, Disability or For Good Reason as a Result of Non-Renewal.”

Name	Salary and Bonus Payment ($)	Benefits Payment ($)(1)	Total ($)
Bernard J. Duroc-Danner	12,538,897	200,831	12,739,728
Peter T. Fontana	4,768,659	—	4,768,659
Nicholas W. Gee	3,124,498	—	3,124,498
William B. Jacobson	5,326,923	85,313	5,412,236

(1)	Represents contractual interest on payments deferred for six months in accordance with Section 409A.

In addition to the cash payments described above, the NEOs would have been entitled to receive certain non-cash compensation. The value of that non-cash compensation, expressed in U.S. dollars, is set forth in the table below (referred to in this proxy statement as the “Non-Cash Compensation Table”).

Name	$ Value of Equity Awards	$ Value of Healthcare Benefit
Bernard J. Duroc-Danner	1,939,654	547,317
Peter T. Fontana	1,801,657	12,384
Nicholas W. Gee	833,910	2,754
William B. Jacobson	1,351,726	38,388

There are no additional rights granted to executives under the Executive Employment Agreements as a result of a change of control, other than providing that an executive can terminate his Executive Employment Agreement in connection with a change of control for a material diminution of the executive’s position, authority, duties or responsibilities (which will constitute good reason). Further, the Executive Employment Agreements provide that the Company will require any successor to all or substantially all of the Company’s business and/or Company’s assets to expressly assume and agree to perform the Executive Employment Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement at or prior to the effectiveness of any such succession will entitle the NEO to compensation from the Company in the same amount and on the same terms as the executive would be entitled if the executive were to terminate employment for good reason after a change of control, except that, (i) for purposes of implementing the foregoing, the date on which any such succession becomes effective will be deemed the date of termination and (ii) the Company will be given the opportunity to cure the foregoing.

For a description of how equity awards are treated upon a change of control, please see the Compensation Discussion and Analysis section in this proxy statement.

Termination Upon Death, Disability or For Good Reason as a Result of Non-Renewal

In the event of a current NEO’s death, disability or termination by the executive for good reason as a result of non-renewal, he or his estate would be entitled to receive the compensation described above in “Termination for Good Reason, by Us After a Change of Control or by Us Other than for Cause,” except that:

•	the Salary and Bonus Payment would be reduced to a multiple of one times the officer’s salary and target bonus;

•

the NEO’s estate would receive life insurance proceeds in the amount of up to one times (two times in the case of Dr. Duroc-Danner and four times in the case of Mr. Gee in accordance with our foreign benefit plan) his salary or salary bracket, up to a maximum of $1.5 million;

•	if applicable, the NEO’s estate would receive accidental death and dismemberment proceeds in the amount of two times (four times in the case of Mr. Gee) his salary, up to a maximum of $2,000,000; and

•	if applicable, the NEO’s estate would receive business travel accident proceeds in the amount of four times his salary, up to a maximum of $1,000,000.

The following table describes cash payments that would be required to be made under the Executive Employment Agreements with respect to our current NEOs and under our retirement plans in the event of an NEO’s death, disability or termination by the executive for good reason as a result of non-renewal. The amounts shown for such person in the table include amounts earned through such time and are estimates of the amount that would be paid out to the NEO upon termination. The actual amounts to be paid out can only be determined at the time of, and depend upon the circumstances surrounding, termination.

Name	Salary and Bonus Payment ($)	Benefits Payment ($)(1)	Total ($)
Bernard J. Duroc-Danner	4,299,668	66,944	4,366,612
Peter T. Fontana	1,631,885	—	1,631,885
Nicholas W. Gee	1,069,236	—	1,069,236
William B. Jacobson	1,826,923	28,438	1,855,361

(1)	Represents contractual interest on payments deferred for six months in accordance with Section 409A.

In addition to the payments set forth above, the NEO would also receive:

•	the Earned Unpaid Salary and Bonus;

•	all compensation set forth in the Non-Cash Compensation Table;

•

in the event of an NEO’s death, his estate would be entitled to the following life insurance proceeds: Dr. Duroc-Danner $1,500,000, Mr. Fontana $600,000, Mr. Gee $1,905,860 and Mr. Jacobson $1,000,000;

•

in the event of an NEO’s accidental death or dismemberment due to employment, the NEO or his estate would be entitled to the following proceeds: Dr. Duroc-Danner $2,000,000, Mr. Fontana $2,774,000 (which includes $1,000,000 of proceeds the premium for which is paid by Mr. Fontana), Mr. Gee $1,905,860 and Mr. Jacobson $2,000,000; and

•	in the event of an NEO’s death due to an accident while traveling on company business, his estate would be entitled to $1,000,000.

Termination for Cause or Voluntary Termination

No other special or additional payments are payable to any of the NEOs under the Executive Employment Agreements in the event of a termination for “cause” or voluntary termination of employment by the NEO for other than “good reason.”

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

The following table provides information about the number of outstanding equity awards held by our NEOs at December 31, 2011 (other than Mr. Hoyer, who did not have any outstanding equity awards as of that date).

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#)		Market Value of Shares or Units of Shares That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)		Equity Incentive Plan Awards: Market or Payment Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Bernard J. Duroc-Danner	785,352	(1)	—	5.94	09/25/2015	—		—	—		—
	740,000		—	8.79	12/17/2016	—		—	—		—
	673,300		—	20.05	02/28/2016	—		—	—		—
	—		—	—	—	132,490	(2)	1,939,654	—		—
	—		—	—	—	—		—	176,679	(3)	2,586,581
	—		—	—	—	—		—	155,214	(4)	2,272,333
Andrew P. Becnel	180,000		—	8.53	07/22/2015	—		—	—		—
	100,000		—	8.88	10/08/2015	—		—	—		—
	280,000		—	9.98	05/09/2017	—		—	—		—
	240,000		—	21.14	10/27/2016	—		—	—		—
	—		—	—	—	36,803	(2)	538,796	—		—
	—		—	—	—	50,906	(5)	745,264	—		—
	—		—	—	—	—		—	49,077	(6)	718,487
	—		—	—	—	—		—	25,453	(7)	372,632
Peter T. Fontana	—		—	—	—	10,000	(8)	146,400			—
	—		—	—	—	113,064	(9)	1,655,257			—
	—		—	—	—	—		—	56,532	(4)	827,628
Nicholas W. Gee	—		—	—	—	10,000	(10)	146,400	—		—
	—		—	—	—	3,333	(11)	48,795	—		—
	—		—	—	—	712	(12)	10,424	—		—
	—		—	—	—	848	(13)	12,415	—		—
	—		—	—	—	862	(14)	12,620	—		—
	—		—	—	—	35,870	(9)	525,137	—		—
	—		—	—	—	1,344	(15)	19,676	—		—
	—		—	—	—	2,176	(15)	31,857	—		—
	—		—	—	—	867	(12)	12,693	—		—
	—		—	—	—	949	(16)	13,893	—		—
	—		—	—	—	—			19,631	(3)	287,398
	—		—	—	—	—		—	17,935	(4)	262,568
William B. Jacobson	—		—	—	—	50,000	(17)	732,000	—		—
	—		—	—	—	773	(18)	11,317	—		—
	—		—	—	—	1,256	(19)	18,388	—		—
	—		—	—	—	1,667	(20)	24,405	—		—
	—		—	—	—	1,329	(21)	19,457	—		—
	—		—	—	—	1,453	(18)	21,272	—		—
	—		—	—	—	1,436	(19)	21,023	—		—
	—		—	—	—	1,533	(22)	22,443	—		—
						28,281	(9)	414,034	—		—
						2,972	(21)	43,510	—		—
						760	(23)	11,126	—		—
						871	(24)	12,751	—		—
								—	19,631	(3)	287,398
								—	14,141	(4)	207,024

(1)	Option has been transferred to a family limited partnership for estate planning purposes.

(2)	Shares/units vested on March 4, 2012.

(3)	Performance share units vest in equal increments on each of January 3, 2012 and January 2, 2013. No shares were paid on January 3, 2012 because 2011 performance was below the threshold.

(4)	Performance share units vest on January 1, 2014. See footnote 2 to the table entitled “Grants of Plan-Based Awards in 2011.”

(5)	Shares/units vested on March 31, 2012.

(6)	Performance share units vested on March 31, 2012. 98,154 shares will be paid.

(7)	Performance share units vested on March 31, 2012. No shares will be paid.

(8)	Shares/units vest on May 7, 2012.

(9)	Shares/units vest in equal increments on each of February 15, 2012, 2013 and 2014.

(10)	Shares/units vest on June 5, 2013.

(11)	Shares/units vest on October 7, 2012.

(12)	Shares/units vest in equal increments on each of July 1, 2012 — 2015.

(13)	Shares/units vest in equal increments on each of October 1, 2012 — 2015.

(14)	Shares/units vest in equal increments on each of January 3, 2012 — 2016.

(15)	Shares/units vest in equal increments on each of April 1, 2012 — 2016.

(16)	Shares/units vest in equal increments on each of October 3, 2012 — 2015.

(17)	Shares/units vest in equal increments on each of April 7, 2012 and 2013.

(18)	Shares/units vest in equal increments on each of July 1, 2012 — 2014.

(19)	Shares/units vest in equal increments on each of October 1, 2012 — 2014.

(20)	Shares/units vest in equal increments on each of January 4, 2012 — 2015.

(21)	Shares/units vest in equal increments on each of April 1, 2012 — 2014.

(22)	Shares/units vest in equal increments on each of January 3, 2012 — 2015.

(23)	Shares/units vest in equal increments on each of July 1, 2012 and 2013.

(24)	Shares/units vest in equal increments on each of October 3, 2012 and 2013.

OPTION EXERCISES AND RESTRICTED SHARES\UNITS VESTED IN 2011

The following table provides information about restricted shares or share units that vested, and the value realized on exercise and vesting by our NEOs during 2011. No options were exercised by our NEOs in 2011.

Name	Restricted Share and Restricted Share Unit Awards
	Number of Shares /Units Acquired on Vesting (#)	Value Realized On Vesting ($)
Bernard J. Duroc-Danner	404,784	6,709,729
Andrew P. Becnel	148,985	2,568,397
Peter T. Fontana	61,771	1,087,288
Nicholas W. Gee	14,177	249,323
William B. Jacobson	32,315	678,719
Carel W. J. Hoyer	106,370	1,799,639

PENSION BENEFITS

The following table and the information below it contain information regarding the SERP. Messrs. Fontana, Gee, Jacobson and Hoyer are not included in the table because they do not participate in the SERP. As described in the CD&A section in this proxy statement, the SERP has been suspended, and further benefit accruals under the SERP were frozen effective March 31, 2010. In May 2010, Dr. Duroc-Danner elected to convert his accrued pension benefit into approximately 4.4 million notional share units, and Mr. Becnel elected to convert half of his accrued pension benefit into approximately 283,000 notional share units. Therefore, the actual benefit payable to them on departure is that number of shares (and in the case of Mr. Becnel $4.7 million in cash), not the amounts reflected below. The actuarial values of the retirement benefits as of December 31, 2011 (using the same assumptions used for financial reporting purposes, with the exception of retirement age) are as follows:

Name	Actuarial Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Bernard J. Duroc-Danner	69,412,707	—
Andrew P. Becnel	8,594,735	—

(1)	Values were determined using the projected unit credit actuarial cost method. Material assumptions used in the valuations include a discount rate of 2.50% and mortality rates from the 1994 Group Annuity Mortality, Male and Female. The present value numbers do not reflect the actual value of the eventual payment of these benefits.

For more information on our retirement plans, see “Retirement Plans” in the Compensation Discussion and Analysis section in this proxy statement.

NONQUALIFIED DEFERRED COMPENSATION

We suspended the EDC effective as of December 31, 2008 because of uncertainties concerning the application of Code Section 457A. So long as the suspension is in effect and unless and until the Board of Directors determines otherwise, no new participants may join the plan, participants will not be able to make compensation deferrals to the plan, and we will not make any contributions to the plan on behalf of participants. So long as the plan remains suspended, amounts will still be payable to participants upon the occurrence of triggering events under the plan. All amounts under the EDC will be distributed no later than January 1, 2017.

The FEDC has not been suspended. For a description of the material features of our FEDC, see “Retirement Plans — Suspended and Current Deferred Compensation Plans” in the Compensation Discussion and Analysis section in this proxy statement.

The following table and the information below it contain information regarding the NEOs’ (other than Messrs. Gee and Jacobson, who are not participants) benefits under our deferred compensation plans.

Name	Executive Contributions in 2011 ($)	Registrant Contributions in 2011 ($)		Aggregate Earnings in 2011 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/11 ($)(1)
Bernard J. Duroc-Danner	0	0		(3,152,143)	0	5,655,315
Andrew P. Becnel	0	0		(370,636)	0	664,963
Peter T. Fontana	0	0		(44,707)	0	80,198
Carel W. J. Hoyer(2)	0	134,967	(3)	(132,619)	350,094	0

(1)	The following amounts represent the current value at December 31, 2011 of the deferred salary and Company contribution units that were included as compensation to each NEO in the Summary Compensation Table in previous years. Amounts deferred or contributed prior to becoming an NEO are not included.

	Executive Contributions ($)	Employer Contributions ($)	Total ($)
Bernard J. Duroc-Danner	1,870,421	3,784,894	5,655,315
Andrew P. Becnel	133,956	267,868	401,824
Peter T. Fontana	0	0	0

(2)	Mr. Hoyer received a gross distribution of 21,772 shares in 2011.

(3)	This amount is included in the All Other Compensation Column of the Summary Compensation Table.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2011 about the number of shares to be issued upon vesting or exercise of equity awards including options, restricted shares, warrants and deferred stock units as well as the number of shares remaining available for issuance under our equity compensation plans.

	Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Shares Available for Future Issuance(a)
Plan Category:
Equity compensation plans approved by shareholders(b)	7,971	$22.91	6,224
Equity compensation plans not approved by shareholders(c)	18,829	11.10	—

Total	26,800	14.71	6,224

(a)	Excluding shares reflected in the first column of this table.

(b)	Includes our Omnibus Plan, which was approved by our shareholders in May 2006, and our 2010 Omnibus Plan, which was approved by our shareholders in June 2010.

(c)	Includes the following compensation plans that were not approved by our shareholders: our 1998 Employee Stock Option Plan; our Non-Employee Director Deferred Compensation Plan; our Foreign Executive Deferred Compensation Stock Ownership Plan; and our 2003 Restricted Share Plan. Those plans and other individual compensation arrangements that were not approved by our shareholders are described below:

Our 1998 Employee Stock Option Plan (“1998 Plan”) provides for the grant of nonqualified options to purchase our shares to employees or employees of our affiliates, as determined by the Compensation Committee of our Board of Directors. The price at which shares may be purchased is based on the market price of the shares and cannot be less than the aggregate par value of the shares on the date the option was granted. Unless otherwise provided in an option agreement, no option may be exercised after one day less than 10 years from the date of vesting. Options generally become fully exercisable after three to four years from the date of grant, subject to earlier vesting in the event of the death, disability or retirement of the employee or in the event of a change of control of the Company. The 1998 Plan provides for the grant of options to purchase up to 88 million shares. As of December 31, 2011, there were options to purchase an aggregate of 8.5 million of our shares outstanding under the 1998 Plan, all of which are vested. Subsequent to the shareholder approval of our Omnibus Plan in May 2006, awards are no longer granted under the 1998 Plan.

A total of 3.9 million options to purchase shares of our stock were granted under individual compensation arrangements with the following directors: Mr. David J. Butters; Mr. William E. Macaulay; Mr. Robert B. Millard; Mr. Robert K. Moses, Jr.; and Mr. Robert A. Rayne. At December 31, 2011, there were 1.5 million of these options outstanding under these agreements, all of which are fully vested.

Under our Non-Employee Director Deferred Compensation Plan (“DDC Plan”), each non-employee director may elect to defer up to 7.5% of any fees paid by the Company. The deferred fees were converted into non-monetary units representing shares that could have been purchased with the deferred fees based on the market price of our shares on the last day of the month in which fees were deferred. If a non-employee director elected to defer at least 5% of his fees, we made an additional contribution to the director’s account equal to the sum of (1) 7.5% of the director’s fees plus (2) the amount of fees deferred by the director. The non-employee directors are fully vested at all times. Our directors may generally determine when distributions will be made from the plan, but in any event all benefits under the DDC Plan will be distributed no later than January 1, 2017. The amount of the distribution will be a number of our shares equal to the number of units at the time of distribution. As of December 31, 2011, there were 121 thousand deferred units outstanding under this plan. Effective December 31, 2008, we suspended the DDC Plan. While the plan is suspended, no new participants may join the plan and no further deferrals of fees or matching contributions will be made under the plan unless and until our Board of Directors determines otherwise.

We established our Foreign Executive Deferred Compensation Stock Ownership Plan for key foreign employees (“FEDC Plan”), and under this plan we contribute 15% of each participant’s total salary, bonus and commission compensation each year. Our contributions vest over a five-year period on the basis of 20% per year for each year of service. Under the FEDC Plan, our contributions are converted into non-monetary units equal to the number of our shares that could have been purchased with the amounts contributed based on the average closing price of our shares for each day of the month in which contributions are made. Distributions are made under the FEDC Plan after a participant retires, becomes disabled or dies or after his employment is terminated, but in any event all benefits under the FEDC Plan will be distributed no later than January 1, 2017. Distributions under the FEDC Plan are made in a number of our shares equal to the number of units allocated to the participant’s account at the time of distribution. As of December 31, 2011, there were 39 thousand deferred units outstanding under this plan.

In 2002, we issued warrants to purchase up to 12.9 million of our shares at a price of $15.00 per share, which were exercisable until February 28, 2012. These warrants were issued in connection with the acquisition of intellectual property rights and not as compensation to any employee. At December 30, 2011, 8.6 million of these warrants were outstanding. In February 2012, the remaining warrants were exercised.

OTHER INFORMATION

Incorporation by Reference

The Audit Committee Report and the Compensation Committee Report contained in this proxy statement are not deemed to be soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings we make under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate any of this information by reference. Information contained in or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or any other filing that we make with the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

All of our executive officers and directors are required to file initial reports of share ownership and reports of changes in ownership with the SEC and the NYSE pursuant to Section 16(a) of the Exchange Act.

We have reviewed these reports, including any amendments, and written representations from the executive officers and directors of the Company. Based on this review, we believe that all filing requirements were met for the executive officers subject to Section 16(a) and our directors during 2011.

Proposals by Shareholders

Rule 14a-8 under the Exchange Act addresses when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds a meeting of shareholders. Under Rule 14a-8, in order for your proposals to be considered for inclusion in the proxy statement and proxy card relating to our 2013 Annual General Meeting, your proposals must be received by us by December —, 2012 and must otherwise comply with Rule 14a-8.

If you desire to bring a matter before the 2013 Annual General Meeting and the proposal is submitted outside the process of Rule 14a-8, you may use the procedures set forth in our Articles. Our Articles provide generally that, if you desire to propose any business at a general meeting (including the nomination of any director), you must give us written notice at least 60 and no more than 90 calendar days prior to the scheduled and announced date of the next general meeting of shareholders (no earlier than February 23, 2012 and no later than March 24, 2012, in the case of the 2012 Annual General Meeting). The request must specify the relevant agenda items and motions, together with evidence of the required shareholdings recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.

We recommend that any shareholder desiring to make a nomination or submit a proposal for consideration obtain a copy of our Articles. They are available on our website at www.weatherford.com, by clicking on “About Weatherford,” then “Corporate Governance,” then “Governing Documents.” Shareholders also may obtain a copy of these documents free of charge by submitting a written request to our Secretary at 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland.

Any shareholder proposal (including the nomination of any director), whether or not to be included in our proxy materials, must be sent to our Secretary at 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland.

Other Business

We know of no other business that will be brought before the Annual General Meeting. Under our Articles, shareholders may only bring business before a general meeting if it is requested within the time limits described above in the section entitled “Proposals by Shareholders” or if it is otherwise provided under Swiss law or our Articles. If any other matters are properly presented, the persons named on the enclosed proxy card will vote the shares represented by proxies as they deem advisable.

Householding

The SEC permits a single proxy statement to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate proxy statement wishes to receive a single proxy statement in the future, that shareholder should contact their broker or send a request to our U.S. Investor Relations Department at 2000 St. James Place, Houston, Texas 77056. Telephone requests may be directed to +1 (713) 836-4000. We will deliver, promptly upon written or oral request to our U.S. Investor Relations Department, a separate copy of this proxy statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.

Additional Information Available

The 2011 Annual Report on Form 10-K and the audited consolidated financial statements of the Company for the year ended December 31, 2011 and accompanying auditors’ report have been filed with the SEC. Complete copies of these materials are available on our website at www.weatherford.com, and will be made available for inspection by the shareholders of the Company at our principal executive office located at 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland, beginning May 2, 2012. Any record shareholder may obtain a copy of these documents free of charge by contacting our U.S. Investor Relations Department in writing at 2000 St. James Place, Houston, Texas 77056 or by telephone at +1 (713) 836-4000. Copies of any exhibits to our Annual Report on Form 10-K also are available upon written request subject to a charge for copying and mailing. If you have any other questions about us, please contact our U.S. Investor Relations Department at the address or phone number above or visit our website.

By Order of the Board of Directors

Joseph C. Henry

Corporate Secretary

Geneva, Switzerland

April —, 2012

Annex A

ARTICLES OF ASSOCIATION of Weatherford International Ltd. in Zug	STATUTEN der Weatherford International Ltd. in Zug
SECTION 1 NAME, PLACE OF INCORPORATION, PURPOSE AND DURATION OF THE COMPANY	ABSCHNITT 1 FIRMA, SITZ, DAUER UND ZWECK DER GESELLSCHAFT

Article 1 Name, Place of Incorporation	Artikel 1 Firma, Sitz

Under the name Weatherford International Ltd. (the Company) there exists a corporation with its place of incorporation in Zug, Canton of Zug, Switzerland.

Unless otherwise defined in these Articles of Association, capitalized terms shall have the meaning ascribed to such terms in Article 35 hereof.

Unter der Firma Weatherford International Ltd. (die Gesellschaft) besteht eine Aktiengesellschaft mit Sitz in Zug, Kanton Zug, Schweiz.

Sofern in diesen Statuten nichts anderes bestimmt wird, haben definierte Begriffe die in Artikel 35 festgelegte Bedeutung.

Article 2 Purpose	Artikel 2 Zweck

1.           The purpose of the Company is to acquire, hold, administer and transfer participations in entities in Switzerland and abroad, either directly or indirectly, in particular in entities which are active in the field of services providing with respect to the acquisition and production of natural energy and of the financing of such activities.

1.           Zweck der Gesellschaft ist der Erwerb, das Halten, die Verwaltung, die Veräusserung von direkten oder indirekten Beteiligungen an Unternehmen im In- und Ausland, die im Bereich der Erbringung von Dienstleistungen zum Erwerb und zur Produktion von natürlichen Energiequellen und der Finanzierung dieser Aktivitäten tätig sind.

2. The Company may establish branch offices and subsidiaries in Switzerland and abroad.	2. Die Gesellschaft kann Zweigniederlassungen und Tochtergesellschaften im In- un Ausland errichten.

3.           The Company may acquire, administer and transfer patents, trademarks and technical and industrial know-how as well as real estate assets. The Company may engage in any commercial, financial or other activities which are directly or indirectly related to the purpose of the Company.

3.           Die Gesellschaft kann Patente, Handelsmarken, technische und industrielle Kenntnisse sowie Grundstücke erwerben, verwalten und übertragen. Die Gesellschaft kann alle finanziellen, kommerziellen und anderen Tätigkeiten ausüben, welche mit dem Zweck der Gesellschaft direkt oder indirekt in Zusammenhang stehen.

4.           The Company may also participate in the financing, including by means of the providing of guarantees and sureties of any kind, of other entities of the group to which the Company belongs in the general interest of such group.

4.           Die Gesellschaft kann im Übrigen im Rahmen des allgemeinen Gruppeninteresses an Finanzierungen von mittelbaren und unmittelbaren Tochtergesellschaften teilnehmen, namentlich Garantien und Bürgschaften jeglicher Art eingehen, solange dies im Interesse der Gruppe liegt.

5. The Company may generally engage in all types of transactions and may take all measures that appear appropriate to promote the purpose of the Company or that are related thereto.	5. Die Gesellschaft kann grundsätzlich alle Tätigkeiten ausüben und Massnahmen ergreifen, die geeignet erscheinen, den Zweck der Gesellschaft zu fördern, oder die mit diesem zusammenhängen.
Article 3 Duration	Artikel 3 Dauer
The duration of the Company is unlimited.	Die Dauer der Gesellschaft ist unbeschränkt.
SECTION 2 SHARE CAPITAL	ABSCHNITT 2 AKTIENKAPITAL
Article 4 Share Capital	Artikel 4 Aktienkapital

The share capital of the Company is CHF 887,136,937.52 and is divided into 764,773,222 fully paid-in registered shares. Each registered share has a par value of CHF 1.16 (each such registered share hereinafter a Share and collectively the Shares).

Das Aktienkapital der Gesellschaft beträgt CHF 887’136’937.52 und ist eingeteilt in 764’773’222 voll liberierte Namenaktien. Jede Namenaktie hat einen Nennwert von CHF 1.16 (jede Namenaktie nachfolgend bezeichnet als Aktie bzw. die Aktien).

Article 5 Authorized Share Capital	Artikel 5 Genehmigtes Kapital

1.           The Board of Directors is authorized to increase the share capital, at anytime until 23 May 2014, by a maximum amount of CHF 443,568,468.76 by issuing a maximum of 382,386,611 fully paid-in Shares with a par value of CHF 1.16 each.

1.           Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis zum 23. Mai 2014 im Maximalbetrag von CHF 443’568’468.76 durch Ausgabe von höchstens 382’386’611 vollständig zu liberierenden Aktien mit einem Nennwert von je CHF 1.16 zu erhöhen.

2.           The Board of Directors shall determine the time of the issuance, the issue price, the manner in which the new Shares have to be paid up, the date from which the Shares carry the right to dividends, the conditions for the exercise of the preferential subscription rights and the allotment of preferential subscription rights that have not been exercised. The Board of Directors may allow the preferential subscription rights that have not been exercised to expire, or it may place such rights or Shares, the preferential subscription rights of which have not been exercised, at market conditions or use them otherwise in the interest of the Company.

2.           Der Verwaltungsrat legt den Zeitpunkt der Ausgabe, den Ausgabebetrag, die Art, wie die neuen Aktien zu liberieren sind, den Beginn der Dividendenberechtigung, die Bedingungen für die Ausübung der Bezugsrechte sowie die Zuteilung der Bezugsrechte, welche nicht ausgeübt wurden, fest. Nicht-ausgeübte Bezugsrechte kann der Verwaltungsrat verfallen lassen, oder er kann diese bzw. Aktien, für welche Bezugsrechte eingeräumt, aber nicht ausgeübt werden, zu Marktkonditionen platzieren oder anderweitig im Interesse der Gesellschaft verwenden.

3. The Board of Directors is authorized to withdraw or limit the preferential subscription rights of the shareholders, and to allot them to third parties, for cause, which shall include the following:	3. Der Verwaltungsrat ist ermächtigt, die Bezugsrechte der Aktionäre aus nachfolgenden wichtigen Gründen zu entziehen oder zu beschränken und Dritten zuzuweisen:

(a) if the issue price of the new Shares is determined by reference to the market price; or	(a) wenn der Ausgabebetrag der neuen Aktien unter Berücksichtigung des Marktpreises festgesetzt wird; oder

(b)         for the acquisition of an enterprise, part(s) of an enterprise or participations, or for the financing or refinancing of any of such transactions, or for the financing of new investment plans of the Company; or

(b)         für die Übernahme von Unternehmen, Unternehmensteilen oder Beteiligungen oder für die Finanzierung oder Refinanzierung solcher Transaktionen oder die Finanzierung von neuen Investitionsvorhaben der Gesellschaft; oder

(c)         for purposes of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing of new Shares on domestic or foreign stock exchanges; or

(c)         zum Zwecke der Erweiterung des Aktionärskreises in bestimmten Finanz- oder Investoren-Märkten, zur Beteiligung von strategischen Partnern, oder im Zusammenhang mit der Kotierung von neuen Aktien an inländischen oder ausländischen Börsen; oder

(d)         for purposes of granting an over-allotment option (including options with respect to any security convertible into Shares, such as convertible debt securities or otherwise) (Greenshoe) of up to 20% of the total number of Shares in a placement or sale of Shares to the respective initial purchaser(s) or underwriter(s); or

(d)         für die Einräumung einer Mehrzuteilungsoption (einschliesslich Optionen im Hinblick auf Wertpapiere, die in Aktien umwandelbar sind, wie etwa wandelbare Schuldverschreibungen oder andere) (Greenshoe) von bis zu 20% der zu platzierenden oder zu verkaufenden Aktien an die betreffenden Erstkäufer oder Festübernehmer im Rahmen einer Aktienplatzierung oder eines Aktienverkaufs; oder

(e)         for the participation in a benefit or other plan by members of the Board of Directors, members of the executive management, employees, contractors, consultants or other Persons performing services for the benefit of the Company or any of its subsidiaries; or

(e)         für die Teilnahme an einem Beteiligungs- oder anderem Plan von Mitgliedern des Verwaltungsrates, Mitgliedern der Geschäftsleitung, Mitarbeitern, Beauftragten, Beratern oder anderen Personen, die für die Gesellschaft oder eine ihrer Tochtergesellschaften Leistungen erbringen; oder

(f) if the Shares to be issued will be issued for any consideration (including debt, equity or assets of another company) other than for cash consideration.	(f) wenn die Aktien anders als in bar (d.h. durch Einlage von Fremdkapital, Eigenkapital oder Sacheinlage von Vermögensteilen eines anderen Unternehmens) liberiert werden.

4. The new Shares shall be subject to the limitations for registration in the share register pursuant to Articles 7 and 9.	4. Die neuen Aktien unterliegen den Eintragungsbeschränkungen in das Aktienbuch von Artikel 7 und 9.

Article 6 Conditional Share Capital	Artikel 6 Bedingtes Aktienkapital

1.           The share capital may be increased through the issuance of up to 377,550,412 fully paid up Shares with a par value of CHF 1.16 per Share in an amount not to exceed CHF 437,958,477.92 whereas the share capital of the Company may be increased by issuance of:

1.           Das Aktienkapital kann durch Ausgabe von höchstens 377’550’412 voll zu liberierenden Aktien im Nennwert von je CHF 1.16 um höchstens CHF 437’958’477.92 aus folgenden Gründen erhöht werden, wobei sich das Aktienkapital der Gesellschaft erhöhen kann durch Ausgabe von:

(a)         maximum 282,744,583 Shares, fully paid-in, with a par value of CHF 1.16 each, i.e. with a maximum total par value of CHF 327,983,716.28, through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of Shares (hereinafter the Rights) granted to third parties or shareholders in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by or of the Company, one or more of its group companies, or any of their respective predecessors (hereinafter collectively, the Rights-Bearing Obligations); and/or

(a)         höchstens 282’744’583 voll zu liberierende Aktien im Nennwert von je CHF 1.16, d.h. im Nennwert von insgesamt höchstens CHF 327’983’716.28, durch die Ausübung von Wandel-, Tausch-, Options-, Bezugs- oder ähnlichen Rechten auf den Bezug von Aktien (nachfolgend die Rechte), die Dritten oder Aktionären in Verbindung mit auf nationalen oder internationalen Kapitalmärkten neu oder bereits ausgegebenen Anleihensobligationen, Optionen, Warrants oder anderen Finanzmarkt-instrumenten oder in Verbindung mit neuen oder bereits bestehenden vertraglichen Verpflichtungen der Gesellschaft oder anderen Gesellschaften der Gruppe respektive deren Rechtsvorgängern (nachfolgend zusammen die mit Rechten verbundenen Obligationen) erteilt wurden; und/oder durch

(b)         maximum 94,805,829 Shares, fully paid-in, with a par value of CHF 1.16 each, i.e. with a maximum total par value of CHF 109,974,761.64, through the exercise of Rights or Rights-Bearing Obligations granted to members of the Board of Directors, members of the executive management, employees, contractors, consultants or other Persons providing services to the Company or its subsidiaries.

(b)         höchstens 94’805’829 voll zu liberierende Aktien im Nennwert von je CHF 1.16, d.h. im Nennwert von insgesamt höchstens CHF 109’974’761.64, durch die Ausübung von Rechten oder mit Rechten verbundenen Obligationen an Mitglieder des Verwaltungsrates, Mitglieder der Geschäftsleitung, Arbeitnehmer, Beauftragte, Berater oder andere Personen, welche Dienstleistungen für die Gesellschaft oder ihre Tochtergesellschaften erbringen.

2.           The preferential subscription rights and advance subscription rights of the shareholders shall be excluded in connection with the issuance of any Shares, Rights or Rights-Bearing Obligations pursuant to Article 6 para 1(a) and (b).

2.           Die Bezugsrechte und die Vorwegzeichnungsrechte der Aktionäre sind ausgeschlossen, im Zusammenhang mit der Ausgabe von Aktien, Rechten oder mit Rechten verbundenen Obligationen gemäss Artikel 6 Absatz 1(a) und (b).

3. The new Shares acquired through the exercise of Rights-Bearing Obligations shall be subject to the limitations for registration in the share register pursuant to Articles 7 and 9.	3. Die neuen Aktien, welche über die Ausübung von mit Rechten verbundenen Obligationen erworben werden, unterliegen den Eintragungsbeschränkungen in das Aktienbuch gemäss Artikel 7 und 9.

Article 7 Share Register, Exercise of Rights, Restriction on Registration, Nominees, Transfer Restrictions	Artikel 7 Aktienbuch, Rechtsausübung, Eintragungsbeschränkungen, Nominees, Vinkulierung

1.           The Company shall maintain, itself or through a third party, a share register that lists the surname, first name, address and citizenship (in the case of legal entities, the company name and company seat) of the holders and usufructuaries of the Shares as well as the nominees. A Person recorded in the share register shall notify the share registrar of any change in address. Until such notification shall have occurred, all written communication from the Company to Persons of record shall be deemed to have validly been made if sent to the address recorded in the share register.

1.           Die Gesellschaft oder von ihr beauftragte Dritte führen ein Aktienbuch. Darin werden die Eigentümer und Nutzniesser der Aktien sowie Nominees mit Namen und Vornamen, Wohnort, Adresse und Staatsangehörigkeit (bei juristischen Personen mit Firma und Sitz) eingetragen. Ändert eine im Aktienbuch eingetragene Person ihre Adresse, so hat sie dies dem Aktienbuchführer mitzuteilen. Solange dies nicht geschehen ist, gelten alle brieflichen Mitteilungen der Gesellschaft an die im Aktienbuch eingetragenen Personen als rechtsgültig an die bisher im Aktienbuch eingetragene Adresse erfolgt.

2.           An acquirer of Shares shall be recorded upon request in the share register as a shareholder with voting rights; provided, however, that any such acquirer expressly declares to have acquired the Shares in its own name and for its own account, save that the Board of Directors may record nominees who hold Shares in their own name, but for the account of third parties, as shareholders of record in the share register of the Company. Beneficial owners of Shares who hold Shares through a nominee exercise the shareholders’ rights through the intermediation of such nominee.

2.           Ein Erwerber von Aktien wird auf Gesuch als Aktionär mit Stimmrecht im Aktienbuch eingetragen, vorausgesetzt, dass ein solcher Erwerber ausdrücklich erklärt, die Aktien im eigenen Namen und auf eigene Rechnung erworben zu haben. Der Verwaltungsrat kann Nominees, welche Aktien im eigenen Namen aber auf fremde Rechnung halten, als Aktionäre mit Stimmrecht im Aktienbuch der Gesellschaft eintragen. Die an den Aktien wirtschaftlich Berechtigten, welche die Aktien über einen Nominee halten, üben Aktionärsrechte mittelbar über den Nominee aus.

3.           After hearing the registered shareholder concerned, the Board of Directors may cancel the registration of such shareholder as a shareholder with voting rights in the share register with retroactive effect as of the date of registration, if such registration was made based on false or misleading information. The relevant shareholder shall be informed promptly of the cancellation.

3.           Der Verwaltungsrat kann nach Anhörung des eingetragenen Aktionärs dessen Eintragung im Aktienbuch als Aktionär mit Stimmrecht rückwirkend auf das Datum der Eintragung streichen, wenn diese durch falsche oder irreführende Angaben zustande gekommen ist. Der Betroffene muss über die Streichung sofort informiert werden.

Article 8 Share Certificates	Artikel 8 Aktienzertifikate

1.           A shareholder may at any time request an attestation of the number of Shares held by it. The shareholder is not entitled, however, to request that certificates representing the Shares be printed and delivered.

1.           Ein Aktionär kann von der Gesellschaft jederzeit eine Bescheinigung über die von ihm gehaltenen Aktien verlangen. Der Aktionär hat jedoch keinen Anspruch, den Druck und die Auslieferung von Aktienzertifikaten zu verlangen.

2. The Company may at any time print and deliver certificates for the Shares, and may, with the consent of the shareholder, cancel issued certificates that are delivered to it without replacement.	2. Die Gesellschaft kann jederzeit Zertifikate für Aktien drucken und ausliefern und mit Zustimmung des Aktionärs ausgegebene Urkunden, die bei ihr eingeliefert werden, ersatzlos annullieren.

3.           Uncertificated Shares and the appurtenant rights associated therewith may be transferred only by written assignment. For the assignment to be valid against the Company, notification to the Company shall be required. If uncertificated Shares are administered by a transfer agent, trust company, bank or similar entity (the Transfer Agent), such Shares and the appurtenant rights associated therewith may be transferred only with the cooperation of the Transfer Agent or such other Person or Persons as determined by the Board of Directors.

3.           Aktien, für die keine Aktientitel ausgegeben wurden, und die damit verbundenen Rechte können nur durch Zession übertragen werden. Eine solche Zession bedarf der Anzeige an die Gesellschaft, um ihr gegenüber Wirkungen zu entfalten. Werden Aktien, für die keine Aktientitel ausgegeben wurden, im Auftrag des Aktionärs von einem Transfer Agenten, einer Trust Gesellschaft, Bank oder ähnlicher Gesellschaft verwaltet (der Transfer Agent), so können diese Aktien und die damit verbundenen Rechte nur unter Mitwirkung des Transfer Agenten oder einer anderen derartigen Person oder einer durch den Verwaltungsrat gewählten Personen, übertragen werden.

4. If uncertificated Shares are pledged in favor of any Person other than the Transfer Agent, notification to such Transfer Agent shall be required for the pledge to be effective.

4.           Werden Aktien, für die keine Aktientitel ausgegeben wurden, zugunsten von jemand anderem als dem Transfer Agenten verpfändet, so ist zur Gültigkeit der Verpfändung eine Anzeige an den Transfer Agenten erforderlich.

5.           If the Company decides to print and deliver share certificates, the share certificates shall bear the signatures of two duly authorized signatories of the Company, at least one of which shall be a member of the Board of Directors. These signatures may be facsimile signatures.

5.           Für den Fall, dass die Gesellschaft beschliesst, Aktienzertifikate zu drucken und auszugeben, müssen die Aktienzertifikate die Unterschrift von zwei zeichnungsberechtigten Personen tragen. Mindestens eine dieser Personen muss ein Mitglied des Verwaltungsrates sein. Faksimile-Unterschriften sind erlaubt.

6. The Company may in any event issue share certificates representing more than one Share.	6. Die Gesellschaft kann in jedem Fall Aktienzertifikate ausgeben, die mehr als eine Aktie verkörpern.

7.           The Board of Directors or any officer of the Company to whom the Board of Directors has delegated authority may authorize any Transfer Agent to issue, and any registrar of the Company to register, at any time and from time to time unless otherwise directed, a new certificate or certificates of stock in place of a certificate or certificates theretofore issued by the Company, alleged to have been lost or destroyed, upon receipt by the Transfer Agent of evidence of such loss or destruction, which may be the affidavit of the applicant; a bond indemnifying the Company and any Transfer Agent and registrar of the class of stock involved against claims that may be made against it or them on account of the lost or destroyed certificate or the issuance of a new certificate, of such kind and in such amount as the Board of Directors shall have authorized the Transfer Agent to accept generally or as the Board of Directors or an authorized officer shall approve in particular cases; and any other documents or instruments that the Board of Directors or an authorized officer may require from time to time to protect adequately the interest of the Company.

7.           Der Verwaltungsrat oder jedes Mitglied der Geschäftsführung, dem der Verwaltungsrat die Kompetenz dazu eigeräumt hat, darf jeden Transfer Agenten und jeden Registerführer des Unternehmens ermächtigen, jederzeit ein neues Aktienzertifikat oder ein bereits ausgebenes Aktienzertifikat, dessen Verlust oder Zerstörung behauptet wird, auszugeben bzw. zu registrieren, wenn ein Beweis für den Verlust oder die Zerstörung vorliegt, wobei der Beweis für Verlust oder Zerstörung in Form einer beglaubigten Erklärung des Antragstellers erbracht werden kann, wenn eine Sicherheit für mögliche Klagen aufgrund der verlorenen oder zerstörten Zertifikate oder der Ausgabe neuer Zertifikate gestellt wird, wobei Art und Betrag der Sicherheit den Weisungen und der Ermächtigung des Verwaltungsrats entsprechen müssen, und wenn alle anderen Dokumente oder Instrumente vorliegen, die der Verwaltungsrat oder ein ermächtigtes Mitglied der Geschäftsführung zu gegebener Zeit benötigt, um die Interessen des Unternehmens adäquat zu schützen.

Article 9 Exercise of Rights	Artikel 9 Rechtsausübung

1. The Company shall only accept one representative per Share.	1. Die Gesellschaft anerkennt nur einen Vertreter pro Aktie.

2.           Voting rights and appurtenant rights associated therewith may be exercised in relation to the Company by a shareholder, usufructuary of Shares or nominee only to the extent that such Person is recorded in the share register with the right to exercise his voting rights.

2.           Stimmrechte und die damit verbundenen Rechte können der Gesellschaft gegenüber von einem Aktionär, Nutzniesser der Aktien oder Nominee jeweils nur im Umfang ausgeübt werden, wie dieser mit Stimmrecht im Aktienbuch eingetragen ist.

SECTION 3 CORPORATE BODIES A. General Meeting of Shareholders	ABSCHNITT 3 GESELLSCHAFTS-ORGANE A. Generalversammlung

Article 10 Authority	Artikel 10 Zuständigkeit

The General Meeting of Shareholders is the supreme corporate body of the Company.	Die Generalversammlung ist das oberste Organ der Gesellschaft.

Article 11 Annual General Meeting	Artikel 11 Ordentliche Generalversammlung

The Annual General Meeting shall be held each year within six months after the close of the fiscal year of the Company. The Annual Report and the Auditor’s Report shall be made available for inspection by the shareholders at the registered office of the Company no later than twenty calendar days prior to the Annual General Meeting. Each shareholder is entitled to request prompt delivery of a copy of the Annual Report and the Auditor’s Report free of charge. Shareholders of record will be notified of the availability of the Annual Report and the Auditor’s Report in writing.	Die ordentliche Generalversammlung findet alljährlich innerhalb von sechs Monaten nach Abschluss des Geschäftsjahres statt. Spätestens zwanzig Kalendertage vor der Versammlung sind der Geschäftsbericht und der Revisionsbericht den Aktionären am Gesellschaftssitz zur Einsicht vorzulegen. Jeder Aktionär kann verlangen, dass ihm unverzüglich eine Ausfertigung des Geschäftsberichts und des Revisionsberichts ohne Kostenfolge zugesandt wird. Die im Aktienbuch eingetragenen Aktionäre werden über die Verfügbarkeit des Geschäftsberichts und des Revisionsberichts durch schriftliche Mitteilung unterrichtet.

Article 12 Extraordinary General Meetings	Artikel 12 Ausserordentliche Generalversammlung

1. Extraordinary General Meetings shall be held in the circumstances provided by law, in particular when deemed necessary or appropriate by the Board of Directors or if so requested by the Auditor.

1.           Ausserordentliche Generalversammlungen finden in den vom Gesetz vorgesehenen Fällen statt, insbesondere, wenn der Verwaltungsrat es für notwendig oder angezeigt erachtet oder die Revisionsstelle dies verlangt.

2.           An Extraordinary General Meeting shall further be convened by the Board of Directors upon resolution of a General Meeting of Shareholders or if so requested by one or more shareholders who, in the aggregate, represent at least one-tenth of the share capital recorded in the share register of the Company and who submit (a)(1) a request signed by such shareholder(s) that specifies the item(s) to be included on the agenda, (2) the respective proposals of the shareholders and (3) evidence of the required shareholdings recorded in the share register and (b) such other information as would be required to be included in a proxy statement pursuant to the rules of the U.S. Securities and Exchange Commission (SEC).

2.           Ausserdem muss der Verwaltungsrat eine ausserordentliche Generalversammlung einberufen, wenn es eine Generalversammlung so beschliesst oder wenn ein oder mehrere Aktionäre, welche zusammen mindestens ein Zehntel des im Aktienbuch der Gesellschaft eingetragenen Aktienkapitals vertreten, dies verlangen, unter der Voraussetzung, dass folgende Angabe gemacht werden: (a)(1) die Verhandlungsgegenstände, schriftlich unterzeichnet von dem/den antragstellenden Aktionär(en), (2) die Anträge sowie (3) der Nachweis der erforderlichen Anzahl der im Aktienbuch eingetragenen Aktien; und (b) die weiteren Informationen, die von der Gesellschaft nach den Regeln der U.S. Securities and Exchange Commission (SEC) in einem sog. Proxy Statement aufgenommen und veröffentlicht werden müssen.

Article 13 Notice of Shareholders’ Meeting	Artikel 13 Einberufung

1.           Notice of a General Meeting of Shareholders shall be given by the Board of Directors or, if necessary, by the Auditor, no later than 20 calendar days prior to the date of the General Meeting of Shareholders.

1. Die Generalversammlung wird durch den Verwaltungsrat, nötigenfalls die Revisionsstelle, spätestens 20 Kalendertage vor dem Tag der Generalversammlung einberufen.

2.           Notice of the General Meeting of Shareholders shall be given by way of a one-time announcement in the official means of publication of the Company pursuant to Article 33. The notice period shall be deemed to have been observed if notice of the General Meeting of Shareholders is published in such official means of publication, it being understood that the date of publication is not to be included for purposes of computing the notice period. Shareholders of record shall in addition be informed of the General Meeting of Shareholders by ordinary mail or such other means as determined by the Board of Directors, which additional notification may contain such information as determined by the Board of Directors.

2.           Die Einberufung erfolgt durch einmalige Bekanntmachung im Publikationsorgan der Gesellschaft gemäss Artikel 33. Für die Einhaltung der Einberufungsfrist ist der Tag der Veröffentlichung der Einberufung im Publikationsorgan massgeblich, wobei der Tag der Veröffentlichung nicht mitzuzählen ist. Die im Aktienbuch eingetragenen Aktionäre sollen zudem auf dem ordentlichen Postweg oder auf anderem durch den Verwaltungsrat festlegtem Weg über die Generalversammlung informiert werden. Die zusätzliche Benachrichtigung enhält Informationen, die vom Verwaltungsrat bestimmt wurden.

3.           The notice of a General Meeting of Shareholders shall specify the items on the agenda and the proposals of the Board of Directors and, subject to Articles 12 and 14, the shareholder(s) who requested that a General Meeting of Shareholders be held or an item be included on the agenda, and, in the event of elections, the name(s) of the candidate(s) that has or have been put on the ballot for election.

4.           Die Einberufung muss die Verhandlungsgegenstände sowie die Anträge des Verwaltungsrates und des oder der Aktionäre, gemäss Artikeln 12 und 14, welche die Durchführung einer Generalversammlung oder die Traktandierung eines Verhandlungsgegenstandes verlangt haben, und bei Wahlgeschäften die Namen des oder der zur Wahl vorgeschlagenen Kandidaten enthalten.

Article 14 Agenda	Artikel 14 Traktandierung

1.           Any shareholder satisfying the requirements of article 699 of the Swiss Code of Obligations (CO) may request that an item be included on the agenda of a General Meeting of Shareholders. An inclusion of an item on the agenda must be requested in writing at least 60 and no more than 90 calendar days prior to the scheduled and announced date of the next General Meeting of Shareholders and shall specify the relevant agenda items and proposals, together with evidence of the required shareholdings recorded in the share register.

1.           Jeder Aktionär, der die Voraussetzungen von Art. 699 des Schweizerischen Obligationenrechts (OR) erfüllt, kann die Traktandierung eines Verhandlungsgegenstandes verlangen. Das Traktandierungsbegehren muss mindestens 60 und nicht später als 90 Kalendertage vor dem Datum der Generalversammlung, schriftlich unter Angabe des Verhandlungsgegenstandes und der Anträge sowie unter Nachweis der erforderlichen Anzahl im Aktienbuch eingetragenen Aktien eingereicht werden.

2.           No resolution may be passed at a General Meeting of Shareholders concerning an agenda item in relation to which due notice was not given. Proposals made during a General Meeting of Shareholders to (i) convene an Extraordinary General Meeting or (ii) initiate a special investigation in accordance with article 697a CO are not subject to the due notice requirement set forth herein.

2.           Zu nicht gehörig angekündigten Verhandlungsgegenständen können keine Beschlüsse gefasst werden. Hiervon ausgenommen sind jedoch der Beschluss über den in einer Generalversammlung gestellten Antrag auf (i) Einberufung einer ausserordentlichen Generalversammlung sowie (ii) Durchführung einer Sonderprüfung gemäss Artikel 697a OR.

3. No prior notice is required to bring motions related to items already on the agenda or for the discussion of matters on which no resolution is to be taken.	3. Zur Stellung von Anträgen im Rahmen der Verhandlungsgegenstände und zu Verhandlungen ohne Beschlussfassung bedarf es keiner vorgängigen Ankündigung.

Article 15 Acting Chair, Minutes, Vote Counters	Artikel 15 Vorsitz der Generalver-sammlung, Protokoll, Stimmenzähler

1. At the General Meeting of Shareholders, the Chairman of the Board of Directors or, in his absence, the Vice-Chairman or any other person designated by the Board of Directors shall take the chair.	1. An der Generalversammlung führt der Präsident des Verwaltungsrates oder, bei dessen Verhinderung, der Vizepräsident oder eine andere vom Verwaltungsrat bezeichnete Person den Vorsitz.

2.           The acting chair of the General Meeting of Shareholders shall appoint the secretary and the vote counters, none of whom need be shareholders. The minutes of the General Meeting of Shareholders shall be signed by the acting chair and the secretary.

2.           Der Vorsitzende der Generalversammlung bestimmt den Protokollführer und die Stimmenzähler, die alle nicht Aktionäre sein müssen. Das Protokoll ist vom Vorsitzenden und vom Protokollführer zu unterzeichnen.

3. The acting chair of the General Meeting of Shareholders shall have all powers and authority necessary and appropriate to ensure the orderly conduct of the General Meeting of Shareholders.	3. Der Vorsitzende der Generalversammlung hat sämtliche Leitungsbefugnisse, die für die ordnungsgemässe Durchführung der Generalversammlung nötig und angemessen sind.

Article 16 Right to Participation and Representation	Artikel 16 Recht auf Teilnahme, Vertretung der Aktionäre

Each shareholder recorded in the share register as of the record date for the meeting is entitled to participate at the General Meeting of Shareholders and in any vote taken. The shareholders may be represented by proxies who need not be shareholders. The Board of Directors shall issue the particulars of the right to representation and participation at the General Meeting of Shareholders in procedural rules.	Jeder im Aktienbuch eingetragene Aktionär ist ab dem Datum der Eintragung berechtigt, an der Generalversammlung und deren Beschlüssen teilzunehmen. Ein Aktionär kann sich an der Generalversammlung vertreten lassen, wobei der Vertreter nicht Aktionär sein muss. Der Verwaltungsrat regelt die Einzelheiten über die Vertretung und Teilnahme an der Generalversammlung in Verfahrensvorschriften.

Article 17 Voting Rights	Artikel 17 Stimmrecht

Each Share shall convey the right to one vote. The right to vote is subject to the conditions of Articles 7 and 9.	Jede Aktie berechtigt zu einer Stimme. Das Stimmrecht untersteht den Bedingungen von Artikel 7 und 9.

Article 18 Resolutions and Elections	Artikel 18 Beschlüsse und Wahlen

1.           Unless otherwise required by law or these Articles of Association, the General Meeting of Shareholders shall take resolutions and decide elections upon a relative majority of the votes cast at the General Meeting of Shareholders (whereby abstentions, broker nonvotes, blank or invalid ballots and withdrawals shall be disregarded for purposes of establishing the majority).

1.           Die Generalversammlung fasst Beschlüsse und entscheidet Wahlen, soweit das Gesetz oder diese Statuten es nicht anders bestimmen, mit der relativen Mehrheit der abgegebenen Aktienstimmen (wobei Enthaltungen, sog. Broker Nonvotes, leere oder ungültige Stimmen für die Bestimmung des Mehrs nicht berücksichtigt werden).

2.           Where the number of persons validly proposed for election as a member of the Board of Directors is greater than the number of Directors to be elected, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as members of the Board of Directors. Votes against any candidate, abstentions, broker nonvotes, blank or invalid ballots and withdrawals shall have no impact on the election of members of the Board of Directors.

2.           Die Generalversammlung entscheidet über die Wahl von Mitgliedern des Verwaltungsrates nach dem proportionalen Wahlverfahren, wonach diejenige Person, welche die grösste Zahl der abgegebenen Aktienstimmen für einen Verwaltungsratssitz erhält, als für den betreffenden Verwaltungsratssitz gewählt gilt. Aktienstimmen gegen einen Kandidaten, Stimmenthaltungen, sog. Broker Nonvotes, ungültige oder leere Stimmen und Rücknahmen haben für die Zwecke keine Auswirkungen auf die Wahl von Mitgliedern des Verwaltungsrates.

3. For the removal of a serving member of the Board of Directors, the voting requirement set forth in Article 20 para. 1(k) and the presence quorum set forth in Article 21 para. 1(a) shall apply.	3. Für die Abwahl von amtierenden Mitgliedern des Verwaltungsrates gilt das Mehrheitserfordernis gemäss Artikel 20 Abs. 1(k) sowie das Präsenzquorum von Artikel 21 Abs. 1(a).

4.           Unless otherwise required by law, resolutions and elections at General Meeting of Shareholders shall be decided by a written ballot. The acting chair may also hold resolutions and elections by use of an electronic voting system, which shall be considered equal to resolutions and elections taken by way of a written ballot.

4.           Unter Vorbehalt anderer gesetzlicher Vorschriften werden Beschlüsse und Wahlen an der Generalversammlung durch schriftliche Abstimmung getroffen. Der Vorsitzende kann Abstimmungen und Wahlen auch mittels elektronischem Verfahren durchführen lassen, wobei dieses schriftlichen Abstimmungen und Wahlen gleichgestellt ist.

Article 19 Powers of the General Meeting of Shareholders	Artikel 19 Befugnisse der Generalver-sammlung

1. The following powers shall be vested exclusively in the General Meeting of Shareholders:	1. Der Generalversammlung sind folgende Geschäfte vorbehalten:

(a) The adoption and amendment of these Articles of Association;	(a) Die Festsetzung und Änderung dieser Statuten;

(b) the election of the members of the Board of Directors and the Auditor;	(b) die Wahl der Mitglieder des Verwaltungsrates und der Revisionsstelle;

(c) the approval of the Annual Report and the Consolidated Financial Statements;	(c) die Genehmigung des Jahresberichtes und der Konzernrechnung;

(d)         the approval of the Annual Statutory Financial Statements of the Company and the resolution on the allocation of profit shown on the Annual Statutory Balance Sheet, in particular the determination of any dividend;

(d) die Genehmigung der Jahresrechnung sowie die Beschlussfassung über die Verwendung des Bilanzgewinnes, insbesondere die Festsetzung der Dividende;

(e) the discharge from liability of the members of the Board of Directors; and	(e) die Entlastung der Mitglieder des Verwaltungsrates;

(f)         the adoption of resolutions on matters that are reserved to the General Meeting of Shareholders by law, these Articles of Association or, subject to article 716a CO, that are submitted to the General Meeting of Shareholders by the Board of Directors.

(f)         die Beschlussfassung über die Gegenstände, die der Generalversammlung durch das Gesetz oder die Statuten vorbehalten sind oder ihr, vorbehältlich Artikel 716a OR, durch den Verwaltungsrat vorgelegt warden.

Article 20 Special Vote	Artikel 20 Besonderes Quorum

1.           The approval of at least two-thirds of the votes and the absolute majority of the par value of Shares, each as represented at a General Meeting of Shareholders, shall be required for resolutions with respect to:

1.           Ein Beschluss der Generalversammlung, der mindestens zwei Drittel der an der Generalversammlung vertretenen Stimmen und die absolute Mehrheit der an der Generalversammlung vertretenen Aktiennennwerte auf sich vereinigt, ist erforderlich für:

(a) The amendment or modification of the purpose of the Company as described in Article 2;	(a) Die Ergänzung oder Änderung des Gesellschaftszweckes gemäss Artikel 2;

(b) the creation and the cancellation of shares with privileged voting rights;	(b) die Einführung und Abschaffung von Stimmrechtsaktien;

(c) the restriction on the transferability of Shares and the cancellation of such restriction;	(c) die Beschränkung der Übertragbarkeit der Aktien und die Aufhebung einer solche Beschränkung;

(d) the restriction on the exercise of the right to vote and the cancellation of such restriction;	(d) die Beschränkung der Ausübung des Stimmrechts und die Aufhebung einer solchen Beschränkung;

(e) an authorized or conditional increase in share capital;	(e) eine genehmigte oder bedingte Kapitalerhöhung;

(f) an increase in share capital through (i) the conversion of capital surplus, (ii) contribution in kind or for purposes of an acquisition of assets, or (iii) the granting of special privileges;	(f) die Kapitalerhöhung (i) aus Eigenkapital, (ii) gegen Sacheinlage oder zwecks Sachübernahme oder (iii) die Gewährung von besonderen Vorteilen;

(g) the limitation on or withdrawal of preferential subscription rights and advance subscription rights;	(g) die Einschränkung oder Aufhebung von Bezugsrechten und Vorwegzeichnungsrechten;

(h) the relocation of the place of incorporation of the Company;	(h) die Verlegung des Sitzes der Gesellschaft;

(i) the conversion of Shares into bearer shares and vice versa;	(i) die Umwandlung von Namen- in Inhaberaktien und umgekehrt;

(j) the dissolution of the Company; and	(j) die Auflösung der Gesellschaft; und

(k) a resolution with respect to the removal of a serving member of the Board of Directors.	(k) die Beschlussfassung über die Abwahl eines amtierenden Verwaltungsratsmitglieds.

Article 21 Presence Quorum	Artikel 21 Präsenzquorum

1.           The matters set forth in para 1(a) and 1(b) below require that a quorum of shareholders of record holding in person or by proxy at least two-thirds of the share capital recorded in the share register of the Company are present at the time when the General Meeting of Shareholders proceeds to business:

1.           Die nachfolgend in Absatz 1(a) und 1(b) aufgeführten Angelegenheiten erfordern zum Zeitpunkt der Konstituierung der Generalversammlung ein Präsenzquorum von Aktionären oder deren Vertretern, welche mindestens zwei Drittel des im Aktienbuch der Gesellschaft eingetragenen Aktienkapitals vertreten, damit die Generalversammlung beschlussfähig ist:

(a) The adoption of a resolution with respect to the removal of a serving Director; and	(a) Die Beschlussfassung über die Abwahl eines amtierenden Verwaltungsratsmitglieds; und

(b) The adoption of a resolution to amend, vary, suspend the operation of, disapply or cancel this Article 21 or Articles 18, 20, 22, 23 or 24.	(b) die Beschlussfassung, diesen Artikel 21 oder Artikel 18, 20, 22, 23 oder 24 zu ergänzen, zu ändern, nicht anzuwenden oder ausser Kraft zu setzen.

2.           The adoption of any other resolution or election requires that at least a one-third of all the Shares entitled to vote be represented at the time when the General Meeting of Shareholders proceeds to business.

2.           Jede andere Beschlussfassung oder Wahl setzt zu ihrer Gültigkeit voraus, dass zum Zeitpunkt der Konstituierung der Generalversammlung zumindest ein Drittel aller stimmberechtigten Aktien anwesend ist.

B. Board of Directors	B. Verwaltungsrat

Article 22 Number of Directors	Artikel 22 Anzahl der Verwaltungsräte

1. The Board of Directors shall consist of no less than three and no more than 18 members.	1. Der Verwaltungsrat besteht aus mindestens drei und höchstens 18 Mitgliedern.

Article 23 Term of Office	Artikel 23 Amtsdauer

1.           The Directors shall be elected at the Annual General Meeting of Shareholders or at any General Meeting of Shareholders called for the purpose of electing Directors. Directors shall hold office for such term as the shareholders may determine or, in the absence of such determination, until the next Annual General Meeting of Shareholders or until their successors are elected or their office is otherwise vacated.

1.           Der Verwaltungsrat wird von der jährlich stattfindenden Generalversammlung oder einer zu diesem Zweck einberufenen Generalversammlung gewählt. Die Amtsdauer wird von der Generalversammlung bestimmt, bzw. läuft, falls nichts festgelegt wird, bis zur nächsten jährlichen Generalversammlung oder bis Nachfolger gewählt werden oder der Verwaltungsrat aus einem anderen Grunde von seinem Amt befreit wird.

2.           If, before the expiration of his term of office, a Director should be replaced for whatever reason, the term of office of the newly elected member of the Board of Directors shall expire at the end of the term of office of his predecessor.

2.           Wenn ein Verwaltungsratsmitglied vor Ablauf seiner Amtsdauer aus welchen Gründen auch immer ersetzt wird, endet die Amtsdauer des an seiner Stelle gewählten neuen Verwaltungsratsmitgliedes mit dem Ende der Amtsdauer seines Vorgängers.

Article 24 Organization of the Board of Directors, Remuneration	Artikel 24 Organisation des Verwaltungs-rates, Entschädigung

1.           The Board of Directors shall elect from among its members a Chairman. It may elect one or more Vice-Chairmen. It shall further appoint a Secretary, who need not be a member of the Board of Directors. Subject to applicable law and these Articles of Association, the Board of Directors shall establish the particulars of its organization in organizational regulations.

1.           Der Verwaltungsrat wählt aus seiner Mitte einen Vorsitzenden. Er kann einen oder mehrere Vizepräsidenten wählen. Er bestellt weiter einen Sekretär, welcher nicht Mitglied des Verwaltungsrates sein muss. Der Verwaltungsrat regelt unter Vorbehalt der Bestimmungen des Gesetzes und dieser Statuten die Einzelheiten seiner Organisation in einem Organisationsreglement.

2.           The members of the Board of Directors shall be entitled to reimbursement of all expenses incurred in the interest of the Company, as well as remuneration for their services that is appropriate in view of their functions and responsibilities. The amount of the remuneration shall be determined by the Board of Directors upon recommendation by a committee of the Board of Directors. Members of the Board of Directors may also participate in the Company’s benefit and other plans.

2.           Die Mitglieder des Verwaltungsrates haben Anspruch auf Ersatz ihrer im Interesse der Gesellschaft aufgewendeten Auslagen sowie auf eine ihrer Tätigkeit und Verantwortung entsprechende Entschädigung, die der Verwaltungsrat auf Antrag eines Ausschusses des Verwaltungsrates festlegt. Der Verwaltungsrat kann auch an Beteiligungs- und anderen Plänen der Gesellschaft teilnehmen.

3.           The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the existing and former members of the Board of Directors and officers, and their heirs, executors and administrators, out of the assets of the Company from and against all threatened, pending or completed actions, suits

3.           Soweit gesetzlich zulässig, hält die Gesellschaft aktuelle und ehemalige Mitglieder des Verwaltungsrates und der Geschäftsleitung sowie deren Erben, Konkurs- oder Nachlassmassen aus Gesellschaftsmitteln für Schäden, Verluste und Kosten aus drohenden, hängigen oder or proceedings — whether civil, criminal, administrative or investigative – and all costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done or alleged to be done, concurred or alleged to be concurred in or omitted or alleged to be omitted in or about the execution of their duty, or alleged duty, or by reason of the fact that he is or was a member of the Board of Director or officer of the Company, or while serving as a member of the Board of Director or officer of the Company is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his statutory duties as a member of the Board of Director or officer.

              abgeschlossenen Klagen, Verfahren oder Untersuchungen zivil-, straf- oder verwaltungsrechtlicher oder anderer Natur schadlos, welche ihnen oder ihren Erben, Konkurs- oder Nachlassmassen entstehen aufgrund von tatsächlichen oder behaupteten Handlungen, Zustimmungen oder Unterlassungen im Zusammenhang mit der Ausübung ihrer Pflichten oder behaupteten Pflichten oder aufgrund der Tatsache, dass sie Mitglied des Verwaltungsrates oder der Geschäftsleitung der Gesellschaft sind oder waren oder auf Aufforderung der Gesellschaft als Mitglied des Verwaltungsrates, der Geschäftsleitung oder als Arbeitnehmer oder Agent eines anderen Unternehmens, einer anderen Gesellschaft, einer nicht-rechtsfähigen Personengesellschaft oder eines Trusts sind oder waren. Diese Pflicht zur Schadloshaltung besteht nicht, soweit in einem endgültigen, nicht weiterziehbaren Entscheid eines zuständigen Gerichts bzw. einer zuständigen Verwaltungsbehörde entschieden worden ist, dass eine der genannten Personen ihre Pflichten als Mitglied des Verwaltungsrates oder der Geschäftsleitung absichtlich oder grobfahrlässig verletzt hat.

4.           Without limiting the foregoing paragraph 3 of this Article 24, the Company shall advance court costs and attorneys’ fees to the existing and former members of the Board of Directors and officers. The Company may however recover such advanced costs if any of said persons is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his statutory duties as a Director or officer.

4.           Ohne den vorangehenden Absatz 3 dieses Artikels 24 einzuschränken, bevorschusst die Gesellschaft Mitgliedern des Verwaltungsrates und der Geschäftsleitung Gerichts- und Anwaltskosten. Die Gesellschaft kann solche Vorschüsse zurückfordern, wenn ein zuständiges Gericht oder eine zuständige Verwaltungsbehörde in einem endgültigen, nicht weiterziehbaren Urteil bzw. Entscheid zum Schluss kommt, dass eine der genannten Personen ihre Pflichten als Mitglied des Verwaltungsrates oder der Geschäftsleitung absichtlich oder grobfahrlässig verletzt hat.

5.           The rights to indemnification and advancement of expenses conferred in this Article 24 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute or regulation, these Articles of Association, any agreement, vote of the shareholders or otherwise.

5.           Der Anspruch auf Ersatz und Bevorschussung von Kosten gemäss diesem Artikel 24 besteht oder entsteht ungeachtet anderer Ansprüche, kraft Gesetz, Statuten, Vereinbarung, Beschluss der Aktionäre oder aus anderem Grund wird durch diese Bestimmung nicht berührt.

Article 25 Specific Powers of the Board of Directors	Artikel 25 Befugnisse des Verwaltungs-rates

1. The Board of Directors has the non-delegable and inalienable duties as specified in article 716a CO, in particular:	1. Der Verwaltungsrat hat die in Artikel 716a OR statuierten unübertragbaren und unentziehbaren Aufgaben, insbesondere:

(a) the ultimate direction of the business of the Company and the issuance of the required directives;	(a) die Oberleitung der Gesellschaft und die Erteilung der nötigen Weisungen;

(b) the determination of the organization of the Company;	(b) die Festlegung der Organisation;

(c) the administration of the accounting system and of the financial controls, as well as the financial planning to the extent necessary to manage the Company;	(c) die Ausgestaltung des Rechnungswesens, der Finanzkontrolle sowie der Finanzplanung, sofern diese für die Führung der Gesellschaft notwendig ist;

(d) the appointment and removal of the persons responsible for the management and representation of the Company;	(d) die Ernennung und Abberufung der mit der Geschäftsführung und der Vertretung betrauten Personen und die Regelung ihrer Zeichungsberechtigung

(e) the ultimate supervision of the persons entrusted with management duties, in particular with regard to compliance with law, these Articles of Association, regulations and directives;	(e) die Oberaufsicht über die mit der Geschäftsführung betrauten Personen, namentlich im Hinblick auf die Befolgung der Gesetze, Statuten, Reglemente und Weisungen;

(f) the preparation of the annual business report and the General Meeting of Shareholders and to carry out the resolutions adopted by the General Meeting of Shareholders; and	(f) die Erstellung des Geschäftsberichtes sowie die Vorbereitung der Generalversammlung und die Ausführung ihrer Beschlüsse; und

(g) the notification of the court in case of insolvency.	(g) die Benachrichtigung des Richters im Falle der Überschuldung.

2. In addition, the Board of Directors may pass resolutions with respect to all matters that are not reserved to the General Meeting of Shareholders by law or under these Articles of Association.	2. Der Verwaltungsrat kann überdies in allen Angelegenheiten Beschluss fassen, die nicht nach Gesetz oder Statuten der Generalversammlung zugeteilt sind.

3. The Board of Directors may submit benefit or incentive plans of the Company to the General Meeting of Shareholders for approval.	3. Der Verwaltungsrat kann Beteiligungspläne der Gesellschaft der Generalversammlung zur Genehmigung vorlegen.

Article 26 Delegation of Powers	Artikel 26 Übertragung von Befugnissen

1.           Subject to Article 25 para. 1 and the applicable provisions of the CO, the Board of Directors may delegate the management of the Company in whole or in part to individual Directors, one or more committees of the Board of Directors or to Persons other than Directors pursuant to organizational regulations.

1.           Der Verwaltungsrat kann unter Vorbehalt von Artikel 25 Abs. 1 sowie der Vorschriften des OR die Geschäftsführung nach Massgabe eines Organisationsreglements ganz oder teilweise an eines oder mehrere seiner Mitglieder, an einen oder mehrere Ausschüsse des Verwaltungsrates oder an Dritte übertragen.

Article 27 Meeting of the Board of Directors	Artikel 27 Sitzungen des Verwaltungsrats

1.           Except as otherwise set forth in organizational regulations of the Board of Directors, the attendance quorum necessary for the transaction of the business of the Board of Directors shall be the greater of two Directors, and not less than one-third of the total number of Directors. No attendance quorum shall be required for resolutions of the Board of Directors providing for the confirmation of a capital increase or for the amendment of the Articles of Association in connection therewith.

1.           Sofern das vom Verwaltungsrat erlassene Organisationsreglement nichts anderes festlegt, sind zur gültigen Beschlussfassung über Geschäfte des Verwaltungsrates wenigstens zwei Verwaltungsräte nötig und nicht weniger als ein Drittel aller Mitglieder des Verwaltungsrates. Kein Präsenzquorum ist erforderlich für die Anpassungs- und Feststellungsbeschlüsse des Verwaltungsrates im Zusammenhang mit Kapitalerhöhungen.

2.           The Board of Directors shall pass its resolutions with the majority of the votes cast by the Directors present at a meeting at which the attendance quorum of para. 1 of this Article 27 is satisfied.

2.           Der Verwaltungsrat fasst seine Beschlüsse mit einer Mehrheit der von den anwesenden Verwaltungsräten abgegebenen Stimmen, vorausgesetzt, das Präsenzquorum von Absatz 1 dieses Artikels 27 ist erfüllt.

3.           Resolutions of the Board of Directors may be passed without a meeting by way of written consent by a majority of the Directors, provided that no Director requests oral deliberations. A resolution in writing (in one or more counterparts) signed by the Directors that voted for such resolution (including signed copies sent by facsimile or email) shall be valid and effectual as if it had been passed at a meeting of the Board of Directors, duly convened and held.

3.           Beschlüsse des Verwaltungsrates können auf schriftlichem Wege von der Mehrheit der Mitglieder getroffen werden, sofern nicht ein Mitglied mündliche Beratung verlangt. Ein schriftlicher Beschluss (in einer oder mehreren Ausfertigungen), der von den Verwaltungsräten unterzeichnet ist, die für einen solchen Beschluss gestimmt haben (einschliesslich unterschriebenen Kopien per Telefax oder E-Mail gesendet) hat die gleiche Gültigkeit wie die an einer Sitzung gefassten Beschlüsse.

Article 28 Signature Power	Artikel 28 Zeichnungs-berechtigung

1. The due and valid representation of the Company by members of the Board of Directors and other Persons shall be set forth in organizational regulations.	1. Die rechtsverbindliche Vertretung der Gesellschaft durch Mitglieder des Verwaltungsrates und durch Dritte wird in einem Organisationsreglement festgelegt.

C. Auditor	C. Revisionsstelle

Article 29 Term, Powers and Duties	Artikel 29 Amtsdauer, Befugnisse und Pflichten

1.           The Board of Directors shall propose the nomination of the Auditor of the Company for election by the General Meeting of Shareholders. The Auditor shall have the powers and duties vested in it by law.

1. Die Revisionsstelle wird von der Generalversammlung gewählt und es obliegen ihr die vom Gesetz zugewiesenen Befugnisse und Pflichten.

2.           The term of office of the Auditor shall be one year, commencing on the day of election at an Annual General Meeting of Shareholders and terminating on the day of the next Annual General Meeting of Shareholders.

2. Die Amtsdauer der Revisionsstelle beträgt ein Jahr, beginnend am Tage der Wahl an einer ordentlichen Generalversammlung und endend am Tage der nächsten ordentlichen Generalversammlung.

SECTION 4 Annual Statutory Financial Statements, Consolidated Financial Statements and Profit Allocation	ABSCHNITT 4 Jahresrechnung,Konzern- rechnung und Gewinn-verteilung

Article 30 Fiscal Year	Artikel 30 Geschäftsjahr

The Board of Directors determines the fiscal year.	Der Verwaltungsrat legt das Geschäftsjahr fest.

Article 31 Allocation of Profit Shown on the Annual Statutory Balance Sheet, Reserves	Artikel 31 Verteilung des Bilanzgewinns, Reserven

1.           The profit shown on the Annual Statutory Balance Sheet shall be allocated by the General Meeting of Shareholders in accordance with applicable law. The Board of Directors shall submit its proposals to the General Meeting of Shareholders.

1. Über den Bilanzgewinn verfügt die Generalversammlung im Rahmen der anwendbaren gesetzlichen Vorschriften. Der Verwaltungsrat unterbreitet ihr seine Vorschläge.

2. Further reserves may be taken in addition to the reserves required by law.	2. Neben der gesetzlichen Reserve können weitere Reserven geschaffen werden.

3. Dividends that have not been collected within five years after their payment date shall enure to the Company and be allocated to the general statutory reserves.	3. Dividenden, welche nicht innerhalb von fünf Jahren nach ihrem Auszahlungsdatum bezogen werden, fallen an die Gesellschaft und werden in die allgemeinen gesetzlichen Reserven verbucht.

SECTION 5 Winding-up and Liquidation	ABSCHNITT 5 Auflösung und Liquidation

Article 32 Winding-up and Liquidation	Artikel 32 Auflösung und Liquidation

1.           The General Meeting of Shareholders may at any time resolve on the winding-up and liquidation of the Company pursuant to applicable law and the provisions set forth in these Articles of Association.

1. Die Generalversammlung kann jederzeit die Auflösung und Liquidation der Gesellschaft nach Massgabe der gesetzlichen und statutarischen Vorschriften beschliessen.

2. The liquidation shall be effected by the Board of Directors, unless the General Meeting of Shareholders shall appoint other Persons as liquidators.	2. Die Liquidation wird durch den Verwaltungsrat durchgeführt, sofern sie nicht durch die Generalversammlung anderen Personen übertragen wird.

3. The liquidation of the Company shall be effectuated pursuant to the statutory provisions.	3. Die Liquidation der Gesellschaft erfolgt nach Massgabe der gesetzlichen Vorschriften.

4. Upon discharge of all liabilities, the assets of the Company shall be distributed to the shareholders pursuant to the amounts paid in, unless these Articles of Association provide otherwise.	4. Nach erfolgter Tilgung der Schulden wird das Vermögen unter die Aktionäre nach Massgabe der eingezahlten Beträge verteilt, soweit diese Statuten nichts anderes vorsehen.

SECTION 6 Announcements, Communications	ABSCHNITT 6 Bekannt-machungen, Mitteilungen

Article 33 Announcements, Communications	Artikel 33 Bekanntmachungen, Mitteilungen

1. The official means of publication of the Company shall be the Swiss Official Gazette of Commerce.	1. Publikationsorgan der Gesellschaft ist das Schweizerische Handelsamtsblatt.

2.           To the extent that individual notification is not required by law, stock exchange regulations or these Articles of Association, all communications to the shareholders shall be deemed valid if published in the Swiss Official Gazette of Commerce. Written communications by the Company to its shareholders shall be sent by ordinary mail to the last address of the shareholder or authorized recipient recorded in the share register. Financial institutions holding Shares for beneficial owners and recorded in such capacity in the share register shall be deemed to be authorized recipients.

2.           Soweit keine individuelle Benachrichtigung durch das Gesetz, börsengesetzliche Bestimmungen oder diese Statuten verlangt wird, gelten sämtliche Mitteilungen an die Aktionäre als gültig erfolgt, wenn sie im Schweizerischen Handelsamtsblatt veröffentlicht worden sind. Schriftliche Bekanntmachungen der Gesellschaft an die Aktionäre werden auf dem ordentlichen Postweg an die letzte im Aktienbuch verzeichnete Adresse des Aktionärs oder des bevollmächtigten Empfängers geschickt. Finanzinstitute, welche Aktien für wirtschaftlich Berechtigte halten und als solches im Aktienbuch eingetragen sind, gelten als bevollmächtigte Empfänger.

SECTION 7 Original Language	ABSCHNITT 7 Verbindlicher Originaltext

Article 34 Original Language	Artikel 34 Verbindlicher Originaltext

In the event of deviations between the German and English version of these Articles of Association, the German text shall prevail.	Falls sich zwischen der deutschen und englischen Fassung dieser Statuten Differenzen ergeben, hat die deutsche Fassung Vorrang.

SECTION 8 Definitions	ABSCHNITT 8 Definitionen

Article 35	Artikel 35

1.           CO

              The term CO has the meaning assigned to it in Article 14 para. 1. To the extent the CO is amended, references herein to the articles or provisions of the CO shall be deemed to be references to the relevant replacement or amended provisions of the CO.

1.           OR

              Der Begriff OR hat die in Artikel 14 Abs. 1 aufgeführte Bedeutung. Im Fall von Revisionen des OR gelten die hierin enthaltenen Bezugnahmen zu Bestimmungen des OR als Bezugnahmen auf die Ersatzbestimmungen oder geänderten Bestimmungen des OR.

2. Company The term Company has the meaning assigned to it in Article 1.	2. Gesellschaft Der Begriff Gesellschaft hat die in Artikel 1 aufgeführte Bedeutung.

3.           Person

              Person means any individual, company, corporation, limited liability company, partnership, unincorporated association or other entity. When two or more Persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of the Company, such syndicate or group shall be deemed a “Person” for the purposes of this definition.

3.           Person

              Person bedeutet jede natürliche Person, Kapitalgesellschaft, rechts- oder nicht-rechtsfähige Personengesellschaft oder jeder andere Rechtsträger. Wenn zwei oder mehr Personen als Personengesellschaft, Kommanditgesellschaft, Syndikat oder andere Gruppe mit dem Zweck des Erwerbs, des Haltens oder der Zurverfügungstellung von Sicherheiten der Gesellschaft handeln, soll ein solches Syndikat als “Person” im Sinne dieser Definition gelten.

4. Rights The term Rights has the meaning assigned to it in Article 6 para. 1.	4. Rechte Der Begriff Rechte hat die in Artikel 6 Abs. 1 aufgeführte Bedeutung.

5. Rights-Bearing Obligations The term Rights-Bearing Obligations has the meaning assigned to it in Article 6 para. 1.	5. Mit Rechten verbundenen Obligationen Der Begriff mit Rechten verbundenen Obligationen hat die in Artikel 6 Abs. 1 aufgeführte Bedeutung.

6. SEC The term SEC has the meaning assigned to it in Article 12 para. 2.	6. SEC Der Begriff SEC hat die in Artikel 12 Abs. 2 aufgeführte Bedeutung.

7. Share(s) The term Share(s) has the meaning assigned to it in Article 4.	7. Aktie(n) Der Begriff Aktie(n) hat die in Artikel 4 aufgeführte Bedeutung.

8. Transfer Agent The term Transfer Agent has the meaning assigned to it in Article 8 para. 3.	8. Transfer Agent Der Begriff Transfer Agent hat die in Artikel 8 Abs. 3 aufgeführte Bedeutung.

SECTION 9 Transitional Provisions	ABSCHNITT 9 Übergangs-bestimmungen

Article 36 Contribution in Kind	Artikel 36 Sacheinlage

              The Company acquires, in connection with the capital increase of February 26, 2009, and in accordance with the order issued by the Supreme Court of Bermuda on February 20, 2009 sanctioning the scheme of arrangement of February 17, 2009 between Weatherford International Ltd., an exempted company with limited liability under the laws of Bermuda with registered office in Bermuda and listed on the New York Stock Exchange (Weatherford Bermuda), and its shareholders, as approved by the shareholders of Weatherford Bermuda (the Scheme of Arrangement), in relation with an agreement dated December 10, 2008, all of the 728,782,425 common shares of Weatherford Bermuda, which have a total value of CHF 7,922,062,403.82. As consideration for this contribution, the Company issues to a nominee, acting on behalf and for the account of the holders of common shares of Weatherford Bermuda, a total of 728,782,425 Shares with a total par value of CHF 845,387,613. The difference between the aggregate par value of the issued Shares and the total value of the contribution, in the amount of CHF 7,076,674,790.82, is allocated to the reserves of the Company.

              Die Gesellschaft übernimmt bei der Kapitalerhöhung vom 26. Februar 2009 gemäss einem Vertrag von 10. Dezember 2008 in Verbindung mit einem Urteil des Supreme Court von Bermuda vom 20. Februar 2009 zum Umstrukturierungsplan (“scheme of arrangement”) vom 17. Februar 2009 zwischen der Weatherford International Ltd., einer Gesellschaft mit beschränkter Haftung gemäss Bermuda Recht mit Sitz in Bermuda und Kotierung am New York Stock Exchange (Weatherford Bermuda), und ihren Aktionären, der von den Aktionären der Weatherford Bermuda genehmigt wurde (der Plan), alle 728’782’425 Aktien der Weatherford Bermuda, welche einen Wert von insgesamt CHF 7’922’062’403.82 haben. Als Gegenleistung für diese Sacheinlage gibt die Gesellschaft einem Umtauschagenten (“nominee”), handelnd für und auf Rechnung der Aktionäre der Weatherford Bermuda insgesamt 728’782’425 voll einbezahlte Aktien mit einem Nennwert von insgesamt CHF 845’387’613 aus. Die Gesellschaft weist die Differenz zwischen dem totalen Nennwert der ausgegebenen Aktien und dem Übernahmewert der Sacheinlage im Gesamtbetrag von CHF 7’076’674’790.82 den Reserven der Gesellschaft zu.

Article 37 Additional Contribution in Kind	Artikel 37 Zusätzliche Sacheinlage

              The Company acquires, in the context of the increase of the share capital by CHF 28,220,486.96, from currently CHF 845,487,611.96 to new CHF 873,708,098.92 , on 27 July 2009, from Novy Investments Limited, Nicosia, Cyprus the contributions mentioned below, in consideration for the issuance of the amount of fully paid-in new registered shares of the Company as indicated below:

              Die Gesellschaft übernimmt bei der Erhöhung des Aktienkapitals von bisher CHF 845’487’611.96 um CHF 28’220’486.96 auf neu CHF 873’708’098.92 vom 27. Juli 2009 von Novy Investments Limited, Nikosia, Zypern, die nachfolgend genannten Beteiligungen gegen Neuausgabe der jeweils genannten Anzahl voll liberierter Namenaktien der Gesellschaft:

1)          Eight thousand three hundred and forty nine (8,349) ordinary registered non-documentary shares with a nominal value of one (1) RUR each, the state registration number of the share issue 1-01-00474-N, comprising 100% of the issued and outstanding shares of capital stock of “CJSC “Nizhnevartovskburneft””, a closed joint stock company organised and existing under the laws of the Russian Federation (main state registration No. (OGRN) 1028600940610) and having its registered address at 60 let Oktjabrja street, 20a, Pribrezhnaya zone, Nizhnevartovsk city, Khanti-Mansiysky autonomous district — Yugra, Tyumen region, Russian Federation, 628606, with an entire charter capital being equal to 8,349 RUR (“CJSC “NvBN”” or “CJSC “Nizhnevartovskburneft””), for a transfer price of CHF 18,907,011.36, wherefore 937,650 new registered shares of the Company with a nominal value of CHF 1.16 each, i.e. with a total nominal value of CHF 1,087,674, are issued to the contributor;

1)          8’349 ordentliche unverbrieftete Namenaktien mit einem Nennwert von je RUR 1, mit Staatsregistrierungsnummer von Aktienausgabe 1-01-00474-N, entsprechend alle Stammaktien der CJSC “Nizhnevartovskburneft”, eine Gesellschaft nach dem Recht der Russischen Föderation (Haupteintragungs-Nr. (OGRN) 1028600940610), mit Geschäftsadresse in 60 let Oktjabrja Strasse, 20a Pribrezhnaya Zone, Nizhnevartovsk Stadt, Khanti-Mansiysky autonomer Distrikt — Yugra, Tyumen Region, Russische Föderation, 628606, mit einem Kapital im Wert von insgesamt RUR 8’349 (“CJSC “NvBN”” or “CJSC Nizhnevartovskburneft”) und zum Preis von insgesamt CHF 18’907’011.36, wofür der Sacheinlegerin 937’650 neue Namenaktien der Gesellschaft im Nennwert von je CHF 1.16, d.h. im Nennwert von insgesamt CHF 1’087’674, ausgegeben werden;

2)          Six hundred ninety six (696) ordinary registered non-documentary shares with a nominal value of one thousand (1,000) RUR each, the state registration number of the share issue 1-01-01066-P, comprising 100% of the issued and outstanding shares of capital stock of “CJSC “Orenburgburneft””, a closed joint stock company organised and existing under the laws of the Russian Federation (main state registration No. (OGRN) 1025600575703) and having its registered address at Magistralnaya street, 14, Buzuluk city, Orenburg region, Russian Federation, 461040, with an entire charter capital being equal to 696,000 RUR (“CJSC “OBN”” or “CJSC “Orenburgburneft””), for a transfer price of CHF 56,244,714.10, wherefore 2,789,328 new registered shares of the Company with a nominal value of CHF 1.16 each, i.e. with a total nominal value of CHF 3,235,620.48, are issued to the contributor;

2)          696 ordentliche unverbrieftete Namenaktien mit einem Nennwert von je RUR 1’000, mit Staatsregistrierungsnummer von Aktienausgabe 1-01-01066-P, entsprechend alle Stammaktien der CJSC “Orenburgburneft”, eine Gesellschaft nach dem Recht der Russischen Föderation (Haupteintragungs-Nr. (OGRN) 1025600575703), mit Geschäftsadresse in Magistralnaya Strasse, 14, Buzuluk Stadt, Orenburg Region, Russische Föderation, 461040, mit einem Kapital im Wert von insgesamt RUR 696’000 (“CJSC “OBN”” or “CJSC “Orenburgburneft””) und zum Preis von insgesamt CHF 56’244’714.10, wofür der Sacheinlegerin 2’789’328 neue Namenaktien der Gesellschaft im Nennwert von je CHF 1.16, d.h. im Nennwert von insgesamt CHF 3’235’620.48, ausgegeben werden;

3)          The participation interest with a nominal value of RUR 100,952,232, comprising 100% of the charter capital of “LLC “Upravleniye po kapitalynomu remontu skvazhin””, a limited liability company organised and existing under the laws of the Russian Federation (main state registration No. (OGRN) 1025600575901) and having its registered address at Promyshlennaya street, 2, Buzuluk city, Orenburg region, Russian Federation, 461046, with an entire charter capital being equal to 100,952,232 RUR (“LLC “UKRS”” or “LLC “Upravleniye po kapitalynomu remontu skvazhin””), for a transfer price of CHF 3,877,847.89, wherefore 192,313 new registered shares of the Company with a nominal value of CHF 1.16 each, i.e. with a total nominal value of CHF 223,083.08, are issued to the contributor;

3)          Die Kapitalbeteiligung an der LLC “Upravleniye po kapitalynomu remontu skvazhin” mit einem Nennwert von RUR 100’952’232, entsprechend 100% des Kapitals, eine Gesellschaft mit beschränkter Haftung nach dem Recht der Russischen Föderation (Haupteintragungs-Nr. (OGRN)1025600575901), mit Geschäftsadresse in Promyshlennaya Strasse, 2, Buzuluk Stadt, Orenburg Region, Russische Föderation, 461046, mit einem Kapital im Wert von insgesamt RUR 100’952’232 (“LLC “UKRS”” or “LLC “Upravleniye po kapitalynomu remontu skvazhin””) und zum Preis von insgesamt CHF 3’877’847.89, wofür der Sacheinlegerin 192’313 neue Namenaktien der Gesellschaft im Nennwert von je CHF 1.16, d.h. im Nennwert von insgesamt CHF 223’083.08, ausgegeben werden;

4)          The participation interest with a nominal value of RUR 49,584,467, comprising 100% of the charter capital of “LLC “Specializirovannoe tamponazhnoe upravleniye””, a limited liability company organised and existing under the laws of the Russian Federation (main state registration No. (OGRN) 1025600575725) and having its registered address at Magistralnaya street, 12, Buzuluk city, Orenburg region, Russian Federation, 461040, with an entire charter capital being equal to 49,584,467 RUR (“LLC “STU”” or “LLC “Specializirovannoe tamponazhnoe upravleniye””), for a transfer price of CHF 3,979,395.07, wherefore 197,349 new registered shares of the Company with a nominal value of CHF 1.16 each, i.e. with a total nominal value of CHF 228,924.84, are issued to the contributor;

4)          Die Kapitalbeteiligung an der LLC “Specializirovannoe tamponazhnoe upravleniye” mit einem Nennwert von RUR 49’584’467, entsprechend 100% des Kapitals , eine Gesellschaft mit beschränkter Haftung eingetragt nach dem Recht der Russischen Föderation (Haupteintragungs-Nr. (OGRN) 1025600575725), mit Geschäftsadresse in Magistralnaya Strasse, 12, Buzuluk Stadt, Orenburg Region, Russische Föderation, 461040, mit einem Kapital im Wert von insgesamt RUR 49’584’467 (“LLC “STU”” or “LLC “Specializirovannoe tamponazhnoe upravleniye””) und zum Preis von insgesamt CHF 3’979’395.07, wofür der Sacheinlegerin 197’349 neue Namenaktien der Gesellschaft im Nennwert von je CHF 1.16, d.h. im Nennwert von insgesamt CHF 228’924.84, ausgegeben werden;

5)          The participation interest with a nominal value of RUR 260,661,962, comprising 100% of the charter capital of “LLC “Orenburgskaya burovaya servisnaya Kompanija””, a limited liability company organised and existing under the laws of the Russian Federation (main state registration No. (OGRN) 1025602724355) and having its registered address at Chkalova street, 43 “A”, Orenburg city, Russian Federation, 460001, with an entire charter capital being equal to 260,661,962 RUR (“LLC “OBSK”” or “LLC “Orenburgskaya burovaya servisnaya

5)          Die Kapitalbeteiligung an der LLC “Orenburgskaya burovaya servisnaya Kompanija” mit einem Nennwert von RUR 260’661’962, entsprechend 100% des Kapitals, eine Gesellschaft mit beschränkter Haftung nach dem Recht der Russischen Föderation (Eintragung Nr. 1025602724355), mit Geschäftsadresse in Chkalova Strasse, 43 “A”, Orenburg Stadt, Russische Föderation, 460001, mit einem Kapital im Wert von insgesamt RUR 260’661’962 (“LLC “OBSK”” or “LLC “Orenburgskaya burovaya servisnaya

              Kompanija””), for a transfer price of CHF 24,871,677.90, wherefore 1,233,454 new registered shares of the Company with a nominal value of CHF 1.16 each, i.e. with a total nominal value of CHF 1,430,806.64, are issued to the contributor;

              Kompanija””) und zum Preis von insgesamt CHF 24’871’677.90, wofür der Sacheinlegerin 1’233’454 neue Namenaktien der Gesellschaft im Nennwert von je CHF 1.16, d.h. im Nennwert von insgesamt CHF 1’430’806.64, ausgegeben werden;

6)          The participation interest with a nominal value of RUR 50,000, comprising 100% of the charter capital of “LLC “Chernogornefteservice””, a limited liability company organised and existing under the laws of the Russian Federation (main state registration No. (OGRN) 1028601868624) and having its registered address at Industrialnaya street, 97, panel No. 3, Zapadny promyishlenniy uzel, Nizhnevartovsk city, Khanti-Mansiysky autonomous district-Yugra, Tyumen region, Russian Federation, 628616, with an entire charter capital being equal to 50,000 RUR (“LLC “ChNS”” or “LLC “Chernogornefteservice””), for a transfer price of CHF 14,126,551.03, wherefore 700,574 new registered shares of the Company with a nominal value of CHF 1.16 each, i.e. with a total nominal value of CHF 812,665.84, are issued to the contributor;

6)          Die Kapitalbeteiligung an der LLC “Chernogornefteservice” mit einem Nennwert von RUR 50’000, entsprechend 100% des Kapitals, eine Gesellschaft mit beschränkter Haftung nach dem Recht der Russischen Föderation (Haupteintragungs-Nr. (OGRN) 1028601868624), mit Geschäftsadresse in Industrialnaya Strasse, 97, panel No. 3, Zapadny promyishlenniy uzel, Nizhnevartovsk Stadt, Khanti-Mansiysky autonomer Distrikt – Yugra, Tyumen Region, Russische Föderation, 628616, mit einem Kapital im Wert von insgesamt RUR 50’000 (“LLC “ChNS”” or “LLC “Chernogornefteservice””) und zum Preis von insgesamt CHF 14’126’551.03, wofür der Sacheinlegerin 700’574 neue Namenaktien der Gesellschaft im Nennwert von je CHF 1.16, d.h. im Nennwert von insgesamt CHF 812’665.84, ausgegeben werden;

7)          The participation interest with a nominal value of RUR 2,631,155,000, comprising 100% of the charter capital of “LLC “Kompanija po upravleniju imuschestvennym kompleksom””, a limited liability company organised and existing under the laws of the Russian Federation (main state registration No. (OGRN) 1025601805272) and having its registered address at Chkalova street, 43 “A”, Orenburg city, Russian Federation, 460001, with an entire charter capital being equal to 2,631,155,000 RUR (“LLC “KUIK” (Orenburg)” or “LLC “Kompanija po upravleniju imuschestvennym kompleksom””), for a transfer price of CHF 99,738,885.75, wherefore 4,946,322 new registered shares of the Company with a nominal value of CHF 1.16 each, i.e. with a total nominal value of CHF 5,737,733.52, are issued to the contributor;

7)          Die Kapitalbeteiligung an der LLC “Kompanija po upravleniju imuschestvennym kompleksom” mit einem Nennwert von RUR 2’631’155’000, entsprechend 100% des Kapitals, eine Gesellschaft mit beschränkter Haftung nach dem Recht der Russischen Föderation ( Haupteintragungs-Nr. (OGRN) 1025601805272), mit Geschäftsadresse in Chkalova Strasse, 43 “A”, Orenburg Stadt, Russische Föderation, 460001, mit einem Kapital im Wert von insgesamt RUR 2’631’155’000 (“LLC “KUIK” (Orenburg)” or “LLC “Kompanija po upravleniju imuschestvennym kompleksom””) und zum Preis von insgesamt CHF 99’738’885.75, wofür der Sacheinlegerin 4’946’322 neue Namenaktien der Gesellschaft im Nennwert von je CHF 1.16, d.h. im Nennwert von insgesamt CHF 5’737’733.52, ausgegeben werden;

8)          The participation interest with a nominal value of RUR 420,010,000, comprising 100% of the charter capital of “LLC “Kompanija po upravleniju imuschestvennym kompleksom””, a limited liability company organised and existing under the laws of the Russian Federation (main state registration No. (OGRN) 1028601497957) and having its registered address at Sibirskaya street, 11, Nyagan city, Khanti-Mansiysky autonomous district – Yugra, Tyumen region, Russian Federation, 628183, with an entire charter capital being equal to 420,010,000 RUR (“LLC “KUIK” (Nyagan)” or “LLC “Kompanija po upravleniju imuschestvennym kompleksom””), for a transfer price of CHF 34,285,943.95, wherefore 1,700,333 new registered shares of the Company with a nominal value of CHF 1.16 each, i.e. with a total nominal value of CHF 1,972,386.28, are issued to the contributor;

8)          Die Kapitalbeteiligung an der LLC “Kompanija po upravleniju imuschestvennym kompleksom” mit einem Nennwert von RUR 420’010’000, entsprechend 100% des Kapitals, eine Gesellschaft mit beschränkter Haftung nach dem Recht der Russischen Föderation (Haupteintragungs-Nr. (OGRN) 1028601497957), mit Geschäftsadresse in Sibirskaya Strasse, 11, Nyagan Stadt, Khanti-Mansiysky autonomer Distrikt – Yugra, Tyumen Region, Russische Föderation, 628183, mit einem Kapital im Wert von insgesamt RUR 420’010’000 (“LLC “KUIK” (Nyagan)” or “LLC “Kompanija po upravleniju imuschestvennym kompleksom””) und zum Preis von insgesamt CHF 34’285’943.95, wofür der Sacheinlegerin 1’700’333 neue Namenaktien der Gesellschaft im Nennwert von je CHF 1.16, d.h. im Nennwert von insgesamt CHF 1’972’386.28, ausgegeben werden;

9)          The participation interest with a nominal value of RUR 4,731,978,828, comprising 100% of the charter capital of “LLC “Kompanija po upravleniju imuschestvennym kompleksom””, a limited liability company organised and existing under the laws of the Russian Federation (main state registration No. (OGRN) 1028600940620) and having its registered address at Kuzovatkina street, 5, Zapadny    promyishlenniy uzel, panel 20, Nizhnevartovsk city, Khanti-Mansiysky autonomous district – Yugra, Tyumen region, Russian Federation, 628611, with an entire charter capital being equal to 4,731,978,828 RUR (“LLC “KUIK” (Nizhnevartovsk)” or “LLC “Kompanija po upravleniju imuschestvennym kompleksom””), for a transfer price of CHF 180,399,505.16, wherefore 8,946,501 new registered shares of the Company with a nominal value of CHF 1.16 each, i.e. with a total nominal value of CHF 10,377,941.16, are issued to the contributor;

9)          Die Kapitalbeteiligung an der LLC “Kompanija po upravleniju imuschestvennym kompleksom” mit einem Nennwert von RUR 4’731’978’828, entsprechend 100% des Kapitals, eine Gesellschaft mit beschränkter Haftung nach dem Recht der Russischen Föderation (Haupteintragungs-Nr. (OGRN) 1028600940620), mit Geschäftsadresse in Kuzovatkina Strasse, 5, Zapadny promyishlenniy uzel, Panel 20, Nizhnevartovsk Stadt, Khanti-Mansiysky autonomer Distrikt – Yugra, Tyumen Region, Russische Föderation, 628611, mit einem Kapital im Wert von insgesamt RUR 4’731’978’828 (“LLC “KUIK” (Nizhnevartovsk)” or “LLC “Kompanija po upravleniju imuschestvennym kompleksom””) und zum Preis von insgesamt CHF 180’399’505.16, wofür der Sacheinlegerin 8’946’501 neue Namenaktien der Gesellschaft im Nennwert von je CHF 1.16, d.h. im Nennwert von insgesamt CHF 10’377’941.16, ausgegeben werden;

10)        The participation interest with a nominal value of RUR 10,000, comprising 100% of the charter capital of “LLC “Nizhnevartovskoe predprijatie po remontu skvazhin-1””, a limited liability company organised and existing under the laws of the Russian Federation (main state registration No. (OGRN) 1028600966932) and having its registered address at 3PS Street, 5, 12th km. of Samotlorskaya road, Severny promyishlenniy uzel, Nizhnevartovsk city, Khanti-Mansiysky autonomous district-Yugra, Tyumen region, Russian Federation, with an entire charter capital being equal to 10,000 RUR (“LLC “NPRS-1”” or “LLC “Nizhnevartovskoe predprijatie po remontu skvazhin-1””), for a transfer price of CHF 54,124,523.60, wherefore 2,684,182 new registered shares of the Company with a nominal value of CHF 1.16 each, i.e. with a total nominal value of CHF 3,113,651.12, are issued to the contributor.

10)        Die Kapitalbeteiligung an der LLC “Nizhnevartovskoe predprijatie po remontu skvazhin-1” mit einem Nennwert von RUR 10’000, entsprechend 100% des Kapitals, eine Gesellschaft mit beschränkter Haftung nach dem Recht der Russischen Föderation (Eintragung Nr. 1028600966932), mit Geschäftsadresse in 3PS Strasse, 5, 12 km von Samotlorskaya Strasse, Severny promyishlenniy uzel, Nizhnevartovsk Stadt, Khanti-Mansiysky autonomer Distrikt — Yugra, Tyumen Region, Russische Föderation, 628611, mit einem Kapital im Wert von insgesamt RUR 10’000 (“LLC “NPRS-1”” or “LLC “Nizhnevartovskoe predprijatie po remontu skvazhin-1””) und zum Preis von insgesamt CHF 54’124’523.60, wofür der Sacheinlegerin 2’684’182 neue Namenaktien der Gesellschaft im Nennwert von je CHF 1.16, d.h. im Nennwert von insgesamt CHF 3’113’651.12, ausgegeben werden.

              As consideration for the contributed shares and participation interests with an aggregate total value of CHF 490,556,055.81 the contributor receives 24,328,006 fully paid-in new registered shares of the Company, with a nominal value of CHF 1.16 each and for an issue price of CHF 20.1642525 each, i.e. for an aggregate issue price of CHF 490,556,055.81. The surplus resulting from the difference between the issue price and the nominal value of the newly issued registered shares shall be credited as capital surplus (“Agio”) to the reserves of the Company.

              Als Gegenleistung für die eingebrachten Aktien und Kapitalbeteiligungen im Gesamtwert von CHF 490’556’055.81 erhält die Sacheinlegerin 24’328’006 voll liberierte neue Namenaktien der Gesellschaft im Nennwert von je CHF 1.16 und zum Ausgabebetrag von je CHF 20.1642525, d.h. zum Gesamtausgabebetrag von CHF 490’556’055.81. Die Differenz zwischen Ausgabepreis und Nennwert der neu auszugebenden Namenaktien wird als Agio den Reserven der Gesellschaft gutgeschrieben.

Article 38 Additional Contribution in Kind	Artikel 38 Zusätzliche Sacheinlage

              The Company acquires, in the context of the increase of the share capital by CHF 6,090,000, from currently CHF 873,708,098.92 to new CHF 879,798,098.92, on 16 September 2009, from Integrity Energy International, LLC, with seat in the State of Delaware, U.S.A., the contribution mentioned below, in consideration for the issuance of the amount of fully paid-in new registered shares of the Company as indicated below:

              Die Gesellschaft übernimmt bei der Erhöhung des Aktienkapitals von bisher CHF 873’708’098.92 um CHF 6’090’000 auf neu CHF 879’798’098.92 vom 16. September 2009 von Integrity Energy International, LLC, mit Sitz in Delaware (USA), die nachfolgende Beteiligung gegen Neuausgabe der genannten Anzahl voll liberierter Namenaktien der Gesellschaft:

Five hundred (500) shares of common stock, par value USD 0.01 per share, comprising 100% of the issued shares of stock of “Integrity Delaware	Fünfhundert (500) Stammaktien im Nennwert von je USD 0.01 und damit 100 % desausgegebenen Aktienkapitals der “Integrity

              Holdco, Inc.”, a corporation organized and existing under the laws of the State of Delaware, U.S.A. (company number 090847425) and having its registered address at 1209 Orange Street, Wilmington, Delaware, 19801, USA), for a transfer price of CHF 119,795,408.25 , wherefor 5,250,000 new registered shares of the Company with a nominal value of CHF 1.16 each, i.e. with a total nominal value of CHF 6,090,000, are issued to the contributor.

              Delaware Holdco, Inc.”, eine Gesellschaft nach dem Recht des Staates Delaware (USA), (Gesellschaftsnummer 090847425), mit Sitz in 1209 Orange Street, Wilmington, Delaware, 19801, USA, zum Preis von CHF 119’795’408.25, wofür der Sacheinlegerin 5’250’000 neue Namenaktien der Gesellschaft im Nennwert von je CHF 1.16, d.h. im Gesamtnennwert von CHF 6’090’000, ausgegeben werden.

              As consideration for the contributed shares with a total value of CHF 119,795,408.25, the contributor receives 5,250,000 fully paid-in new registered shares of the Company, with a nominal value of CHF 1.16 each and for an issue price of CHF 22.818173 each, i.e. for an aggregate issue price of CHF 119,795,408.25. The surplus resulting from the difference between the issue price and the nominal value of the newly issued registered shares shall be credited as capital surplus (“Agio”) to the reserves of the Company.

              Als Gegenleistung für die eingebrachten Aktien im Gesamtwert von CHF 119’795’408.25 erhält die Sacheinlegerin 5’250’000 voll liberierte neue Namenaktien der Gesellschaft im Nennwert von je CHF 1.16 und zum Ausgabebetrag von je CHF 22.818173, d.h. zum Gesamtausgabebetrag von CHF 119’795’408.25. Die Differenz zwischen Ausgabepreis und Nennwert der neu auszugebenden Namenaktien wird als Agio den Reserven der Gesellschaft gutgeschrieben.

Article 39 Additional Contribution in Kind	Artikel 39 Zusätzliche Sacheinlage

              The Company acquires, in the context of the increase of the share capital by CHF 5,398,267.64, from currently CHF 879,798,098.92 to new CHF 885,196,366.56, on 14 September 2011, from Jose Eduvigildo Carranza Beltran, an individual and resident of Mexico, Alfredo Jose Coppel Salcido, an individual and resident of Mexico, Jorge Manuel Esteban Ayala, an individual and resident of Mexico, Jesus Alberto Humaran Castellanos, an individual and resident of Mexico, and Bertha Alicia Penunuri de Testas, an individual and resident of Mexico, the contribution mentioned below, in consideration for the issuance of the amount of fully paid-in new registered shares of the Company as indicated below:

              Die Gesellschaft übernimmt bei der Erhöhung des Aktienkapitals von bisher CHF 879’798’098.92 um CHF 5’398’267.64 auf neu CHF 885’196’366.56 vom 14. September 2011 von Jose Eduvigildo Carranza Beltran, mexikanischer Staatsangehöriger wohnhaft in Mexiko, Alfredo Jose Coppel Salcido, mexikanischer Staatsangehöriger wohnhaft in Mexiko, Jorge Manuel Esteban Ayala, mexikanischer Staatsangehöriger wohnhaft in Mexiko, Jesus Alberto Humaran Castellanos, mexikanischer Staatsangehöriger wohnhaft in Mexiko, and Bertha Alicia Penunuri de Testas, mexikanische Staatsangehörigerin wohnhaft in Mexiko, die nachfolgende Beteiligung gegen Neuausgabe der genannten Anzahl voll liberierter Namenaktien der Gesellschaft:

              235 shares of Series “UNO” stock and 53,364 shares of Series “DOS” stock of the issued shares of stock of “Global Drilling Corporativo, S.A. de C.V.”, a corporation organized and existing under the laws of Mexico. (company number 400647-1) and having its registered address at Mexico City, Paseo de la Reforma

              235 Klasse „UNO” Stammaktien und 53’364 Klasse „DOS” Stammaktien des ausgegebenen Aktienkapitals der “Global Drilling Corporativo, S.A. de C.V.”, eine nach mexikanischem Recht organisierte und existierende Aktiengesellschaft,

              295, piso 11, Colonia Cuauhtémoc, Delegacion Cuauhtémoc, 06500, Mexico, Distrito Fedeal, for a transfer price of CHF 65,773,074.6356, wherefor 4,653,679 new registered shares of the Company with a nominal value of CHF 1.16 each, i.e. with a total nominal value of CHF 5,398,267.64, are issued to the contributors.

              (Gesellschaftsnummer 400647-1), mit Sitz in Mexico City, Paseo de la Reforma 295, piso 11, Colonia Cuauhtémoc, Delegacion Cuauhtémoc, 06500, Mexico, Distrito Fedeal, zum Preis von CHF 65’773’074.6356, wofür den Sacheinlegern 4’653’679 neue Namenaktien der Gesellschaft im Nennwert von je CHF 1.16, d.h. im Gesamtnennwert von CHF 5’398’267.64, ausgegeben werden.

              As consideration for the contributed shares with a total value of CHF 65,773,074.6356, the contributors receive 4,653,679 fully paid-in new registered shares of the Company, with a nominal value of CHF 1.16 each and for an issue price of CHF 14.133565 each, i.e. for an aggregate issue price of CHF 65,773,074.6356. The surplus resulting from the difference between the issue price and the nominal value of the newly issued registered shares shall be credited as capital surplus (“Agio”) to the reserves of the Company.

              Specifically, Jose Eduvigildo Carranza Beltran contributes 176 shares of Series “UNO” stock and 41,223 shares of Series “DOS” stock and receives 3,594,357 fully paid-in new registered shares of the Company, with a nominal value of CHF 1.16 each and for an issue price of CHF 14.133565 each; Alfredo Jose Coppel Salcido contributes 23 shares of Series “UNO” stock and 4,270 shares of Series “DOS” stock and receives 372,816 fully paid-in new registered shares of the Company, with a nominal value of CHF 1.16 each and for an issue price of CHF 14.133565 each, Jorge Manuel Esteban Ayala contributes 12 shares of Series “UNO” stock and 2,535 shares of Series “DOS” stock and receives 221,138 fully paid-in new registered shares of the Company, with a nominal value of CHF 1.16 each and for an issue price of CHF 14.133565 each, Jesus Alberto Humaran Castellanos contributes 12 shares of Series “UNO” stock and 2,668 shares of Series “DOS” stock and receives 232,684 fully paid-in new registered shares of the Company, with a nominal value of CHF 1.16 each and for an issue price of CHF 14.133565 each, and Bertha Alicia Penunuri de Testas contributes 12 shares of Series “UNO” stock and 2,668 shares of Series “DOS” stock and receives 232,684 fully paid-in new registered shares of the Company, with a nominal value of CHF 1.16 each and for an issue price of CHF 14.133565 each.

              Als Gegenleistung für die eingebrachten Aktien im Gesamtwert von CHF 65’773’074.6356 erhalten die Sacheinleger 4’653’679 voll liberierte neue Namenaktien der Gesellschaft im Nennwert von je CHF 1.16 und zum Ausgabebetrag von je CHF 14.133565, d.h. zum Gesamtausgabebetrag von CHF 65’773’074.6356. Die Differenz zwischen Ausgabepreis und Nennwert der neu auszugebenden Namenaktien wird als Agio den Reserven der Gesellschaft gutgeschrieben.

              Jose Eduvigildo Carranza Beltran bringt 176 Klasse „UNO” Stammaktien und 41’223 Klasse „DOS” Stammaktien ein und erhält 3’594’357 voll liberierte neue Namenaktien der Gesellschaft im Nennwert von je CHF 1.16 und zum Ausgabebetrag von je CHF 14.133565, Alfredo Jose Coppel Salcido bringt 23 Klasse „UNO” Stammaktien und 4’270 Klasse „DOS” Stammaktien ein und erhält 372’816 voll liberierte neue Namenaktien der Gesellschaft im Nennwert von je CHF 1.16 und zum Ausgabebetrag von je CHF 14.133565, Jorge Manuel Esteban Ayala bringt 12 Klasse „UNO” Stammaktien und 2’535 Klasse „DOS” Stammaktien ein und erhält 221’138 voll liberierte neue Namenaktien der Gesellschaft im Nennwert von je CHF 1.16 und zum Ausgabebetrag von je CHF 14.133565, Jesus Alberto Humaran Castellanos bringt 12 Klasse „UNO” Stammaktien und 2’668 Klasse „DOS” Stammaktien ein und erhält 232’684 voll liberierte neue Namenaktien der Gesellschaft im Nennwert von je CHF 1.16 und zum Ausgabebetrag von je CHF 14.133565, and Bertha Alicia Penunuri de Testas bringt 12 Klasse „UNO” Stammaktien und 2’668 Klasse „DOS” Stammaktien ein und erhält 232’684 voll liberierte neue Namenaktien der Gesellschaft im Nennwert von je CHF 1.16 und zum Ausgabebetrag von je CHF 14.133565.

Zürich, den 15. Februar 2012

Annex B

WEATHERFORD INTERNATIONAL LTD.

2010 OMNIBUS INCENTIVE PLAN

First Amendment to Weatherford International Ltd. 2010 Omnibus Incentive Plan

1.	This First Amendment (this “Amendment”) the Weatherford International Ltd. 2010 Omnibus Incentive Plan (the “Plan”) shall be effective on approval of this Amendment by the shareholders of the Company (as defined in the Plan).

2.	The first sentence of Section 4.2 of the Plan is amended as follows:

“The aggregate number of Shares with respect to which Awards may be granted under the Plan (including substitute Awards granted pursuant to Article XII) is ~~10,144,000~~ 28,144,000.”

3.	The Plan is not otherwise amended and remains in full force and effect.

B-i

2.35	Restricted Shares	B-4
2.36	Restricted Share Award	B-4
2.37	RSU	B-4
2.38	RSU Award	B-4
2.39	SAR	B-4
2.40	Section 409A	B-4
2.41	Share or Shares	B-5
2.42	Subsidiary or Subsidiaries or Subsidiary Corporation	B-5
2.43	Substantial Risk of Forfeiture	B-5
2.44	Ten Percent Shareholder	B-5
2.45	Termination of Employment	B-5
ARTICLE III Eligibility and Participation		B-5
3.1	Eligibility	B-5
3.2	Participation	B-5
ARTICLE IV General Provisions Relating to Awards		B-5
4.1	Authority to Grant Awards	B-5
4.2	Dedicated Shares; Maximum Awards	B-6
4.3	Non-Transferability	B-6
4.4	Requirements of Law	B-6
4.5	Changes in the Company’s Capital Structure; Change of Control	B-7
4.6	Election Under Section 83(b) of the Code	B-7
4.7	Forfeiture for Cause	B-7
4.8	Forfeiture Events	B-7
4.9	Award Agreements	B-8
4.10	Amendments of Award Agreements	B-8
4.11	Rights as Shareholder	B-8
4.12	Issuance of Shares	B-8
4.13	Restrictions on Shares Received	B-8
4.14	Compliance With Section 409A	B-8
ARTICLE V Options		B-9
5.1	Authority to Grant Options	B-9
5.2	Type of Options Available	B-9
5.3	Option Agreement	B-9
5.4	Option Price	B-9
5.5	Duration of Option	B-9
5.6	Amount Exercisable	B-9
5.7	Exercise of Option	B-9
5.8	Notification of Disqualifying Disposition	B-9
5.9	No Rights as Shareholder	B-10
5.10	$100,000 Limitation on ISOs	B-10

B-ii

ARTICLE VI Share Appreciation Rights		B-10
6.1	Authority to Grant SAR Awards	B-10
6.2	General Terms	B-10
6.3	SAR Agreement	B-10
6.4	Term of SAR	B-10
6.5	Exercise of SAR	B-10
6.6	Payment of SAR Amount	B-10
6.7	Termination of Employment	B-10
ARTICLE VII Restricted Share Awards		B-11
7.1	Restricted Share Awards	B-11
7.2	Restricted Share Award Agreement	B-11
7.3	Holder’s Rights as Shareholder	B-11
7.4	Minimum Vesting Period	B-11
ARTICLE VIII Restricted Share Unit Awards		B-12
8.1	Authority to Grant RSU Awards	B-12
8.2	RSU Award	B-12
8.3	RSU Award Agreement	B-12
8.4	Dividend Equivalents	B-12
8.5	Form of Payment Under RSU Award	B-12
8.6	Time of Payment Under RSU Award	B-12
8.7	No Rights as Shareholder	B-12
8.8	Minimum Vesting Period	B-12
ARTICLE IX Performance Share Awards and Performance Unit Awards		B-12
9.1	Authority to Grant Performance Share Awards and Performance Unit Awards	B-12
9.2	Section 162(m)	B-13
9.3	Award Agreement	B-14
9.4	Form of Payment Under Performance Unit Award	B-14
9.5	Time of Payment Under Performance Unit Award	B-14
9.6	Holder’s Rights as Shareholder With Respect to Performance Awards	B-14
9.7	Minimum Performance Period	B-14
ARTICLE X Other Share-Based Awards		B-15
10.1	Authority to Grant Other Share-Based Awards	B-15
10.2	Value of Other Share-Based Award	B-15
10.3	Payment of Other Share-Based Award	B-15
10.4	Termination of Employment	B-15
10.5	Minimum Vesting Period	B-15
ARTICLE XI Cash-Based Awards		B-16
11.1	Authority to Grant Cash-Based Awards	B-16
11.2	Value of Cash-Based Award	B-16
11.3	Payment of Cash-Based Award	B-16
11.4	Termination of Employment	B-16

B-iii

ARTICLE XII Substitution Awards		B-16
ARTICLE XIII Administration		B-16
13.1	Awards	B-16
13.2	Authority of the Committee	B-16
13.3	Decisions Binding	B-17
13.4	No Liability	B-17
ARTICLE XIV Amendment or Termination of Plan		B-17
14.1	Amendment, Modification, Suspension, and Termination	B-17
14.2	Awards Previously Granted	B-17
ARTICLE XV Miscellaneous		B-17
15.1	Unfunded Plan/No Establishment of a Trust Fund	B-17
15.2	No Employment Obligation	B-18
15.3	Tax Withholding	B-18
15.4	Gender and Number	B-18
15.5	Severability	B-18
15.6	Headings	B-19
15.7	Other Compensation Plans	B-19
15.8	Other Awards	B-19
15.9	Successors	B-19
15.10	Law Limitations/Governmental Approvals	B-19
15.11	Delivery of Title	B-19
15.12	Inability to Obtain Authority	B-19
15.13	Fractional Shares	B-19
15.14	Investment Representations	B-19
15.15	Persons Residing Outside of the United States	B-19
15.16	Arbitration of Disputes	B-20
15.17	Governing Law	B-20

B-iv

ARTICLE I

ESTABLISHMENT, PURPOSE AND DURATION

1.1    Establishment.  The Company hereby establishes an incentive compensation plan, to be known as the “Weatherford International Ltd. 2010 Omnibus Incentive Plan,” as set forth in this document. The Plan permits the grant of Options, SARs, Restricted Shares, RSUs, Performance Share Awards, Performance Unit Awards, Cash-Based Awards and Other Share-Based Awards. The Plan shall become effective on the date the Plan is approved by the shareholders of the Company (the “Effective Date”).

1.2    Purpose of the Plan.  The Plan is intended to advance the best interests of the Company, its Affiliates and its shareholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their Employment or affiliation with the Company or its Affiliates.

1.3    Duration of Plan.  The Plan shall continue indefinitely until it is terminated pursuant to Section 14.1. No ISOs may be granted under the Plan on or after the tenth anniversary of the Effective Date. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.

ARTICLE II

DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

2.1    “Affiliate” means any Entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Entity, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors (or other governing body) of the controlled Entity, or (ii) to direct or cause the direction of the management and policies of the controlled Entity, whether through the ownership of voting securities, by contract or otherwise.

2.2    “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Shares, RSUs, Performance Share Awards, Performance Unit Awards, Other Share-Based Awards and Cash-Based Awards, in each case subject to the terms and provisions of the Plan and any applicable Award Agreement, the consideration for which may be services rendered to the Company and/or its Affiliates.

2.3    “Award Agreement” means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

2.4    “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

2.5    “Board” means the board of directors of the Company.

2.6    “Cash-Based Award” means an Award granted pursuant to Article XI.

2.7    “Change of Control” means, unless otherwise set forth in an Award Agreement, the occurrence of any event set forth in any one of the following paragraphs:

(i)    any Person is or becomes the Beneficial Owner, directly or indirectly, of twenty percent (20%) or more of either (A) the then outstanding registered shares of the Company (the “Outstanding Company Registered Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), excluding any Person who becomes such a Beneficial Owner in connection with a transaction that complies with clauses (A), (B) and (C) of paragraph (iii) below;

(ii)    individuals, who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)    the consummation of an acquisition, reorganization, reincorporation, redomestication, merger, amalgamation, consolidation, plan or scheme of arrangement, exchange offer, business combination or similar transaction of the Company or any of its Subsidiaries or the sale, transfer or other disposition of all or substantially all of the Company’s Assets (any of which a “Corporate Transaction”), unless, following such Corporate Transaction or series of related Corporate Transactions, as the case may be, (A) all of the individuals and Entities who were the Beneficial Owners, respectively, of the Outstanding Company Registered Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction own or beneficially own, directly or indirectly, more than sixty-six and two-thirds percent (66-2/3%) of, respectively, the Outstanding Company Registered Shares and the combined voting power of the Outstanding Company Voting Securities entitled to vote generally in the election of directors (or other governing body), as the case may be, of the Entity resulting from such Corporate Transaction (including, without limitation, an Entity (including any new parent Entity) which as a result of such transaction owns the Company or all or substantially all of the Company’s Assets either directly or through one (1) or more Subsidiaries or Entities) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Registered Shares and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any Entity resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such Entity resulting from such Corporate Transaction) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the Entity resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such Entity except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least two-thirds (2/3) of the members of the board of directors (or other governing body) of the Entity resulting from such Corporate Transaction were members of the Incumbent Board at the time of the approval of such Corporate Transaction; or

(iv)    approval or adoption by the Board or the shareholders of the Company of a plan or proposal which could result directly or indirectly in the liquidation, transfer, sale or other disposal of all or substantially all of the Company’s Assets or the dissolution of the Company, excluding any transaction that complies with clauses (A), (B) and (C) of paragraph (iii) above; or

(v)    any other transaction which the Committee determines to be a Change of Control.

2.8    “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

2.9    “Committee” means the full Board or a committee of at least two persons, who are members of the Board and are appointed by the Board or the Compensation Committee of the Board, or, to the extent it chooses to operate as the Committee, the Compensation Committee of the Board. Each member of the Committee in respect of his or her participation in any decision with respect to an Award intended to satisfy the requirements of section 162(m) of the Code shall satisfy the requirements of “outside director” status within the meaning of section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. As to Awards, grants or other transactions that are authorized by the Committee and that are intended to be exempt under Rule 16b-3 under the Exchange Act, the requirements of Rule 16b-3(d)(1) under the Exchange Act with respect to committee action shall also be intended to be satisfied. For all purposes under the Plan, the Chief Executive Officer of the Company shall be deemed to be the “Committee” with respect to Awards granted by him pursuant to and to the extent authorized under Section 4.1.

2.10    “Company” means Weatherford International Ltd., a Swiss joint-stock corporation registered in Switzerland, Canton of Zug, or any successor or continuing Entity (by acquisition, reorganization, reincorporation, redomestication, merger, amalgamation, consolidation, plan or scheme of arrangement, exchange offer, business combination or similar transaction of the Company or the sale, transfer or other disposition of all or substantially all of the Company’s Assets), including its successor issuer for purposes of Rule 414 under the Securities Act of 1933, as amended.

2.11    “Company’s Assets” shall mean the assets (of any kind) owned by the Company, including, without limitation, the securities of the Company’s Subsidiaries and any of the assets owned by the Company’s Subsidiaries.

2.12    “Director” means a director of the Company who is not an Employee.

2.13    “Disability” means (a) as it relates to the exercise of an ISO after termination of Employment, a disability within the meaning of Section 22(e)(3) of the Code, and (b) for all other purposes, as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Holder that would entitle him to payment of disability income payments under the Company’s long-term disability insurance policy or plan for Employees as then in effect; or in the event that the Holder is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan for Employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

2.14    “Dividend Equivalent” means a payment equivalent in amount to dividends paid to the Company’s shareholders.

2.15    “Employee” means a person employed by the Company or any Affiliate.

2.16    “Employment” shall be deemed to refer to (i) a Holder’s employment if the Holder is an employee of the Company or any of its Affiliates, (ii) a Holder’s services as a consultant, if the Holder is consultant to the Company or any of its Affiliates and (iii) a Holder’s services as a Director, if the Holder is a Director.

2.17    “Entity” means any company, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity or organization.

2.18    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

2.19    “Fair Market Value” of the Shares as of any particular date means (1) if the Shares are traded on a stock exchange, the closing sale price of the Shares on that date as reported on the principal securities exchange on which the Shares are traded, or (2) if the Shares are traded in the over-the-counter market, the average between the high bid and low asked price on that date as reported in such over-the-counter market; provided that (a) if the Shares are not so traded, (b) if no closing price or bid and asked prices for the Shares were so reported on that date or (c) if, in the discretion of the Committee, another means of determining the fair market value of a Share at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value.

2.20    “Fiscal Year” means the Company’s fiscal year.

2.21    “Holder” means a person who has been granted an Award or any person who is entitled to receive Shares or cash under an Award.

2.22    “ISO” means an Option that is intended to be an “incentive stock option” that satisfies the requirements of section 422 of the Code.

2.23    “Minimum Statutory Tax Withholding Obligation” means, with respect to an Award, the amount the Company or an Affiliate is required to withhold for federal, state, cantonal, local or similar taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.

2.24    “NSO” means an Option that is intended to be a “nonqualified stock option” that does not satisfy the requirements of section 422 of the Code.

2.25    “Option” means an option to purchase Shares granted pursuant to Article V.

2.26    “Option Price” shall have the meaning ascribed to that term in Section 5.4.

2.27    “Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article X.

2.28    “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock or shares possessing 50 percent or more of the total combined voting power of all classes of stock or shares in one of the other corporations in the chain.

2.29    “Performance Goals” means the performance goal or goals described in Section 9.2 applicable to an Award.

2.30    “Performance Share Award” means an Award designated as a performance share award granted to a Holder pursuant to Article IX.

2.31    “Performance Unit Award” means an Award designated as a performance unit award granted to a Holder pursuant to Article IX.

2.32    “Period of Restriction” means the period during which Restricted Shares are subject to a substantial risk of forfeiture (or absolute right of the Company to repurchase), whether based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion.

2.33    “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering by the Company of such securities, or (iv) an Entity owned, directly or indirectly, by the shareholders of the Company in the same proportions as their ownership of registered shares of the Company.

2.34    “Plan” means the Weatherford International Ltd. 2010 Omnibus Incentive Plan, as set forth in this document as it may be amended from time to time.

2.35    “Restricted Shares” means restricted Shares issued or granted under the Plan pursuant to Article VII.

2.36    “Restricted Share Award” means an authorization by the Committee to issue or transfer Restricted Shares to a Holder.

2.37     “RSU” means a restricted share unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VIII.

2.38    “RSU Award” means an Award granted pursuant to Article VIII.

2.39    “SAR” means a share appreciation right granted under the Plan pursuant to Article VI.

2.40    “Section 409A” means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

2.41    “Share” or “Shares” means a registered share or shares, par value CHF1.16 per share, of the Company, or, in the event that the Shares are later changed into or exchanged for a different class of shares or securities of the Company or another Entity, that other share or security. Shares may be represented by a certificate or by book or electronic entry.

2.42    “Subsidiary” or “Subsidiaries” or “Subsidiary Corporation” means any Entity or Entities (other than the Company) in an unbroken chain of Entities beginning with the Company if, at the time of the action or transaction, each of the Entities other than the last Entity in an unbroken chain owns stock or shares possessing 50 percent or more of the total combined voting power of all classes of stock or shares in one of the other Entities in the chain; provided when the term “Subsidiary Corporation” is used, references to “corporation” or “corporations” shall be substituted for references to “Entity” and “Entities” each place such references appear in the preceding clause.

2.43    “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in section 409A of the Code and Department of Treasury guidance issued thereunder.

2.44    “Ten Percent Shareholder” means an individual who, at the time the Option is granted, owns more than ten percent of the total combined voting power of all classes of shares or series of shares of the Company or of any Parent Corporation or Subsidiary Corporation. An individual shall be considered as owning the shares owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; and shares owned, directly or indirectly, by or for an Entity or estate, shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

2.45    “Termination of Employment” means, in the case of an Award other than an ISO, the termination of the Award recipient’s Employment relationship with the Company and all Affiliates which, in the case of an Award subject to Section 409A, will be deemed to occur on the date of the Award recipient’s “separation from service” within the meaning of Section 409A. “Termination of Employment” means, in the case of an ISO, the termination of the Optionee’s Employment relationship with all of the Company, any Parent Corporation, any Subsidiary Corporation and any corporation or parent or subsidiary corporation (within the meaning of section 422(a)(2) of the Code) of any such corporation that issues or assumes an ISO in a transaction to which section 424(a) of the Code applies.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1    Eligibility.  Except as otherwise specified in this Section 3.1, the persons who are eligible to receive Awards under the Plan are Employees, Directors and other individual service providers of the Company (including consultants) or of any Affiliate. Awards other than Options, SARs, Performance Share Awards, or Performance Unit Awards may also be granted to a person who is expected to become an Employee within six months, to the extent permitted under applicable law or stock eligibility and regulations. In no event will an ISO be granted to any person other than an Employee.

3.2    Participation.  Subject to the terms and provisions of the Plan, the Committee may, from time to time, select the persons to whom Awards shall be granted and shall determine the nature and amount of each Award. Notwithstanding the preceding sentence, with respect to any executive officer who at the time of any grant hereunder is a “named executive officer” for purposes of Item 5.02 of Form 8-K, as provided in Instruction 4 thereto (in each case, as amended or supplemented from time to time), the Committee may only grant Options, SARs, Performance Share Awards, Performance Unit Awards and Cash-Based Awards.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

4.1    Authority to Grant Awards.  The Committee may grant Awards to those eligible persons as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of Shares or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion. The Committee may from time to time authorize the Chief Executive Officer of the Company to grant Awards to eligible persons who are not officers or Directors of the Company subject to the provisions of Section 16 of the Exchange Act and as inducements to hire prospective Employees who will not be officers or directors of the Company subject to the provisions of Section 16 of the Exchange Act, including other applicable law.

4.2    Dedicated Shares; Maximum Awards.  The aggregate number of Shares with respect to which Awards may be granted under the Plan (including any substitute Awards granted pursuant to Article XII) is 10,144,000. The maximum number of Shares with respect to which Options or SARs may be granted to an Employee during a Fiscal Year is two million. Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. If Shares are not issued or are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such Shares will not be added back to the aggregate number of Shares with respect to which Awards may be granted under the Plan but will count against the aggregate number of Shares with respect to which Awards may be granted under the Plan. If Shares are tendered in payment of an Option Price of an Option, such Shares will not be added back to the aggregate number of Shares with respect to which Awards may be granted under the Plan. To the extent that any outstanding Award is forfeited or cancelled for any reason without the payment of consideration, the Shares allocable to such portion of the Award may again be subject to an Award granted under the Plan. When a SAR is settled or could be settled in Shares, the number of Shares subject to the SAR under the SAR Award Agreement will be counted against the aggregate number of Shares with respect to which Awards may be granted under the Plan as one Share for every Share subject to the SAR, regardless of the number of Shares (if any) used to settle the SAR upon exercise.

4.3    Non-Transferability. Except as specified in the applicable Award Agreements or in domestic relations court orders or as otherwise determined by the Committee, an Award shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder’s lifetime, only by him or her. Any attempted assignment of an Award in violation of this Section 4.3 shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award. No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to an Employee under the Plan shall be exercisable during his or her lifetime only by the Employee, and after that time, by the Employee’s heirs or estate.

4.4    Requirements of Law. The Company shall not be required to sell or issue any Shares under any Award if issuing those Shares would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority or applicable stock exchange. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any Shares unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the Shares except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Shares covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Shares issuable upon exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the Shares any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the Shares be represented by book or electronic entry, rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of Shares pursuant thereto, to comply with any law or regulation of any governmental authority.

4.5    Changes in the Company’s Capital Structure; Change of Control.

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)    Generally.  In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reverse split, recapitalization, reorganization, reincorporation, redomestication, merger, amalgamation, consolidation, plan or scheme of arrangement, exchange offer, business combination or similar transaction of the Company, or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares (including stock dividends) other than regular cash dividends, or any transaction similar to the foregoing, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable or appropriate in its sole discretion and without liability to any Person, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Options or SARs may be granted during a Fiscal Year to any Holder, (iii) the maximum amount of Awards described under Article IX that may be granted or paid during a Fiscal Year, (iv) the Option Price or exercise price of any SAR and/or (v) any other affected terms of such Awards.

(b)    Change of Control.  In the event of a Change of Control after the Effective Date, (i) if determined by the Committee in the applicable Award Agreement or otherwise (including in conjunction with such transaction), any outstanding Awards then held by Holders which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change of Control and (ii) the Committee may, but shall not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, (B) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and SARs, may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares as the number of Shares subject to such Options or SARs (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or SARs) over the aggregate exercise price of such Options or SARs, (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion (including by receipt of awards for shares or stock of any Entity resulting from or otherwise relating to the Change of Control), or (D) provide that for a period of at least 15 days prior to the Change of Control, such Options shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change of Control, such Options shall terminate and be of no further force and effect.

4.6    Election Under Section 83(b) of the Code.  Any Holder who makes an election under section 83(b) of the Code with respect to any Award shall be required to promptly notify the Chief Financial Officer or General Counsel of the Company of such election.

4.7    Forfeiture for Cause.  Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his Termination of Employment, (a) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his Employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate or (b) disclosed trade secrets of the Company or an Affiliate, then as of the date the Committee makes its finding, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company (including by way of an absolute right of the Company to purchase or obligate the transfer of any issued Shares or rights to subscribe therefore for such consideration, if any, as the Committee may determine in its sole discretion). The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.

4.8    Forfeiture Events.  The Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, termination of the Holder’s provision of services to the Company or its Affiliates, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

4.9    Award Agreements.  Each Award shall be embodied in a written agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. However, the date of grant of any Award for all purposes shall be the date such Award is approved by the Committee (or approved by the Chief Executive Officer for grants pursuant to the authorization permitted under Section 4.1) or such later date as is specified in the relevant approval, and not the date the Award Agreement is signed. The Award Agreement may specify the effect of a Change of Control on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

4.10    Amendments of Award Agreements.  The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. Except as specified in Section 4.5(a), the Committee may not directly or indirectly lower the exercise price of a previously granted Option or the grant price of a previously granted SAR.

4.11    Rights as Shareholder.  A Holder shall not have any rights as a shareholder with respect to Shares covered by an Option, a SAR, an RSU, a Performance Share Unit, or an Other Share-Based Award until the date, if any, such Shares are issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Shares.

4.12    Issuance of Shares.  Shares, when issued, may be represented by a certificate or by book or electronic entry.

4.13    Restrictions on Shares Received.  Subject to applicable law, the Committee may impose such conditions and/or restrictions on any Shares issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the Shares for a specified period of time.

4.14    Compliance With Section 409A.  Awards shall be designed and operated in such a manner that they are intended to be either exempt from the application of, or comply with, the requirements of Section 409A. The exercisability of an Option shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A. Notwithstanding other provisions of the Plan or any Award Agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would be expected to result in the imposition of an additional tax under Section 409A upon a Holder. In the event that it is reasonably determined by the Committee that, as a result of Section 409A, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Holder of such Award to be subject to taxation under Section 409A, the Company will make such payment on the first day that would not result in the Holder incurring any tax liability under Section 409A. The Company shall use commercially reasonable efforts to implement the provisions of this Section 4.14 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Holders with respect to this Section 4.14.

ARTICLE V

OPTIONS

5.1    Authority to Grant Options.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine.

5.2     Type of Options Available.  Options granted under the Plan may be NSOs or ISOs.

5.3    Option Agreement. Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) whether the Option is intended to be an ISO or an NSO, (b) the Option Price, (c) the duration of the Option, (d) the number of Shares to which the Option pertains, (e) the exercise restrictions applicable to the Option and (f) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. Notwithstanding the designation of an Option as an ISO in the applicable Option Agreement, to the extent the limitations of Section 5.10 of the Plan are exceeded with respect to the Option, the portion of the Option in excess of the limitation shall be treated as a NSO.

5.4     Option Price.  Except as otherwise specified in Section 4.5(a), the price at which Shares may be purchased under an Option (the “Option Price”) shall not be less than 100 percent (100%) of the Fair Market Value of the Shares on the date the Option is granted. However, in the case of a Ten Percent Shareholder, the Option Price for an ISO shall not be less than 110 percent (110%) of the Fair Market Value of the Shares on the date the ISO is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan.

5.5     Duration of Option.  An Option shall not be exercisable after the earlier of (i) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years) or (ii) the period of time specified in the applicable Award Agreement that follows the Holder’s Termination of Employment or severance of affiliation relationship with the Company. Unless the applicable Award Agreement specifies a shorter term, in the case of an ISO granted to a Ten Percent Shareholder, the Option shall expire on the fifth anniversary of the date the Option is granted.

5.6     Amount Exercisable.  Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.

5.7     Exercise of Option.

(a)    General Method of Exercise.  Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (1) that the Holder wishes to exercise such Option on the date such notice is so delivered, (2) the number of Shares with respect to which the Option is to be exercised and (3) the address to which any certificate representing such Shares should be mailed. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price by any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option, (b) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or (c) any other form of payment (including net-settlement in Shares) which is acceptable to the Committee.

(b)     Exercise Through Third-Party Broker.  The Committee may permit a Holder to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Option Price and any applicable tax withholding resulting from such exercise.

5.8     Notification of Disqualifying Disposition.  If any Optionee shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in section 421(b) of the Code

(relating to certain disqualifying dispositions), such Optionee shall notify the Company of such disposition within ten (10) days thereof.

5.9     No Rights as Shareholder.  An Optionee shall not have any rights as a shareholder with respect to Shares covered by an Option until the date such Shares are issued by the Company; and, except as otherwise provided in Section 4.5(a), no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such shares.

5.10     $100,000 Limitation on ISOs.  To the extent that the aggregate Fair Market Value of Shares with respect to which ISOs first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both Shares subject to ISOs under the Plan and Shares subject to ISOs under all other plans of the Company, such Options shall be treated as NSOs. For this purpose, the “Fair Market Value” of the Shares subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as shares acquired pursuant to the exercise of an ISO.

ARTICLE VI

SHARE APPRECIATION RIGHTS

6.1     Authority to Grant SAR Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

6.2     General Terms.  Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one Share on the date of exercise over (b) the grant price of the SAR, which shall not be less than one hundred percent (100%) of the Fair Market Value of one Share on the date of grant of the SAR.

6.3     SAR Agreement.  Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the grant price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate.

6.4     Term of SAR.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable on or after the tenth anniversary date of its grant.

6.5     Exercise of SAR.  A SAR may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

6.6     Payment of SAR Amount.  Upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a Share on the date of exercise over the grant price of the SAR by the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

6.7     Termination of Employment.  Each Award Agreement shall set forth the extent to which the Holder of a SAR shall have the right to exercise the SAR following the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee, may be included in the Award Agreement entered into with the Holder, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE VII

RESTRICTED SHARE AWARDS

7.1     Restricted Share Awards.  The Committee may make Awards of Restricted Shares to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to any Restricted Share Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Restricted Shares, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause any certificate for Shares issued pursuant to a Restricted Share Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.

7.2     Restricted Share Award Agreement.  Each Restricted Share Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions as the Committee may specify.

7.3     Holder’s Rights as Shareholder.  Subject to the terms and conditions of the Plan, each recipient of a Restricted Share Award shall have all the rights of a shareholder with respect to any issued Restricted Shares included in the Restricted Share Award during the Period of Restriction established for the Restricted Share Award. Unless otherwise provided in an Award Agreement, dividends paid with respect to Restricted Shares in cash or property other than Shares or rights to acquire Shares or bonus issues shall be paid to the recipient of the Restricted Share Award currently. Dividends paid in Shares or rights to acquire Shares shall be added to and become a part of the Restricted Shares. During the Period of Restriction, certificates representing the Restricted Shares shall be registered in the Holder’s name and bear a restrictive legend to the effect that ownership of such Restricted Shares, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer of the Company as may be designated by the Committee, together with all share transfer forms or other instruments of assignment, each endorsed in blank, which will permit transfer to or purchase by the Company of all or any portion of the Restricted Shares which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

7.4     Minimum Vesting Period.  Any Restricted Share Award granted under the Plan shall have a minimum vesting period (which may vest in ratable increments or other increments not greater than what would be available if made in ratable increments) of not less than three years, except that no minimum vesting period shall apply to any Restricted Share Award made in lieu of salary, cash bonuses or a Director’s annual compensation. The Committee shall not exercise discretion to accelerate vesting of a Restricted Share Award, except in the case of a Holder’s death, Disability, retirement, or as otherwise permitted under Section 4.5. The limitations described in this Section 7.4 shall not apply to a Restricted Share Award, or to the Committee’s exercise of discretion to accelerate vesting of a Restricted Share Award, provided (i) the Award is granted by the Committee (consisting entirely of “independent directors” within the meaning of the New York Stock Exchange’s listed company rules), and (ii) (a) the Shares issuable pursuant to Awards that do not comply with the requirements described in the first sentence of this Section 7.4, or the minimum vesting requirements of Sections 8.8, 9.7 and 10.5, as applicable, and (b) the Shares issued or issuable pursuant to Restricted Share Awards, RSU Awards, Performance Share Awards, Performance Unit Awards, and Other Share-Based Awards with respect to which accelerated vesting at the Board’s discretion has actually occurred other than as a result of the Holder’s death, Disability, retirement or as otherwise permitted under Section 4.5, collectively, do not exceed five percent (5%) of the Shares authorized for grant under the Plan.

ARTICLE VIII

RESTRICTED SHARE UNIT AWARDS

8.1     Authority to Grant RSU Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account that reflects the number of RSUs credited under the Plan for the benefit of a Holder.

8.2     RSU Award.  An RSU Award shall be similar in nature to a Restricted Share Award except that no Shares are actually issued or transferred to the Holder until a later date specified in the applicable Award Agreement. Each RSU shall have a value equal to the Fair Market Value of a Share.

8.3     RSU Award Agreement.  Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

8.4     Dividend Equivalents.  An Award Agreement for an RSU Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.

8.5     Form of Payment Under RSU Award.  Payment under an RSU Award shall be made in either cash or Shares, or any combination thereof, as specified in the applicable Award Agreement.

8.6     Time of Payment Under RSU Award.  A Holder’s payment under an RSU Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the RSU Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.

8.7     No Rights as Shareholder.  Each recipient of a RSU Award shall have no rights of a shareholder with respect to any Shares underlying such RSUs until such date as the underlying Shares are issued.

8.8     Minimum Vesting Period.  Any RSU Award granted under the Plan shall have a minimum vesting period (which may vest in ratable increments or other increments not greater than what would be available if made in ratable increments) of not less than three years, except that no minimum vesting period shall apply to any Restricted Share Award made in lieu of salary, cash bonuses or a Director’s annual compensation. The Committee shall not exercise discretion to accelerate vesting of an RSU Award, except in the case of a Holder’s death, Disability, retirement, or as otherwise permitted under Section 4.5. The limitations described in this Section 8.8 shall not apply to an RSU Award, or to the Committee’s exercise of discretion to accelerate vesting of an RSU Award, provided (i) the Award is granted by the Committee (consisting entirely of “independent directors” within the meaning of the New York Stock Exchange’s listed company rules), and (ii) (a) the Shares issuable pursuant to Awards that do not comply with the requirements described in the first sentence of this Section 8.8, or the minimum vesting requirements of Sections 7.4, 9.7 and 10.5, as applicable, and (b) the Shares issued or issuable pursuant to Restricted Share Awards, RSU Awards, Performance Share Awards, Performance Unit Awards, and Other Share-Based Awards with respect to which accelerated vesting at the Board’s discretion has actually occurred other than as a result of the Holder’s death, Disability, retirement or as otherwise permitted under Section 4.5, collectively, do not exceed five percent (5%) of the Shares authorized for grant under the Plan.

ARTICLE IX

PERFORMANCE SHARE AWARDS AND PERFORMANCE UNIT AWARDS

9.1     Authority to Grant Performance Share Awards and Performance Unit Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Share Awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Share Award or Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Performance Share or Performance Unit Awards, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause any certificate for Shares issued pursuant to a Performance Share or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.

9.2     Section 162(m).  The Committee may, in its sole discretion, grant Performance Share Awards and Performance Unit Awards that are either intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code, or are not intended to so qualify. To the extent that a Performance Share Award or Performance Unit Award is intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code, such Award and the corresponding Performance Goals shall meet the requirements set forth in clause (a) through (e) below. To the extent that a Performance Share Award or Performance Unit Award is not intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code, such Award and the corresponding Performance Goals shall meet the requirements set forth in clauses (a) and (d) below, except that the Performance Goals may be based on other quantifiable business criteria and except as otherwise provided in an Award Agreement.

(a)     Performance Goals.  A Performance Goal must be objective such that a third party having knowledge of the relevant facts could, at the end of the measurement period, determine whether the goal has been met in fact. Such a Performance Goal may be based on one or more business criteria that apply to the Holder and may include business criteria for one or more business units of the Company, the Company, or the Company and one or more of its Affiliates. The Performance Goal will be established by the Committee in its sole discretion based on measurements using one or more of the following business criteria: revenue, cost of sales, direct costs, gross margin, selling and general expense, operating income, EBITDA (earnings before interest, taxes, depreciation and amortization), depreciation, amortization, interest expense, EBT (earnings before taxes), net income, net income from continuing operations, earnings per share, cash, accounts receivable, inventory, total current assets, fixed assets (gross or net), goodwill, intangibles, total long-term assets, accounts payable, total current liabilities, debt, net debt (debt less cash), long-term liabilities, shareholders equity, total shareholder return, operating working capital (accounts receivable plus inventory less accounts payable), working capital (total current assets less total current liabilities), operating cash flow, total cash flow, capital expenditures, share price, market share, shares outstanding, market capitalization, or number of employees. The Performance Goal established by the Committee may also be based on a return or rates of return using any of the foregoing criteria and including a return or rates of return based on revenue, earnings, capital, invested capital, cash, cash flow, assets, net assets, equity or a combination or ratio therefrom. The criteria selected by the Committee may be used to calculate a ratio or may be used as a cumulative or an absolute measure or as a measure of comparative performance relative to a peer group of companies, an index, budget, prior period, or combination thereof, or other standard selected by the Committee. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The criteria selected by the Committee shall be calculated in accordance with (i) amounts reflected in the Company’s financial statements or (ii) U.S. generally accepted accounting principles or (iii) any other methodology established by the Committee prior to the “Performance Goal Establishment Date” (as defined below). Performance Goals may be determined by including or excluding, in the Committee’s discretion (as determined prior to the Performance Goal Establishment Date), items that are determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of a segment of a business, or related to a change in accounting principal, in each case, based on applicable accounting rules, or consistent with Company accounting policies and practices in effect on the date the Performance Goal is established. In interpreting Plan provisions applicable to Performance Goals and Performance Share or Performance Unit Awards that are intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code, it is intended that the Plan will conform with the standards of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(2), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Share or Performance Unit Awards made pursuant to the Plan shall be determined by the Committee.

(b)    Time of Establishment of Performance Goals.  A Performance Goal for a particular Performance Share Award or Performance Unit Award must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain (such earlier date, the “Performance Goal Establishment Date”).

(c)    Maximum Annual Grants.  The maximum amount of Shares that may be granted as subject to a Performance Share Award or Performance Unit Award denominated in Shares shall be two million Shares per Fiscal Year for any Holder. The maximum amount payable to any Holder in respect of a Performance Unit Award that is not denominated in Shares with respect to any Fiscal Year in the performance period shall be $25 million.

(d)    Increases Prohibited.  None of the Committee or the Board may increase the amount of compensation payable under a Performance Share Award or Performance Unit Award.

(e)    Shareholder Approval.  No issuances of Shares or payments of cash will be made pursuant to this Article IX unless the shareholder approval requirements of Department of Treasury Regulation Section 1.162-27(e)(4) are satisfied.

9.3     Award Agreement.  Each Performance Share Award or Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

9.4    Form of Payment Under Performance Unit Award.  Payment under a Performance Unit Award shall be made in cash and/or Shares as specified in the Holder’s Award Agreement.

9.5    Time of Payment Under Performance Unit Award.  A Holder’s payment under a Performance Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the Performance Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.

9.6    Holder’s Rights as Shareholder With Respect to Performance Awards.  Unless otherwise set forth in an Award Agreement, each Holder of a Performance Share Award shall have all the rights of a shareholder with respect to the Shares issued to the Holder pursuant to the Award during any period in which such issued Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares. Each Holder of a Performance Unit Award shall have no rights of a shareholder with respect to any Shares underlying such Performance Unit Award until such date as the underlying Shares are issued.

9.7    Minimum Performance Period.  All Performance Share Awards and Performance Unit Awards granted under the Plan shall have a minimum performance period of not less than one year, except that no minimum performance period shall apply to any Performance Share Award or Performance Unit Award made in lieu of salary, cash bonuses or a Director’s annual compensation. The Committee shall not exercise discretion to accelerate vesting of a Performance Share Award or a Performance Unit Award, except in the case of a Holder’s death, Disability, or as otherwise permitted under Section 4.5, or with respect to Awards that are not intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code, except in the case of a Holder’s retirement. The limitations described in this Section 9.7 shall not apply to a Performance Share Award or to a Performance Unit Award, or to the Committee’s exercise of discretion to accelerate vesting of a Performance Share Award or a Performance Unit Award, provided (i) the Award is granted by the Committee (consisting entirely of “independent directors” within the meaning of the New York Stock Exchange’s listed company rules), and (ii) (a) the Shares issuable pursuant to Awards that do not comply with the requirements described in the first sentence of this Section 9.7, or the minimum vesting requirements of Sections 7.4, 8.8 and 10.5, as applicable, and (b) the Shares issued or issuable pursuant to Restricted Share Awards, RSU Awards, Performance Share Awards, Performance Unit Awards, and Other Share-Based Awards with respect to which accelerated vesting at the Board’s discretion has actually occurred other than as a result of the Holder’s death, Disability, retirement or as otherwise permitted under Section 4.5, collectively, do not exceed five percent (5%) of the Shares authorized for grant under the Plan.

ARTICLE X

OTHER SHARE-BASED AWARDS

10.1    Authority to Grant Other Share-Based Awards.  The Committee may grant to eligible persons other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including, subject to applicable law, the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the issue or transfer of Shares to Holders, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.2    Value of Other Share-Based Award.  Each Other Share-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee.

10.3    Payment of Other Share-Based Award.  Payment, if any, with respect to an Other Share-Based Award shall be made in accordance with the terms of the Award, in cash or Shares or any combination thereof as the Committee determines.

10.4    Termination of Employment.  Subject to Section 10.5, the Committee shall determine the extent to which a Holder’s rights with respect to Other Share-Based Awards shall be affected by the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Share-Based Awards issued pursuant to the Plan.

10.5    Minimum Vesting Period.  Other Share-Based Awards granted under the Plan shall have a minimum vesting period (which may vest in ratable increments or other increments not greater than what would be available if made in ratable increments) of not less than three years, except that no minimum vesting period shall apply to any Other Share-Based Award made in lieu of salary, cash bonuses or a Director’s annual compensation. The Committee shall not exercise discretion to accelerate vesting of an Other Share-Based Award, except in the case of a Holder’s death, Disability, retirement or as otherwise permitted under Section 4.5. The limitations described in this Section 10.5 shall not apply to an Other Share-Based Award, or to the Committee’s exercise of discretion to accelerate vesting of an Other Share-Based Award, provided (i) the Award is granted by the Committee (consisting entirely of “independent directors” within the meaning of the New York Stock Exchange’s listed company rules), and (ii) (a) the Shares issuable pursuant to Awards that do not comply with the requirements described in the first sentence of this Section 10.5, or the minimum vesting requirements of Sections 7.4, 8.8 and 9.7, as applicable, and (b) the Shares issued or issuable pursuant to Restricted Share Awards, RSU Awards, Performance Share Awards, Performance Unit Awards, and Other Share-Based Awards with respect to which accelerated vesting at the Board’s discretion has actually occurred other than as a result of the Holder’s death, Disability, retirement or as otherwise permitted under Section 4.5, collectively, do not exceed five percent (5%) of the Shares authorized for grant under the Plan.

ARTICLE XI

CASH-BASED AWARDS

11.1    Authority to Grant Cash-Based Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Awards of cash under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. To the extent that a Cash-Based Award is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, it shall meet the requirements generally applicable to Performance Share Awards and Performance Unit Awards that are intended to so qualify, as set forth in Section 9.2, including the limit on the maximum amount payable during a Fiscal Year to any Holder in respect of a Performance Unit Award that is not denominated in Shares, which limit shall apply to the Holder’s aggregate Cash-Based Awards and Performance Unit Awards that are not denominated in Shares.

11.2    Value of Cash-Based Award.  Each Cash-Based Award shall specify a payment amount or payment range (including manner of calculation or determination) as determined by the Committee.

11.3    Payment of Cash-Based Award.  Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award, in cash.

11.4    Termination of Employment.  The Committee shall determine the extent to which a Holder’s rights with respect to Cash-Based Awards shall be affected by the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Cash-Based Awards issued pursuant to the Plan.

ARTICLE XII

SUBSTITUTION AWARDS

Awards may be granted under the Plan from time to time in substitution for share options and other awards held by employees or other service providers of other Entities who are about to become Employees or other service providers of the Company or its Affiliates, or whose employer is about to become an Affiliate as the result of an acquisition, merger, amalgamation, consolidation, plan or scheme of arrangement, exchange offer, business combination or similar transaction of the Company or any of its Subsidiaries with another Entity, or the acquisition by the Company or a Subsidiary of substantially all the assets of another Entity, or the acquisition by the Company or a Subsidiary of at least fifty percent (50%) of the issued and outstanding stock, shares or securities of another Entity as the result of which such other Entity will become an Affiliate of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted.

ARTICLE XIII

ADMINISTRATION

13.1    Awards.  The Plan shall be administered by the Committee. The members of the Committee shall serve at the discretion of the Board. The Committee shall have full power and authority to administer the Plan and to take all actions that the Plan contemplates or are necessary, appropriate in connection with the administration of the Plan and with respect to Awards granted under the Plan. The Board, or a duly authorized committee thereof, shall administer the Plan with respect to the grant of Awards to Directors.

13.2    Authority of the Committee.  The Committee shall have full power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or advisable proper in the sole discretion of the Committee, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities: to determine the persons to whom and the time or times at which Awards will be made; determine the number and exercise price of Shares covered in each Award subject to the terms and provisions of the Plan; determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; accelerate the time at which any outstanding Award will vest; prescribe, amend and rescind rules and regulations relating to administration of the Plan; and make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and stock exchange rules and the terms and provisions of the Plan, the Committee may delegate its authority as identified in this Section 13.2. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

13.3    Decisions Binding.  All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, the Holders and the estates and beneficiaries of Holders.

13.4    No Liability.  Under no circumstances shall the Company, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, the Committee’s or the Board’s roles in connection with the Plan.

ARTICLE XIV

AMENDMENT OR TERMINATION OF PLAN

14.1    Amendment, Modification, Suspension, and Termination.  Subject to Section 14.2, the Board may, at any time and from time to time, alter, amend, restate, modify, suspend, or terminate the Plan in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.5, the Board shall not directly or indirectly lower the Option Price of a previously granted Option or the grant price of a previously granted SAR; no amendment or modification of the Plan shall be made without shareholder approval if shareholder approval is required by applicable law or stock exchange rules.

14.2    Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, no alteration, amendment, restatement, modification, suspension or termination of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

ARTICLE XV

MISCELLANEOUS

15.1    Unfunded Plan/No Establishment of a Trust Fund.  Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the United States Employee Retirement Income Security Act of 1974, as amended.

15.2    No Employment Obligation.  The granting of any Award shall not constitute an employment contract, express or implied, alter any “at will” employment relationship, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the Employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s Employment at any time or for any reason not prohibited by law.

15.3    Tax Withholding.  The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state, cantonal, local or similar tax law to be withheld with respect to an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of Shares issued to the Holder upon such Holder’s exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the Shares not issued shall not exceed the Company’s or the Affiliate’s Minimum Statutory Tax Withholding Obligation. The Committee may, in its discretion, permit a Holder to satisfy any Minimum Statutory Tax Withholding Obligation arising upon the vesting of an Award by issuing to the Holder a reduced number of Shares in the manner specified herein. If permitted by the Committee, at the time of vesting of shares under the Award, the Company shall (a) calculate the amount of the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation on the assumption that all such Shares vested under the Award are to be issued, (b) reduce the number of such Shares actually issued so that the Fair Market Value of the Shares withheld from issuance on the vesting date approximates the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation and (c) in lieu of the Shares withheld from issuance, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation. The Company shall withhold from issuance only whole Shares to satisfy its Minimum Statutory Tax Withholding Obligation. Where the Fair Market Value of the Shares withheld from issuance does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold from issuance Shares with a Fair Market Value slightly less than the amount of the Minimum Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 15.3. The Shares withheld from issuance by the Company shall be authorized but unissued Shares and the Holder’s right, title and interest in the rights to subscribe for such Shares shall terminate. The Company shall have no obligation upon grant, vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that grant, vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

15.4    Gender and Number.  If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

15.5    Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.6    Headings.  Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

15.7    Other Compensation Plans.  The adoption of the Plan shall not affect any outstanding options, restricted shares or restricted share units, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees or Directors.

15.8    Other Awards.  The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

15.9    Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company or continuing company, whether the existence of such successor is the result of a direct or indirect acquisition, reorganization, reincorporation, redomestication, merger, amalgamation, consolidation, plan or scheme of arrangement, exchange offer, business combination or similar transaction of the Company or the sale, transfer or other disposition of all or substantially all of the Company’s Assets.

15.10    Law Limitations/Governmental Approvals.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required.

15.11    Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

15.12    Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder (or amounts due or owing hereunder), shall relieve the Company of any liability in respect of the failure to issue or sell such Shares (or pay amounts due or owing with respect hereto) as to which such requisite authority shall not have been obtained.

15.13    Fractional Shares.  No fractional Shares shall be issued or acquired pursuant to the Plan or any Award. If the application of any provision of the Plan or any Award Agreement would yield a fractional Share, such fractional Share shall be rounded down to the next whole Share.

15.14    Investment Representations.  The Committee may require any person receiving Awards or Shares pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Shares or such other representatives or warranties as the Committee deems appropriate to ensure compliance with applicable securities laws.

15.15    Persons Residing Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to determine which Affiliates shall be covered by the Plan; determine which persons employed outside the United States are eligible to participate in the Plan; amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable — any subplans and modifications to Plan terms and procedures established under this Section 15.15 by the Committee shall be attached to the Plan document as Appendices; and take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

15.16    Arbitration of Disputes.  Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

15.17    Governing Law.  The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas.

WEATHERFORD INTERNATIONAL LTD.

NOTICE OF 2012 ANNUAL GENERAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT

May 23, 2012

9:00 A.M. (Swiss time)

The Dolder Grand Hotel

Kurhausstrasse 65

Zurich, Switzerland

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

WEATHERFORD INTERNATIONAL LTD.

May 23, 2012

Important Notice Regarding the Availability of Proxy Materials

for the Annual General Meeting to be held on May 23, 2012:

Our Proxy Statement for the 2012 Annual General Meeting and our Annual Report

for the year ended December 31, 2011 are available at:

http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16119

Please sign, date and return

your proxy card by mail in

the envelope provided

arriving no later than

May 21, 2012.

i Please detach along perforated line and mail in the enclosed envelope. i

■

PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE ARRIVING NO LATER THAN MAY 21, 2012. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Approval of the 2011 Annual Report, the Consolidated Financial Statements of Weatherford International Ltd. for the year ended December 31, 2011 and the Statutory Financial Statements of Weatherford International Ltd. for the year ended December 31, 2011.	FOR ☐	AGAINST ☐	ABSTAIN ☐	Robert K. Moses, Jr.	FOR ☐	AGAINST ☐	ABSTAIN ☐
					Guillermo Ortiz	☐	☐	☐
					Emyr Jones Parry	☐	☐	☐
					Robert A. Rayne	☐	☐	☐
2. 3.

Discharge of the Board of Directors and executive officers from liability for actions or omissions during the year ended December 31, 2011.

Election of the following Nominees as Directors, as set forth in the Proxy Statement:

NOMINEES:

Bernard J. Duroc-Danner

Samuel W. Bodman, III

Nicholas F. Brady

David J. Butters

William E. Macaulay

		☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐

4.  Ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for year ending December 31, 2012 and the re-election of Ernst & Young Ltd, Zurich as statutory auditor for year ending December 31, 2012.

						☐	☐	☐

5.  Approval of an amendment to the Articles of Association to extend the Board’s authorization to issue shares from authorized share capital to May 23, 2014 and to increase issuable authorized capital to an amount equal to 50% of current stated capital.

						☐	☐	☐
					6. Approval of an amendment to the Weatherford International Ltd. 2010 Omnibus Incentive Plan to increase the number of shares issuable under the plan to 28,144,000 shares.	☐	☐	☐
					7. Approval of an advisory resolution regarding executive compensation.	☐	☐	☐

8.  To consider and vote upon any other matter which may properly come before the meeting or any adjournment(s) or postponement(s) thereof in accordance with the proposals of the Board of Directors.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR LISTED UNDER PROPOSAL 3 WITH RESPECT TO WHOM NO DIRECTION IS MADE AND “FOR” ALL OTHER PROPOSALS.

If you wish to vote “FOR” all of the nominees for director and “FOR” all other Proposals, you need only sign, date and return your card without marking your vote.

Receipt of the Proxy Statement for the 2012 Annual General Meeting, and the Annual Report of Weatherford for the year ended December 31, 2011, is hereby acknowledged.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder		Date:	Signature of Shareholder	Date:
■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.			■

1	¢

WEATHERFORD INTERNATIONAL LTD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned shareholder of Weatherford International Ltd. (“Weatherford”) hereby appoints the person designated hereafter as proxy for the undersigned to vote the number of registered shares of Weatherford that the undersigned would be entitled to vote if personally present at the Annual General Meeting of Shareholders of Weatherford to be held on May 23, 2012, at 9:00 a.m., Swiss time, at the Dolder Grand Hotel, Kurhausstrasse 65, 8032 Zurich, Switzerland, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement for the 2012 Annual General Meeting:

(PLEASE MARK YOUR CHOICE IN BLUE OR BLACK INK AS SHOWN HERE ☒)

☐	Joseph C. Henry or, failing him, Bernard J. Duroc-Danner, each with full power of substitution.

☐	The independent proxy Daniel Grunder, MSJG Rechtsanwälte & Notare, Vorstadt 32, 6304 Zug, Switzerland, with full power of substitution.

To issue instructions, please see overleaf.

IF YOU RETURN THIS PROXY DULY SIGNED WITHOUT TICKING ANY OF THE ABOVE BOXES, JOSEPH C. HENRY OR, FAILING HIM, BERNARD J. DUROC-DANNER, WILL BE APPOINTED AS YOUR PROXY, EACH WITH FULL POWER OF SUBSTITUTION.

(Continued and to be signed on the reverse side.)

¢	14475	¢